Exhibit 10.1.48
EXECUTION COPY

CREDIT AGREEMENT
dated as of
October 8, 2010
among
MIRANT MARSH LANDING, LLC,
The LENDERS Party Hereto,
THE ROYAL BANK OF SCOTLAND PLC,
as Administrative Agent,
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent and Depositary Bank

$649,940,000

RBS SECURITIES INC., RBC CAPITAL MARKETS, and WESTLB AG, NEW YORK BRANCH,
as Joint Bookrunners
RBS SECURITIES INC., RBC CAPITAL MARKETS, WESTLB AG, NEW YORK BRANCH, UNION
BANK, N.A., ING CAPITAL LLC, COBANK, ACB, CREDIT AGRICOLE CORPORATE AND
INVESTMENT, and DEXIA CREDIT LOCAL, NEW YORK BRANCH,
as Joint Lead Arrangers
WESTLB AG, NEW YORK BRANCH, UNION BANK, N.A., and ING CAPITAL LLC,
as Documentation Agents
RBC CAPITAL MARKETS,
as Syndication Agent

- i -

- ii -

- iii -

APPENDIX A	-	Insurance

EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B	-	Form of Note
EXHIBIT C-1	-	Form of Borrowing Request

- iv -

EXHIBIT C-2	-	Form of Notice of Issuance
EXHIBIT D	-	Form of Officer’s Certificate
EXHIBIT E-1	-	Form of Legal Opinion (New York Counsel to the Loan Parties and the Parent)
EXHIBIT E-2	-	Form of Legal Opinion (Delaware Counsel to the Loan Parties and the Parent)
EXHIBIT E-3	-	Form of Legal Opinion (California Counsel to the Loan Parties and the Parent)
EXHIBIT E-4	-	Form of Mirant In-House Counsel Opinion
EXHIBIT F	-	Form of Construction Report
EXHIBIT G	-	[Reserved]
EXHIBIT H	-	Form of Operating Report
EXHIBIT I	-	Form of Construction Drawdown Certificate
EXHIBIT J	-	Form of Drawdown Certificate of Independent Engineer
EXHIBIT K	-	Form of Physical Facilities Certificate
EXHIBIT L	-	Form of Performance Certificate
EXHIBIT M	-	Form of Legal Matters Certificate
EXHIBIT N	-	[Reserved]
EXHIBIT O	-	Form of Consent to Assignment
EXHIBIT P	-	Terms of Subordination

SCHEDULE I	-	Commitments
SCHEDULE 2.08	-	Term Loan Amortization Schedule
SCHEDULE 3.05	-	Governmental Approvals
SCHEDULE 3.07	-	Litigation
SCHEDULE 3.09	-	Environmental Matters
SCHEDULE 3.13	-	Information

- v -

          CREDIT AGREEMENT (this “Agreement”), dated as of October 8, 2010, among MIRANT MARSH LANDING, LLC (the “Borrower”), a limited liability company organized under the laws of Delaware, the LENDERS party hereto, THE ROYAL BANK OF SCOTLAND PLC, as the Administrative Agent and DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Collateral Agent and Depositary Bank.
          The Borrower wishes to finance the development and construction of an approximately 760 MW natural gas-fired turbine generator facility to be located near Antioch, California, and in connection therewith has requested that the Lenders (as hereinafter defined) extend credit to the Borrower in an aggregate principal or face amount (as applicable) not exceeding $649,940,000 at any one time outstanding. The Lenders are prepared to extend the credit referred to in the preceding sentence upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
          “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
          “Acceptable Bank” means (a) each Lead Arranger and (b) any United States commercial bank(s) or financial institution(s) or a United States branch or subsidiary of a foreign commercial bank(s) or financial institution(s) having, or guaranteed or confirmed by an entity having, a long-term unsecured senior debt rating of at least two of the following: A2 or better by Moody’s, A or better by S&P or A or better by Fitch.
          “Acceptable Letter of Credit” means an irrevocable letter of credit issued by an Acceptable Bank in favor of the Collateral Agent (for the benefit of the Secured Parties) that has a stated maturity date that is not earlier than 12 months after the date of issuance of such letter of credit, and which letter of credit and all related documentation are satisfactory to the Administrative Agent, acting reasonably. Any such letter of credit must be drawable if, (i) it is not renewed or replaced, at least 15 days prior to its stated maturity date or (ii) a Negative Credit Event occurs with respect to the issuer and a replacement letter of credit has not been obtained from an Acceptable Bank within 30 days after the downgrade giving rise to such Negative Credit Event. For the avoidance of doubt and without limiting the provisions of Sections 6.03 and 6.04, the Borrower acknowledges and agrees that, except in the case of a letter of credit provided in connection with a Replacement Letter of Credit Facility, it shall not be the account party in respect of any such letter of credit, and that except in the case of any Letter of Credit or any letter of credit issued under any Replacement Letter of Credit Facility, any such letter of credit shall not otherwise constitute Indebtedness of the Borrower or be secured by a Lien on any of the property of the Borrower.

          “Accounts” means, collectively, the Construction Account, the Revenue Account, the Operating Account, the Debt Service Reserve Account, the Interest Payment Account, the Principal Payment Account, the Insurance/Condemnation Proceeds Account, the Distribution Account, the Prepayment Account, the Major Maintenance Account and any sub-account of any of the foregoing or any other account opened by the Depositary Bank pursuant to the Collateral Agency Agreement.
          “Additional Equity Contributions” means Permitted Subordinated Debt held by an Affiliate of the Borrower and contributions to equity (in cash or in kind) of the Borrower made directly or indirectly by the Parent, other than pursuant to the Equity Contribution Agreement.
          “Additional Project Document” means any contract or agreement relating to the Project entered into by the Borrower subsequent to the Closing Date that Borrower reasonably expects to have obligations in excess of $5,000,000 in the aggregate with respect to any one contract.
          “Adjusted LIBO Rate” means, for any Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of one percent) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.
          “Administrative Agent” means The Royal Bank of Scotland plc, in its capacity as administrative agent for the Lenders hereunder, and any successor thereto pursuant to Article VIII.
          “Administrative Questionnaire” means a questionnaire, in a form supplied by the Administrative Agent, completed by a Lender.
          “Administrative Services Agreement” means the Administrative Services Agreement dated April 2, 2009, between the Borrower and Mirant Services, LLC.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, and when used with respect to the Borrower, shall also mean the Immediate Parent, the Parent and each Person that is an Affiliate of the Parent.
          “Agents” means, collectively, the Administrative Agent and the Collateral Agent.
          “Agreement” has the meaning ascribed to such term in the introductory paragraph hereto.
          “Alternate Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the sum of (i) the Federal Funds Effective Rate in effect for such day plus (ii) 0.50% and (c) one-month LIBO Rate.
          “Ancillary Documents” means, with respect to each Additional Project Document: (a) each security agreement or instrument, if any, necessary to grant to the Collateral
Credit Agreement

Agent a perfected Lien in such Additional Project Document with the priority contemplated by the Security Documents, (b) a Consent to Assignment from each Project Party under such Additional Project Document (other than the Borrower) and any other Person guaranteeing or otherwise supporting such Project Party’s obligations under such Additional Project Document, (c) a certificate of an Authorized Officer of the Borrower with respect to authorization of the Borrower to execute, deliver and perform such Additional Project Document, (d) a certificate of an Authorized Officer of the Borrower to the effect that all Governmental Approvals then necessary for the execution, delivery and performance by the Borrower of such Additional Project Document have been duly obtained, were validly issued and are in full force and effect and (e) any customary legal opinions reasonably requested by the Administrative Agent to be provided in accordance therewith.
          “Anti-Terrorism Laws” means any of the following (a) the Anti-Terrorism Order, (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the US Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the US Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the US Code of Federal Regulations), (e) the Patriot Act, (f) all other present and future legal requirements of any Governmental Authority addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, and (g) any regulations promulgated pursuant thereto or pursuant to any legal requirements of any Governmental Authority governing terrorist acts and acts of war.
          “Anti-Terrorism Order” means Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Title 12, Part 595 of the US Code of Federal Regulations).
          “Applicable Accounting Requirements” means generally accepted accounting principles, as in effect from time to time in the United States, or, at the election of the Borrower, the International Financial Reporting Standards promulgated from time to time by the International Accounting Standards Board.
          “Applicable Law” means any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree, Governmental Approval, or any published directive, guideline, decision, policy, requirement, or any other restriction by any Governmental Authority that has the force of law, as in effect from time to time, and in each case as amended.
          “Applicable Margin” means, with respect to any ABR Loan or Eurodollar Loan, the applicable rate per annum determined pursuant to the interest grid set forth below:

	Tranche A Term Loans and Letter of
Years after	Credit Loans		Tranche B Term Loans
Closing Date	Eurodollar	ABR	Eurodollar	ABR
1 — 3	2.50%	1.50%	2.75%	1.75%
4 — 6	2.75%	1.75%	3.00%	2.00%
7 — 9	3.00%	2.00%	3.25%	2.25%
10 — 12	n/a	n/a	3.50%	2.50%
13 — Tranche B Maturity Date	n/a	n/a	3.75%	2.75%
Credit Agreement

          “Applicable Percentage” means with respect to any Lender and in respect of any Class, the percentage of the total Commitments of such Class represented by such Lender’s Commitment of such Class. If any Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the applicable Commitments, giving effect to any assignments.
          “Approved Affiliate Contracts” has the meaning assigned to such term in Section 6.11.
          “Approved Fund” means, with respect to any Lender, any fund that invests in commercial loans and is managed by such Lender, an Affiliate of such Lender or an Affiliate of an entity that manages such Lender.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
          “Assignment of Proceeds” means that Assignment of Proceeds of Standby Letter of Credit and Request for Issuer’s Consent to be executed by the issuer of the Construction Contract Letter of Credit.
          “Authorized Officer” means, with respect to any Person, any executive officer or Financial Officer of such Person or any member or manager of such Person responsible for the administration of the obligations of such Person in respect of this Agreement and any other Transaction Document.
          “Base Case Projections” means the financial model forecasting the revenues and expenditures of the Project for time periods, and based upon assumptions and methodology, agreed upon by the Borrower and Lead Arrangers on or prior to the Closing Date.
          “Base Equity Contribution Amount” has the meaning assigned to such term in the Equity Contribution Agreement.
          “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrower” has the meaning ascribed to such term in the introductory paragraph hereto.
          “Borrower PSA” has the meaning given to such term in Section 4.01(n).
          “Borrowing” means (a) all ABR Loans of the same Class made, converted or continued on the same date or (b) all Eurodollar Loans of the same Class which have the same Interest Period.
Credit Agreement

          “Borrowing Request” means a request by the Borrower for a Borrowing of Term Loans in accordance with Section 2.01.
          “Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.
          “CAISO” means the California Independent System Operator Corporation, or any successor entity performing similar functions.
          “Capital Securities” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) representing the equity ownership of such Person.
          “Carbon Dioxide Cost” has the meaning given to such term under the PPA.
          “Carbon Dioxide Cost Bridge Indebtedness” means Indebtedness of the Borrower (a) the proceeds of which are used solely to pay for or otherwise to finance Carbon Dioxide Cost reimbursable by the Power Purchaser to the Borrower under the PPA pending reimbursement of such Carbon Dioxide Cost by the Power Purchaser, (b) that is payable to the Parent or any Subsidiary of the Parent, (c) that is mandatorily prepayable with the proceeds of any reimbursement of the Borrower by the Power Purchaser for such Carbon Dioxide Cost, (d) that, unless paid with the proceeds of reimbursement by the Power Purchaser, so long as the Permitted Bridge Prepayment Conditions have been satisfied, is subordinated to the Indebtedness of the Borrower under the Senior Debt on terms consistent with Exhibit P, and (e) the interest and fees in respect of which do not exceed the higher of (x) the weighted average of the interest and fees payable hereunder and (y) the weighted average of the interest and fees certified by the Borrower as being payable by the Parent under the Parent’s principal revolving credit facilities.
          “Cash Flow Available for Debt Service” means for any period, with reference to the Borrower’s financial statements, (a) income from continuing operations before income taxes (with adjustment to reflect the cash flows from the PPA, in the event that the Borrower accounts for the PPA on a levelized basis rather than on an accrual basis); plus (b) depreciation and amortization; plus (c) Interest Expense; plus (d) reimbursement under the Large Generator Interconnection Agreement (including interest) minus (e) Major Maintenance Contribution Amounts transferred to the Major Maintenance Account. “Cash Flow Available for Debt Service” shall not include the effect of (i) gains or losses on sales or disposition of assets; (ii) non-recurring items; (iii) non-cash expenses; (iv) non-cash gains or losses, including as a result of agreements being marked to market, but shall include cash payments and receipts from and in respect of settlement of such agreements; or (v) costs or expenses funded from the Major Maintenance Account.
Credit Agreement

          “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by the Lender’s or such Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
          “Change of Control” means that, any person or group (within the meaning of Rule 13(d) of the Exchange Act and the rules of the Securities and Exchange Commission thereunder) (a “Proposed Acquiror”), other than the Parent, any Affiliate of the Parent or any Person that acquires control of the Parent or all or substantially all the assets of the Parent, shall have directly or indirectly, other than by operation of the Security Documents, acquired (i) ownership of more than 50% on a fully diluted basis of the aggregate voting power represented by the issued and outstanding voting equity interests of the Borrower or (ii) control of the Borrower, unless, following the Conversion Date only, such Proposed Acquiror is a Qualified Owner.
          “Change Order” means any change order, variation or payment of any claim or similar provision arising pursuant to the Construction Contract which has the effect of increasing the price or extending the time for performance thereunder.
          “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Tranche A Term Loans, Tranche B Term Loans, DSR Letter of Credit Loans or PPA Letter of Credit Loans; when used in reference to any Commitment, refers to whether such Commitment is a Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, DSR Letter of Credit Commitment or PPA Letter of Credit Commitment; when used in reference to any Letter of Credit, refers to whether such Letter of Credit is a DSR Letter of Credit or PPA Letter of Credit; and when used in reference to any Letter of Credit Exposure, refers to whether such Letter of Credit Exposure is a DSR Letter of Credit Exposure or PPA Letter of Credit Exposure.
          “Closing Date” means the date, occurring no later than December 31, 2010, on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
          “Code” means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.
          “Collateral” means any and all Property encumbered by or intended to be encumbered by a lien granted under any Security Document and all rights, property and other assets added thereto by way of retention and otherwise.
          “Collateral Agency Agreement” means the Collateral Agency and Intercreditor Agreement dated as of October 8, 2010, among the Borrower, the Agents and the other Secured Parties from time to time party thereto.
Credit Agreement

          “Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent for the Secured Parties under the Security Documents, and any successor thereto pursuant to Article IX of the Collateral Agency Agreement.
          “Commitment” means a Term Loan Commitment, DSR Letter of Credit Commitment or PPA Letter of Credit Commitment (as the context requires).
          “Condemnation” means any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Governmental Authority relating to the Project unless such taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action or proceeding is diligently contested in good faith by the Borrower and during the period of such contest, the enforcement of any contested item is effectively stayed.
          “Condemnation Proceeds” has the meaning assigned to such term in the Collateral Agency Agreement.
          “Consents to Assignment” means each Consent to Assignment executed by a Project Party and the Borrower and required to be delivered on the Closing Date and each Consent to Assignment substantially in the form of Exhibit O entered into by the Borrower with a Project Party pursuant to Sections 5.15 and 6.10(d) and in connection with any Material Project Document entered into following the Closing Date.
          “Construction Account” has the meaning assigned to such term in the Collateral Agency Agreement.
          “Construction Budget” has the meaning assigned to such term in Section 4.01(l), as modified from time to time in accordance with the terms hereof.
          “Construction Contract” means the Lump Sum Turnkey Agreement for Engineering, Procurement and Construction, dated as of May 6, 2010, between the Borrower and the Contractor, together with all schedules, exhibits and other appendices thereto, as amended, modified and supplemented from time to time.
          “Construction Contract Letter of Credit” means that certain letter of credit provided by Contractor to Borrower pursuant to the Construction Contract.
          “Construction Drawdown Certificate” means a certificate substantially in the form of Exhibit I and appropriately completed and delivered by the Borrower.
          “Construction Report” means a report in substantially the form of Exhibit F.
          “Construction Schedule” has the meaning assigned to such term in Section 4.01(m), as modified from time to time in accordance with the terms hereof.
          “Contingent Equity Contribution” has the meaning assigned to such term in the Equity Contribution Agreement.
Credit Agreement

          “Contingent Equity LC” has the meaning given to such term in the Equity Contribution Agreement.
          “Contra Costa County” means Contra Costa County located in California.
          “Contractor” means Kiewit Power Constructors Co.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Conversion Date” has the meaning assigned to such term in Section 4.05.
          “Debt Service” means, for any period, the sum computed without duplication, of the following: (a) all scheduled amounts payable by the Borrower in respect of principal of Senior Debt during such period (other than any mandatory prepayment of such Senior Debt), plus (b) all amounts payable by the Borrower in respect of Interest Expense for such period.
          “Debt Service Coverage Ratio” or “DSCR” means, for any period, the ratio of (a) Cash Flow Available for Debt Service for such period to (b) Debt Service for such period.
          “Debt Service Reserve Account” has the meaning assigned to such term in the Collateral Agency Agreement.
          “Debt Service Reserve Required Amount” means, with respect to any Quarterly Date, the amount then-projected by the Borrower (such amount and supporting calculations to be provided, in writing, by the Borrower to the Administrative Agent at least five Business Days prior to such Quarterly Date) that is approximately equal to the amount of Debt Service scheduled to be due during the six-month period commencing on the day after such Quarterly Date; provided, however, that the Debt Service Reserve Required Amount shall not exceed $49,790,000 at any time, except as required to accommodate any Replacement Letter of Credit Facility.
          “Deed of Trust” means the Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing from the Borrower in favor of the trustee thereunder for the benefit of the Collateral Agent.
          “Default” means any Event of Default or any event or condition that, with the giving of notice, lapse of time or upon declaration or determination being made (or any combination thereof) would constitute an Event of Default.
          “Defaulting Lender” means any Lender with respect to which a Lender Default is in effect.
          “Delay Damages Bridge Indebtedness” means Indebtedness of the Borrower (a) the proceeds of which are used solely to pay Delay Damages (as defined in the PPA) under the PPA or to reimburse the Parent or any Subsidiary of the Parent for Indebtedness of such
Credit Agreement

Person the proceeds of which were used to pay Delay Damages, (b) that is payable to the Parent or any Subsidiary of the Parent, (c) that is mandatorily prepayable with the proceeds of any Substantial Completion Delay Liquidated Damages received by the Borrower under the Construction Contract, whether paid directly to the Borrower by the Contractor or through a letter of credit, a guaranty or other form of credit support provided by or on behalf of the Contractor, (d) that, unless paid with the proceeds of any Substantial Completion Delay Liquidated Damages, so long as the Permitted Bridge Prepayment Conditions have been satisfied, is subordinated to the Indebtedness of the Borrower under the Senior Debt on terms consistent with Exhibit P, and (e) the interest and fees in respect of which do not exceed the higher of (x) the weighted average of the interest and fees payable hereunder and (y) the weighted average of the interest and fees certified by the Borrower as being payable by the Parent under the Parent’s principal revolving credit facilities.
          “Deposit Accounts” means a “deposit account” as that term is defined in Section 9-102(a) of the UCC.
          “Depositary Bank” means Deutsche Bank Trust Company Americas, as depositary bank under the Collateral Agency Agreement, and any successor thereto pursuant to Article IX of the Collateral Agency Agreement.
          “Development” means development, acquisition, ownership, financing, leasing, occupation, construction, equipping, testing, alteration, reconstruction, repair, operation, maintenance and use of the Project.
          “Disbursement Date” has the meaning assigned to such term in Section 2.03(g).
          “Distribution Account” has the meaning assigned to such term in the Collateral Agency Agreement.
          “Dollars” or “$” refers to the lawful currency of the United States of America.
          “DSR Issuing Lender” means each of ING Capital LLC, and any other Lender designated as a DSR Issuing Lender pursuant to Section 2.03(k), in each case in its capacity as an issuer of DSR Letters of Credit hereunder, and its successors in such capacity, which in each case shall be an Acceptable Bank.
          “DSR Letter of Credit” means any letter of credit issued by any DSR Issuing Lender to the Collateral Agent, as beneficiary, pursuant to Section 2.03 and in a form reasonably satisfactory to the Administrative Agent.
          “DSR Letter of Credit Availability Period” means the period from and including the Letter of Credit Availability Date to but excluding the earlier of the Letter of Credit Expiry Date and the date of the termination of the DSR Letter of Credit Commitments pursuant to the terms of this Agreement.
          “DSR Letter of Credit Commitment” means, with respect to each DSR Letter of Credit Lender, the commitment, if any, of such Lender to acquire participations in a DSR Letter of Credit, expressed as an amount representing the maximum aggregate amount that such Lender
Credit Agreement

agrees to make available as its DSR Letter of Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each DSR Letter of Credit Lender’s DSR Letter of Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its DSR Letter of Credit Commitment, as applicable. The initial aggregate amount of all the DSR Letter of Credit Lenders’ DSR Letter of Credit Commitments is $49,790,000. Each DSR Letter of Credit Lender’s DSR Letter of Credit Commitment shall be deemed to be used for purposes of Section 2.10(a) at the time of each issuance or increase in the face amount of such DSR Letter of Credit pursuant to Section 2.03 by an amount equal to the increase in such Lender’s DSR Letter of Credit Exposure at such time.
          “DSR Letter of Credit Disbursement” means a payment made by any DSR Issuing Lender pursuant to a DSR Letter of Credit.
          “DSR Letter of Credit Exposure” means, with respect to any Lender at any time, its Applicable Percentage at such time of the sum of (a) the aggregate undrawn amount of any DSR Letter of Credit at such time plus (b) the aggregate amount of all DSR Letter of Credit Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.
          “DSR Letter of Credit Lender” means a Lender with a DSR Letter of Credit Commitment or, if the DSR Letter of Credit Commitments have terminated or expired, a Lender with any outstanding DSR Letter of Credit Loans or DSR Letter of Credit Exposure.
          “DSR Letter of Credit Loan” means a Loan made by the DSR Letter of Credit Lenders in respect of a DSR Letter of Credit Disbursement pursuant to Section 2.03(h).
          “Easement Agreement” means the Easement Agreement to be entered into between the Borrower and Mirant Delta, LLC.
          “Emergency Expenses” means any Operating and Maintenance Expenses in respect of the Project (other than Project Costs or expenditures paid out of Insurance Proceeds, Condemnation Proceeds or the proceeds of Permitted Bridge Indebtedness) that are required as a result of an event threatened or occurring at the location of the Project that poses imminent or actual risk of serious personal injury, physical damage or threat to the environment.
          “Environmental Claim” means, with respect to any Person, any notice, claim, administrative, regulatory, or judicial action, suit, judgment, demand, or other communication (whether written or oral) with respect to or arising in connection with the Project Assets, by any other Person alleging or asserting such Person’s liability under any Environmental Law, including for investigatory costs, costs of response, removal, remediation or cleanup, governmental response costs, attorneys’ fees, damages to the environment, natural resources, or other property of such Person, personal injuries, fines, third-party claims or penalties arising out of, based on or resulting from (a) the presence, use or release into the environment of any Hazardous Substances, whether or not owned by such Person or (b) any fact, circumstance, condition, or occurrence forming the basis of any violation, or alleged violation, of any Environmental Laws applicable to the Project.
Credit Agreement

          “Environmental Law” means any and all Applicable Laws applicable to the Project or the Borrower relating to pollution, human health, safety, natural resources, or the environment or the use or release into the environment of any materials, including the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), and the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), and the regulations promulgated pursuant to any of the foregoing and similar state and local statutes, all as may be amended from time to time.
          “Equity Contribution Agreement” means the Equity Contribution Agreement, dated as of October 8, 2010, among the Borrower, the Parent and the Collateral Agent.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
          “Event of Abandonment” means (a) a written public announcement by the Borrower of a decision to abandon or indefinitely defer the construction or completion or operation the Project for any reason or (b) the total suspension for more than 90 consecutive days or abandonment of the Development; provided that any suspension or delays in construction, completion or operation of the Project caused by a force majeure event shall not constitute an “Event of Abandonment” so long as the Borrower is diligently attempting to restart the construction, operation or completion of the Project, as the case may be.
          “Event of Damage” means any event of damage, destruction, or casualty (other than an Event of Taking) relating to all or any part of the Project or the other Project Assets.
          “Event of Default” has the meaning assigned to such term in Section 7.01.
          “Event of Taking” means the occurrence of any of the following events carried out by any Governmental Authority: (a) any Condemnation, nationalization, seizure, compulsory acquisition, or expropriation of all or any portion of (i) the Project Assets, (ii) the business operations of the Borrower, or (iii) the equity interests in the Borrower, (b) any intervention in, or assumption of custody or control of, all or any portion of (i) the Project Assets, (ii) the business operations of the Borrower, or (iii) the equity interests in the Borrower, (c) any action for the dissolution or disestablishment of the Borrower, or (d) any action that prevents the Borrower from delivering, installing, constructing, commissioning, testing,
Credit Agreement

operating or maintaining the Project, the other Project Assets, or its business operations or any substantial part thereof.
          “EWG” means “exempt wholesale generator” as defined in Section 1262(6) of PUHCA and the implementing rules of FERC.
          “Excluded Taxes” means, with respect to any Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, franchise capital, or similar taxes imposed on (or measured by) its net income by the United States of America (or any subdivision thereof or therein), or by the jurisdiction under the laws of which such recipient is organized or in which its principal office (or other fixed place of business) is located or, in the case of any Lender or any Issuing Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the jurisdictions listed in clause (a) of this definition, (c) any Taxes imposed as a result of the failure of any Agent, any Lender, any Issuing Lender or any such other recipient to furnish any form, documentation or information required by Section 2.15(e), (d) any U.S. Federal withholding Taxes imposed by Sections 1471 — 1474 of the Code, and (e) any withholding tax that would have been imposed on amounts payable to such recipient under the laws and treaties in effect when such recipient becomes a party to this Agreement (or, in the case of a Lender, designates a new lending office) except to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15.
          “FATCA” means Sections 1471 through 1474 of the Code and any current or future regulations or official interpretations thereof.
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Fee Letters” means, collectively, the (a) Fee Letter dated September 14, 2010 between the Lead Arrangers and the Borrower, and (b) the Collateral Agency Fee Letter dated September 9, 2010 between the Collateral Agent and the Borrower.
          “FERC” means the Federal Energy Regulatory Commission, and any successor entity performing similar functions.
          “Final Completion” has the meaning given to such term in the Construction Contract.
Credit Agreement

          “Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller, assistant controller or similar accounting or financial principal of such Person.
          “Financing Documents” means this Agreement, each Note, the Security Documents, the Equity Contribution Agreement, the Fee Letters, the Letter of Credit Documents and the Permitted Swap Agreements.
          “Fiscal Year” means with respect to any Person, the fiscal year of such Person.
          “Fitch” means Fitch Ratings Ltd., or any successor to the rating agency business thereof.
          “Forced Outage” has the meaning set forth in the PPA.
          “FPA” means the Federal Power Act, as amended, and all implementing rules of FERC.
          “Gas Contracts” means the Gas Interconnection and Supply Agreement, Special Facilities Agreement and Gas Services Agreement.
          “Gas Interconnection and Supply Agreement” means the Gas Interconnection and Supply Agreement to be entered into between the Borrower and PG&E.
          “Gas Services Agreement” means the Gas Services Agreement to be entered into between the Borrower and PG&E.
          “Governmental Approval” means any authorization, approval, consent, waiver, exception, license, filing, registration, ruling, permit, tariff, certification, exemption, franchise, concession or other action or requirement by or with any Governmental Authority.
          “Governmental Authority” means any federal, state, regional, or local governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity, in any such case, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
          “Hazardous Substances” “ means any hazardous substances, pollutants, contaminants, wastes, or materials (including petroleum (including crude oil or any fraction thereof), petroleum wastes, radioactive material, hazardous wastes, toxic substances, or asbestos or any materials containing asbestos) designated, regulated or defined under or with respect to which any requirement or liability may be imposed pursuant to any Environmental Law.
          “Hedging Agreement” means any agreement (other than this Agreement and the Power Purchase Agreement) in respect of any interest rate swap, forward rate transaction, commodity swap, commodity option, interest rate option interest or commodity cap, interest or commodity collar transaction, currency swap agreement, currency future or option contract or other similar agreements.
Credit Agreement

          “Immediate Parent” means Mirant Marsh Landing Holdings, LLC.
          “Indebtedness” means, as to any Person at any time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with Applicable Accounting Requirements: (a) all obligations of such Person for or in respect of monies borrowed or raised, whether or not for cash by whatever means (including acceptances, deposits, discounting, letters of credit, factoring, and any other form of financing which is recognized in accordance with Applicable Accounting Requirements in such Person’s financial statements as being in the nature of a borrowing); (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (c) all obligations of such Person representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; (d) all obligations of such Person that are or should be reflected on such Person’s balance sheet as capital lease obligations; (e) net obligations of such Person under any Hedging Agreement; (f) all obligations of such Person to purchase, redeem, retire, defease, or otherwise make any payment in respect of any equity interests in such Person or any other Person or any warrants, rights, or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) reimbursement obligations (contingent or otherwise) pursuant to any performance bonds; (h) whether or not so included as liabilities in accordance with Applicable Accounting Requirements, Indebtedness of others described in clauses (a) through (g) above secured by (or for which the holder thereof has an existing right, contingent or otherwise, to be secured by) a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; and (i) all guarantees of such Person in respect of any of the foregoing. The amount of any net obligation under any Hedging Agreement of any Person on any date shall be deemed to be the net termination value thereof as of such date for which such Person would be liable thereunder.
          “Indemnified Party” has the meaning assigned to such term in Section 9.03(b).
          “Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.
          “Independent Engineer” means R.W. Beck or any successor consultant appointed by the Administrative Agent, and, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.
          “Information Memorandum” means the Information Memorandum delivered to the Lenders by the Lead Arrangers, regarding the Borrower and the Project dated as of October 8, 2010.
          “Initial Delivery Date” has the meaning given to such term in the Power Purchase Agreement.
          “Initial Extension of Credit Date” means the date on which the conditions specified in Sections 4.02 and 4.03 are satisfied (or waived in accordance with Section 9.02) and the initial Loans hereunder are made.
Credit Agreement

          “Insurance Advisor” means Moore-McNeil, LLC, or another nationally recognized insurance advisor selected by the Administrative Agent, and, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.
          “Insurance/Condemnation Proceeds Account” has the meaning assigned to such term in the Collateral Agency Agreement.
          “Insurance/Condemnation Proceeds Bridge Indebtedness” means Indebtedness of the Borrower (a) the proceeds of which are used solely to repair, restore or enhance the Project in accordance with the terms of the Transaction Documents pending receipt by the Borrower of Condemnation Proceeds or Insurance Proceeds, as the case may be, (b) that is payable to the Parent or any Subsidiary of the Parent, (c) that is mandatorily prepayable with the proceeds of such Condemnation Proceeds or Insurance Proceeds, (d) that, unless paid with the proceeds of such Condemnation Proceeds or Insurance Proceeds so long as the Permitted Bridge Prepayment Conditions have been satisfied, is subordinated to the Indebtedness of the Borrower under the Senior Debt on terms consistent with Exhibit P, and (e) the interest and fees in respect of which do not exceed the higher of (x) the weighted average of the interest and fees payable hereunder and (y) the weighted average of the interest and fees certified by the Borrower as being payable by the Parent under the Parent’s principal revolving credit facilities.
          “Insurance Proceeds” means all amounts and proceeds (including instruments) in respect of the proceeds of any property, builders’ risk and marine cargo insurance policies, excluding in each case delayed start-up and business interruption coverage.
          “Insurance Program” means the insurance program described in Appendix A of this Agreement.
          “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06(a).
          “Interest Expense” means, for any period, the sum, computed without duplication, of the following: (a) all interest in respect of Senior Debt accrued or capitalized during such period, including Letter of Credit Commitment Fees, Letter of Credit Fees and similar fees payable with respect to any Replacement Letter of Credit Facility, whether or not paid during such period, plus (b) the net amounts payable (or receivable) under the Permitted Swap Agreements (other than termination or unwind payments thereunder) accrued during such period whether or not paid or received during such period).
          “Interest Payment Account” has the meaning assigned to such term in the Collateral Agency Agreement.
          “Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date and the Maturity Date for such ABR Loan, and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each Quarterly Date during such Interest Period.
          “Interest Period” means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the next following Monthly
Credit Agreement

Date, the second following Monthly Date, the third following Monthly Date or the sixth following Monthly Date, as specified in the applicable Borrowing Request or Interest Election Request at the election of the Borrower; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, (ii) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date and (iii) each Interest Period shall have a duration of at least five Business Days. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.
          “Investment” means, relative to any Person,
          (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person; and
          (b) any Capital Securities acquired by such Person in any other Person.
The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.
          “Issuing Lender” means each DSR Issuing Lender and each PPA Issuing Lender.
          “Large Generator Interconnection Agreement” or “LGIA” means the Large Generator Interconnection Agreement to be entered into by the Borrower, the Power Purchaser and CAISO.
          “Lead Arrangers” means RBS, RBC and WestLB.
          “Lender Default” means (a) the refusal or failure by any Lender to make available its portion of any Borrowing, (b) the refusal or failure by any Letter of Credit Lender to fund its portion of any unreimbursed payment under Section 2.03(e) and (c) a Lender having notified in writing the Administrative Agent and the Borrower that it does not intend to comply with its obligations under Section 2.05, in each case except to the extent that such refusal, failure or notification is in connection with or related to a good faith dispute with the Borrower or an Affiliate of the Borrower with respect to the Financing Documents.
          “Lenders” means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
          “Letter of Credit” means each DSR Letter of Credit and/or PPA Letter of Credit issued pursuant to this Agreement (as the context requires).
Credit Agreement

          “Letter of Credit Availability Date” means the date upon which all conditions to the Conversion Date, except the posting of letters of credit required to achieve the Conversion Date, have been satisfied.
          “Letter of Credit Commitment” means the DSR Letter of Credit Commitment and/or the PPA Letter of Credit Commitment (as the context requires).
          “Letter of Credit Commitment Fee” has the meaning given to such term in Section 2.10(b).
          “Letter of Credit Disbursement” means a DSR Letter of Credit Disbursement and/or PPA Letter of Credit Disbursement (as the context requires).
          “Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit as of the date hereof.
          “Letter of Credit Expiry Date” means December 31, 2017, as extended from time to time pursuant to Section 2.03(d).
          “Letter of Credit Exposure” means, with respect to any Letter of Credit Lender at any time, its DSR Letter of Credit Exposure or PPA Letter of Credit Exposure at such time.
          “Letter of Credit Fees” means, collectively, the fees set forth in Section 2.10(b).
          “Letter of Credit Lender” means a DSR Letter of Credit Lender or PPA Letter of Credit Lender (as the context requires).
          “Letter of Credit Loans” means, a DSR Letter of Credit Loan and/or a PPA Letter of Credit Loan (as the context requires).
          “Letter of Credit Maturity Date” means, in respect of a Letter of Credit, the earliest of (i) three years following any Letter of Credit Disbursement in respect of such Letter of Credit, (ii) two years following the Letter of Credit Expiry Date and (iii) the Tranche B Maturity Date.
          “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Page LIBOR01 (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the
Credit Agreement

Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
          “Lien” means, with respect to any property of any Person, any mortgage, lien, pledge, charge, lease, easement, servitude, security interest or encumbrance of any kind in respect of such property of such Person. A Person shall be deemed to own subject to a Lien any property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such property.
          “Loan Party” or “Loan Parties” means the Borrower and the Immediate Parent.
          “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
          “Major Maintenance Account” has the meaning assigned to such term in the Collateral Agency Agreement.
          “Major Maintenance Contribution Amounts” has the meaning assigned to such term in the Collateral Agency Agreement.
          “Material Adverse Effect” means an act, event or condition that has a material adverse effect on one or more of the following: (a) the ability of the Borrower to perform its material Obligations in accordance with their respective terms, (b) the enforceability, legality, validity or binding nature of any Financing Document or the rights or remedies of the Secured Parties thereunder, or (c) the business, condition (financial or otherwise), operations or a material portion of the property of the Borrower.
          “Material Project Documents” means: (a) the Construction Contract, (b) the PPA, (c) the LGIA, (d) the Gas Contracts, and (e) the Approved Affiliate Contracts, and any replacement of any of the foregoing.
          “Material Project Parties” means each party (other than the Borrower) to a Material Project Document and each guarantor or provider of security or credit support in respect thereof.
          “Maturity Date” means the Tranche A Maturity Date, the Tranche B Maturity Date and the Letter of Credit Maturity Date (as the context requires).
          “MBR Authority” means authorization by FERC pursuant to Section 205 of the FPA to sell electric energy, capacity and specified ancillary services at market-based rates, acceptance by FERC of applicable tariffs under Section 205 of the FPA, and receipt of regulatory waivers and blanket authorizations as are customarily granted by FERC to persons with market-based rate authority, including blanket authorization to issue securities and assume liabilities under Section 204 of the FPA.
Credit Agreement

          “Minor Loss” means any Event of Damage or Event of Taking the restoration of which is reasonably estimated by the Borrower to cost less than $5,000,000.
          “Mirant Marsh Landing Holdings” means Mirant Marsh Landing Holdings, LLC.
          “Monthly Date” means the last Business Day of each calendar month, the first of which shall be the first such day after the date hereof.
          “Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Negative Credit Event” has the meaning given to such term in the Equity Contribution Agreement.
          “Net Available Amount” means:
     (i) in the case of any Project Document Claim, the aggregate amount received by the Borrower in respect of such Project Document Claim net of reasonable costs and expenses incurred by the Borrower in connection with the collection of such amount; and
     (ii) in the case of any Termination Payment, the aggregate amount received by the Borrower in respect of such Termination Payment, net of reasonable costs and expenses incurred by the Borrower in connection with the collection of such amount.
          “Non-Consenting Lender” has the meaning assigned to such term in Section 2.17(b)(ii).
          “Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender.
          “Non-Recourse Parties” has the meaning assigned to such term in Section 9.12.
          “Note” has the meaning assigned to such term in Section 2.08(d).
          “Notice of Issuance” means a request by the Borrower for an issuance of Letters of Credit in accordance with Section 2.03.
          “Obligations” means all obligations and liabilities of any Loan Party arising under or in connection with a Financing Document, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter arising, in respect of: (i) the principal of and interest on all Loans, (ii) all amounts payable under any Permitted Swap Agreement, (iii) fees payable under any Financing Document, (iv) all other amounts payable by a Loan Party to any Agent, any Issuing Lender or any Lender pursuant any Financing Document, including any premium, reimbursements, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities (including all fees, charges, expenses and disbursements of counsel to any
Credit Agreement

Agent, any Issuing Lender or any Lender) due and payable to any Agent, any Issuing Lender or any Lender and including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to a Loan Party and (v) the performance and observance of all of the covenants and agreements made by the Loan Party for the benefit of the Secured Parties under and in connection with any Financing Document.
          “OFAC List” means any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list, or other list of Persons with whom United States Persons may not conduct business, including any list published and maintained by the Office of Foreign Assets Control of the United States Department or Treasury, the United States Department of Commerce, or the United States Department of State.
          “Officer’s Certificate” means a certificate signed by an Authorized Officer of the Borrower, the Immediate Parent or the Parent, as applicable.
          “Operating Account” has the meaning assigned to such term in the Collateral Agency Agreement.
          “Operating Agreement” means, with respect to (a) the Borrower, the Amended and Restated Limited Liability Company Agreement of Mirant Marsh Landing, LLC, dated as of August 19, 2010, between the Borrower and its sole member Mirant Marsh Landing Holdings and (b) the Immediate Parent, the Limited Liability Company Agreement of Mirant Marsh Landing Holdings dated as of August 19, 2010, between Immediate Parent and its sole member Mirant Americas, Inc.
          “Operating and Maintenance Expenses” means, for any period, the sum, computed without duplication, of the following: (a) general and administrative expenses of the Borrower plus (b) expenses for operating the Project and maintaining it in good repair and operating condition payable during such period, including capital expenditures, plus (c) insurance costs under the Insurance Program payable during such period plus (d) applicable sales and excise taxes (if any) payable or reimbursable by the Borrower during such period plus (e) property taxes payable by the Borrower during such period plus (f) any other direct taxes (if any) payable by the Borrower during such period plus (g) costs and fees attendant to the obtaining and maintaining in effect the Governmental Approvals payable during such period plus (h) legal, accounting and other professional fees attendant to any of the foregoing items payable during such period plus (i) any fees and expenses of the Secured Parties during such period not included in Debt Service plus (j) all other cash expenses payable by the Borrower in the ordinary course of business, but excluding amounts intended to satisfy the Borrower’s collateral posting requirements under the PPA.
          “Operating Budget” means a budget covering a Fiscal Year of the Borrower (or in the case of the initial Operating Budget, covering the period from the Conversion Date to the end of the Borrower’s fiscal year) detailed by month, prepared by the Borrower and submitted in accordance with Section 5.20, covering (a) Operating and Maintenance Expenses and Debt Service expected to be incurred by the Borrower and (b) Project Revenues expected to be received by the Borrower in each case during the relevant fiscal year of the Borrower to which such budget applies.
Credit Agreement

          “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Financing Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Financing Document. For the avoidance of doubt, “Other Taxes” shall not include any Excluded Taxes.
          “Outside Delivery Date” means December 31, 2013.
          “Parent” means Mirant Corporation.
          “Part A Approvals” has the meaning assigned to such term in Section 3.05(a).
          “Part B Approvals” has the meaning assigned to such term in Section 3.05(b).
          “Participant” has the meaning assigned to such term in Section 9.04(f).
          “Participant Register” has the meaning assigned to such term in Section 9.04(f).
          “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L.107-56, signed into law October 26, 2001.
          “Permitted Borrower Bank Account” has the meaning assigned to such term in the Collateral Agency Agreement.
          “Permitted Bridge Indebtedness” means Insurance/Condemnation Proceeds Bridge Indebtedness, Carbon Dioxide Cost Bridge Indebtedness, Delay Damages Bridge Indebtedness and Permitted Swap Collateral Bridge Indebtedness.
“Permitted Bridge Prepayment Conditions” means the delivery by the Borrower of a certificate certifying that (i) no Default or Event of Default has occurred and is continuing, (ii) the relevant amounts received by the Borrower are required to be applied to the prepayment of Permitted Bridge Indebtedness pursuant to the terms thereof (and setting out in reasonable detail such amounts) and (iii) the proceeds of the relevant Permitted Bridge Indebtedness were applied (A) in the case of Insurance/Condemnation Proceeds Bridge Indebtedness, in accordance with the principles set forth in Section 5.19, (B) in the case of Carbon Dioxide Cost Bridge Indebtedness, in the manner required by the PPA to cover Carbon Dioxide Costs, (C) in the case of Delay Damages Bridge Indebtedness, for the payment of Delay Damages (as defined in the PPA) and (D) in the case of Permitted Swap Collateral Bridge Indebtedness, for the posting of collateral by the Borrower as required under any Permitted Swap Agreement, and, in the case of (B) and (C), the Independent Engineer has provided its concurrence with such certifications.
          “Permitted Construction Account Distribution Amount” has the meaning given to such term in the Collateral Agency Agreement.
Credit Agreement

          “Permitted Encumbrances” means, collectively, the following:
     (a) (i) Liens, pledges or deposits under worker’s compensation, unemployment insurance or other social security legislation (other than ERISA), or (ii) Liens in favor of carriers, warehousemen, mechanics, materialmen and repairmen, in each case, arising in the ordinary course of business or incidental to the Development or any restoration;
     (b) easements, rights-of-way, licenses, restrictions (including zoning restrictions), minor imperfections in title and other similar encumbrances incurred in the ordinary course of business and encumbrances, easements, rights-of-way, licenses, restrictions on the use of property or minor imperfections in title that (i) do not interfere with the Development and (ii) that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;
     (c) Liens created pursuant to this Agreement and the Security Documents;
     (d) Liens created in connection with Indebtedness permitted under clause (b) of the definition of Permitted Indebtedness; provided that such Liens attach only to the equipment or other property purchased or leased using such Indebtedness and the cost of such equipment or other property has not been funded as part of any Loan Commitment disbursed hereunder;
     (e) Liens created in connection with Indebtedness that is Senior Debt described in clause (b) or (c) of the definition thereof; provided, that the secured party in respect of such Lien executes such instruments necessary to become a party to the Collateral Agency Agreement;
     (f) Liens that are exceptions to the Title Policy as of the date of issuance of such Title Policy;
     (g) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (h) judgment Liens in existence for less than 60 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by adequate reserves, bonds or other security reasonably acceptable to the Administrative Agent or by insurance maintained with responsible insurance companies and that do not otherwise result in an Event of Default under Section 7.01(i);
     (i) Liens imposed by any Governmental Authority for taxes, assessments or other governmental charges or levies not at the time delinquent or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Applicable Accounting Requirements shall have been set aside;
Credit Agreement

     (j) Liens that are contractual, common law or statutory rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to purchase orders and other agreements entered into with customers of the Borrower in the ordinary course of business;
     (k) statutory Liens of depository or collecting banks on items in collection and any accompanying documents or the proceeds thereof; and
     (l) extensions, renewals and replacements of any of the foregoing Liens to the extent and for so long as the Indebtedness or other obligations secured thereby remain outstanding.
          “Permitted Indebtedness” means, collectively,
     (a) Senior Debt;
     (b) Indebtedness for the deferred purchase price of property or services, including trade accounts payable or purchase-money obligations, or capital lease obligations, in either case, incurred in the ordinary course of business and incurred in connection with the Development; provided that (i) Indebtedness for the deferred purchase price of property or services is not more than 60 days past due and (ii) such Indebtedness does not at any time exceed $10,000,000 in the aggregate;
     (c) Permitted Subordinated Debt;
     (d) trade or other similar indebtedness incurred in the ordinary course of business (but not for borrowed money) and (i) not more than 90 days past due, or (ii) being contested in good faith and by appropriate proceedings;
     (e) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; and
     (f) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, financial assurances and completion guarantees and similar obligations in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business.
          “Permitted Investments” means: (a) marketable direct obligations of the United States of America; (b) marketable obligations directly and fully guaranteed as to interest and principal by the United States of America; (c) demand deposits with the Collateral Agent and any Issuing Lender, and time deposits, certificates of deposit and banker’s acceptances issued by an Acceptable Bank; (d) commercial paper or tax-exempt obligations given one of the three highest ratings by S&P and Moody’s; (e) obligations of the Collateral Agent or any Issuing Lender meeting the requirements of clause (c) above or any other bank meeting the requirements of clause (c) above, in respect of the repurchase of obligations of the type as described in
Credit Agreement

clauses (a) and (b) above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clauses (a) and (b) above, and the possession of such obligations shall be transferred to, and segregated from other obligations owned by the Collateral Agent or any Issuing Lender, or such other bank; (f) a money market fund or a qualified investment fund (including any such fund for which the Collateral Agent or any Issuing Lender or any Affiliate thereof acts as an advisor or a manager) given one of the two highest long-term ratings available from S&P and Moody’s; (g) Eurodollar certificates of deposit issued by the Collateral Agent or any Issuing Lender meeting the requirements of clause (c) above or any other bank meeting the requirements of clause (c) above; and (h) Permitted Swap Agreements. In no event shall any cash be invested in any obligation, certificate of deposit, acceptance, commercial paper or instrument which by its terms matures more than 90 days after the date of investment, unless the Collateral Agent or any Issuing Lender or a bank meeting the requirements of clause (c) above shall have agreed to repurchase such obligation, certificate of deposit, acceptance, commercial paper or instrument at its purchase price plus earned interest within no more than 90 days after its purchase hereunder. With respect to any rating requirement set forth above, if the relevant issuer is rated by either S&P or Moody’s, but not both, then only the rating of such rating agency shall be utilized for the purpose of this definition.
          “Permitted Subordinated Debt” means (a) Indebtedness of the Borrower the rights of the holders of which with respect to payment and enforcement are subordinated to the rights of the Agents and the Lenders under the Financing Documents pursuant to a subordination agreement containing terms substantially in the form of Exhibit P and (b) Permitted Bridge Indebtedness.
          “Permitted Swap Agreement” means any interest rate protection agreement (including any swap, cap or collar agreement or similar arrangement) between the Borrower and a Permitted Swap Counterparty entered into in accordance with the terms of Section 5.17.
          “Permitted Swap Collateral Bridge Indebtedness” means Indebtedness of the Borrower incurred prior to the Initial Extension of Credit Date (a) the proceeds of which are used solely to finance the posting of collateral by the Borrower as required under any Permitted Swap Agreement, (b) that is payable to the Parent or any Subsidiary of the Parent, (c) that is mandatorily prepayable with the proceeds of any such collateral returned to the Borrower pursuant to the terms of such Permitted Swap Agreement, (d) that, unless paid with the proceeds of any such collateral returned to the Borrower pursuant to the terms of such Permitted Swap Agreement so long as the Permitted Bridge Prepayment Conditions have been satisfied, is subordinated to the Indebtedness of the Borrower under the Senior Debt on terms consistent with Exhibit P, and (e) the interest and fees in respect of which do not exceed the higher of (x) the weighted average of the interest and fees payable hereunder and (y) the weighted average of the interest and fees certified by the Borrower as being payable by the Parent under the Parent’s principal revolving credit facilities.
     “Permitted Swap Counterparty” means (a) each Lender as of the Closing Date, (b) any United States commercial bank(s) or financial institution(s) or a United States branch of a foreign commercial bank(s) or financial institution(s) having a long-term unsecured senior debt rating of at least A3 or better by Moody’s, A- or better by S&P and A- or better by Fitch; provided that any such rating shall not be based solely on such bank’s or financial institution’s
Credit Agreement

foreign currency rating at such time, or (c) any bank acceptable to the Borrower and the Required Lenders.
          “Person” means any natural person, corporation, business trust, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “PG&E” means Pacific Gas and Electric Company, or any successor entity performing similar functions.
          “PG&E Indemnity” has the meaning given to such term in Section 5.03(b).
          “Pledge Agreement” means the Pledge Agreement among the Immediate Parent, the Administrative Agent and the Collateral Agent.
          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained or contributed to or required to be contributed to by the Borrower or any ERISA Affiliate or to which the borrower or any ERISA Affiliate has any liability.
          “Power Purchaser” means PG&E.
          “PPA” or “Power Purchase Agreement” means the Power Purchase and Sale Agreement between PG&E and the Borrower, dated as of September 2, 2009, together with all schedules, exhibits and other appendices thereto, as amended, modified and supplemented from time to time, and any replacement thereof pursuant to Section 7.01(f), (g) or (o).
          “PPA Issuing Lender” means The Royal Bank of Scotland plc and any other Lender designated as a PPA Issuing Lender pursuant to Section 2.03(k), in each case in its capacity as an issuer of PPA Letters of Credit hereunder, and its successors in such capacity which in each case shall be an Acceptable Bank.
          “PPA Letter of Credit” means any letter of credit issued by any PPA Issuing Lender to the Power Purchaser, as beneficiary, pursuant to the Power Purchase Agreement and substantially in the form required pursuant to the PPA.
          “PPA Letter of Credit Availability Period” means the period from and including the Letter of Credit Availability Date to but excluding the earlier of the Letter of Credit Expiry Date and the date of the termination of the PPA Letter of Credit Commitments pursuant to the terms of this Agreement.
          “PPA Letter of Credit Commitment” means, with respect to each PPA Letter of Credit Lender, the commitment, if any, of such Lender to acquire participations in a PPA Letter of Credit, expressed as an amount representing the maximum aggregate amount that such Lender agrees to make available as its PPA Letter of Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Credit Agreement

Section 9.04. The initial amount of each PPA Letter of Credit Lender’s PPA Letter of Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its PPA Letter of Credit Commitment, as applicable. The initial aggregate amount of all the PPA Letter of Credit Lenders’ PPA Letter of Credit Commitments is $100,150,000. Each PPA Letter of Credit Lender’s PPA Letter of Credit Commitment shall be deemed to be used for purposes of Section 2.10(a) at the time of each issuance or increase in the face amount of such PPA Letter of Credit pursuant to Section 2.03 by an amount equal to the increase in such Lender’s PPA Letter of Credit Exposure at such time.
          “PPA Letter of Credit Disbursement” means a payment made by any PPA Issuing Lender pursuant to a PPA Letter of Credit.
          “PPA Letter of Credit Exposure” means, with respect to any Lender at any time, its Applicable Percentage at such time of the sum of (a) the aggregate undrawn amount of any PPA Letter of Credit at such time plus (b) the aggregate amount of all PPA Letter of Credit Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.
          “PPA Letter of Credit Lender” means a Lender with a PPA Letter of Credit Commitment or, if the PPA Letter of Credit Commitments have terminated or expired, a Lender with any outstanding PPA Letter of Credit Loans or PPA Letter of Credit Exposure.
          “PPA Letter of Credit Loan” means a Loan made by the PPA Letter of Credit Lenders in respect of a PPA Letter of Credit Disbursement pursuant to Section 2.03(h).
          “Prepayment Account” has the meaning assigned to such term in the Collateral Agency Agreement.
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent. Each change in the Prime Rate shall be effective on the date such change is announced as effective. Such rate is a rate set the Administrative Agent based upon various factors including such bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.
          “Principal Payment Account” has the meaning assigned to such term in the Collateral Agency Agreement.
          “Project” means the approximately 760 MW natural gas-fired turbine generator facility to be located near Antioch, California.
          “Project Assets” means all Property of the Borrower including the Project, the Project Site, the Part A Approvals, the Part B Approvals and the Project Documents.
          “Project Costs” means all costs, fees, taxes and expenses incurred or payable by the Borrower in connection with the development, construction, financing and completion of the Project as contemplated by (and consistent with) the Construction Budget, the Construction Schedule and the Project Documents, including, without limitation, the design, construction, testing, start-up and financing of the Project, Operating and Maintenance Expenses arising prior
Credit Agreement

to the Conversion Date, Debt Service arising prior to the Conversion Date and other finance costs incurred and payable by the Borrower in connection with the Project on or prior to the Conversion Date.
          “Project Document Claim” means any payment under the Construction Contract in respect of liquidated damages for performance or performance guarantees.
          “Project Documents” means, the Material Project Documents to which the Borrower is a party and each other contract or agreement (including Additional Project Documents) entered into by the Borrower in the ordinary course of its business including, without limitation, contracts or agreements for legal, accounting, engineering, long term services, environmental consulting or other professional services in connection with the Development in accordance with the Transaction Documents.
          “Project Party” means each Person (other than the Borrower, any Agent or any Lender) from time to time party to any Project Document.
          “Project Revenues” means, for any period, all cash revenues (without duplication) received by the Borrower during such period from: (a) the sale of goods and services during such period; (b) all interest earned with respect to such period on Permitted Investments held in the Accounts; (c) the proceeds of any delay in start-up or business interruption insurance and other payments received for interruption of operations or damage to the Project during such period (other than the proceeds of any Insurance/Condemnation Proceeds Bridge Indebtedness and Insurance Proceeds or Condemnation Proceeds arising from an Event of Damage or an Event of Taking, respectively); (d) the proceeds of any other Permitted Bridge Indebtedness and any Additional Equity Contributions; (e) net amounts received under any Permitted Swap Agreement; (f) payments for reimbursements of Carbon Dioxide Cost and interest thereon under the Large Generator Interconnection Agreement; (g) all funds remaining in the Construction Account after the Conversion Date; and (h) all other income or revenue, however earned or received, by the Borrower during such period including, without limitation, any tax refunds or liquidated damages (other than performance liquidated damages payable under the Construction Contract).
          “Project Site” means the site upon which the Project, including any fixtures or civil works constructed in connection therewith, will be installed together with any other easements, licenses and other real property rights and interests of the Borrower required for the installation and operation of the Project.
          “Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
          “Prudent Industry Practices” means any of the practices, methods and acts engaged in or approved by a significant portion of the independent gas-fired power generation industry in the United States during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, sound engineering practices, reliability, safety and
Credit Agreement

expedition. For the avoidance of doubt, “Prudent Industry Practices” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable principles, methods and acts generally accepted in the United States, having due regard for, among other things, the requirements or guidance of Governmental Authorities, applicable laws, applicable interconnection operating guidelines and rules, transmission provider rules and the requirements of insurers.
          “PSA” means the Purchase and Sale Agreement between PG&E and Southern Energy Delta, LLC dated as of November 24, 1998, as amended from time to time.
          “PUHCA” means the Public Utility Holding Company Act of 2005, as may be amended from time to time, and all implementing rules of FERC.
          “Qualified Owner” means any Person (including any Person Controlled by such Person) that (a) is a past or present owner of one or more electric generating facilities that are of 500 MWs or more (a “Comparable Project”), (b) has substantial experience as an operator of a Comparable Project, or (c) has contracted for the operation of the Project by a Person meeting the requirements of clause (b) above.
          “Quarterly Dates” means the last Business Day of March, June, September and December of each year, the first of which shall be the first such day after the date hereof.
          “RBC” means RBC Capital Markets.
          “RBS” means RBS Securities Inc.
          “Register” has the meaning assigned to such term in Section 9.04(c).
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
          “Replacement Letter of Credit Facility” means any credit facility entered into by the Borrower providing for the issuance of a letter of credit to replace, in whole or in part, any Letter of Credit; provided that (a) the Indebtedness under any such credit facility, together with the Letter of Credit Commitment in effect from time to time shall not exceed $149,940,000, (b) the Collateral Agency Agreement is entered into by or on behalf of the creditors under such credit facility, (c) the maturity date of such credit facility is no earlier than the Tranche B Maturity Date and (d) after giving effect to such Replacement Letter of Credit Facility the Debt Service Reserve Required Amount shall be satisfied.
          “Required Lenders” means, at any time, Lenders having outstanding Loans, Letter of Credit Exposures and unused Commitments representing more than 50% of the sum of the total outstanding Loans, Letter of Credit Exposures and unused Commitments at such time. The “Required Lenders” of a particular Class of Loans means Lenders having outstanding Loans, Letter of Credit Exposures and unused Commitments of such Class representing more than 50% of the total outstanding Loans, Letter of Credit Exposures and unused Commitments of such
Credit Agreement

Class at such time. The Loans, Letter of Credit Exposures and unused Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
          “Restricted Payment” means
     (a) all distributions by the Borrower (in cash, property or obligations) on, or other payments or distributions on the account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by the Borrower of, any portion of any membership interest in the Borrower, and
     (b) all payments (in cash, property or obligations) of principal of, interest on and other amounts with respect to, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by the Borrower of, any Indebtedness owed to the Parent or any Affiliate of the Parent. For the avoidance of doubt, “Restricted Payments” does not include payments by the Borrower to any Affiliate of the Borrower pursuant to any Approved Affiliate Contract.
          “Revenue Account” has the meaning assigned to such term in the Collateral Agency Agreement.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.
          “Secured Parties” has the meaning given to such term in the Collateral Agency Agreement.
          “Securities Account” means a “securities account” as that term is defined in Section 8-501 of the UCC.
          “Security Agreement” means the Security Agreement dated as of October 8, 2010, between the Borrower and the Collateral Agent.
          “Security Documents” means the Deed of Trust, the Security Agreement, the Pledge Agreement, the Collateral Agency Agreement, any blocked account agreement in respect of the Operating Account with any local bank, the Consents to Assignment from the Material Project Parties and any other security agreement or instrument to be executed pursuant hereto or any Security Document.
          “Senior Debt” means, collectively (a) obligations under this Agreement, (b) obligations under any Permitted Swap Agreement, and (c) Indebtedness under any Replacement Letter of Credit Facility.
          “Services Agreement” means the Services Agreement dated as of October 8, 2010, between the Borrower and Mirant Energy Trading, LLC.
Credit Agreement

          “Shared Facilities Agreement” means that Shared Facilities and Services Agreement to be entered into between Borrower and Mirant Delta, LLC.
          “Special Facilities Agreement” means the Special Facilities Agreement to be entered into between PG&E and the Borrower.
          “Statutory Reserve Rate” means, for any Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (referred to as “Eurodollar liabilities” in Regulation D of the Board as of the date of this Agreement). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Subject Party” means (a) the Loan Parties, (b) the Power Purchaser and (c) prior to the end of the Term Loan Availability Period, the Contractor.
          “Subsidiary” means for any Person, any corporation, limited liability company, partnership, or other entity of which at least a majority of the equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, limited liability company, partnership, or other entity (irrespective of whether or not at the time the equity interests of any other class or classes of such corporation, limited liability company, partnership, or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.
          “Substantial Completion” has the meaning given to such term in the Construction Contract.
          “Substantial Completion Delay Liquidated Damages” has the meaning given to such term in the Construction Contract.
          “Survey” means a survey of the Project Site, dated no earlier than 90 days prior to the issuance of the Title Policy in form, scope and substance sufficient to cause the standard general survey exceptions to be deleted from the Title Policy and otherwise reasonably satisfactory to the Title Company and the Administrative Agent, and certified to the Title Company and the Administrative Agent by a form of certification reasonably acceptable to Administrative Agent.
          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings with respect to the Loans now or hereafter imposed, levied,
Credit Agreement

collected, withheld or assessed by any Governmental Authority and all interest, penalties or similar liabilities with respect thereto.
          “Term Loan” refers to Tranche A Term Loans and/or Tranche B Term Loans (as the context requires).
          “Term Loan Availability Period” means the period from and including the Initial Extension of Credit Date to (and including) the earliest of (a) the Conversion Date, (b) the Outside Delivery Date and (c) the date of the termination of the Term Loan Commitments pursuant to the terms of this Agreement.
          “Term Loan Commitment” mean, with respect to each Term Loan Lender, such Term Loan Lender’s Tranche A Term Loan Commitment and/or Tranche B Term Loan Commitment (as the context requires).
          “Term Loan Lender” means each Tranche A Term Loan Lender and each Tranche B Term Loan Lender (as the context requires).
          “Term Loan Principal Payment Date” means each Quarterly Date set forth on Schedule 2.08.
          “Termination Date” means the date on which (a) the Commitments have expired or been terminated, (b) the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all Letter of Credit Disbursements shall have been reimbursed and (c) all obligations to any Secured Party with respect to any Permitted Swap Agreement shall have terminated or expired.
          “Termination Payment” shall have the meaning assigned to such term in the Power Purchase Agreement.
          “Title Company” means Fidelity National Title Insurance Company.
          “Title Policy” means the American Land Title Association 2006 Form extended coverage mortgagee’s policy of title insurance or such other form as is reasonably acceptable to the Administrative Agent or a binding marked commitment to issue such policy dated the date of recording of the Deed of Trust, issued by the Title Company, in the amount of $345,839,245 showing fee or easement title, as applicable, to the Project Site vested in Borrower insuring the validity and priority of the Lien in favor of the Collateral Agent for the benefit of the Secured Parties created by the Deed of Trust, subject only to Permitted Encumbrances and other exceptions approved by the Required Lenders, and containing such endorsements and affirmative assurances as the Administrative Agent shall require and which are reasonably obtainable at a commercially reasonable cost from the Title Company in the State of California.
          “Total Loss” means a total Condemnation, loss, destruction or damage affecting all or substantially all of the Project or Project Assets.
          “Tranche A Maturity Date” means December 31, 2017.
Credit Agreement

          “Tranche A Term Loan Commitment” means, with respect to each Tranche A Term Loan Lender, the commitment, if any, of such Tranche A Term Loan Lender to make Tranche A Term Loans hereunder, expressed as an amount representing the maximum aggregate principal amount of the Tranche A Term Loans to be made by such Tranche A Term Loan Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Tranche A Term Loan Lender pursuant to Section 9.04. The initial amount of each Tranche A Term Loan Lender’s Tranche A Term Loan Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Tranche A Term Loan Lender shall have assumed its Tranche A Term Loan Commitment, as applicable. The initial aggregate amount of all the Tranche A Term Loan Lender Tranche A Term Loan Commitments is $155,000,000.
          “Tranche A Term Loan Lender” means a Lender with a Tranche A Term Loan Commitment or an outstanding Tranche A Term Loan.
          “Tranche A Term Loans” refers to a Loan made by the Lenders pursuant to Section 2.01(a)(i).
          “Tranche B Maturity Date” means the earlier of (i) the last day of the first fiscal quarter following the 10th anniversary of the Conversion Date and (ii) December 31, 2023.
          “Tranche B Term Loan Commitment” means, with respect to each Tranche B Term Loan Lender, the commitment, if any, of such Tranche B Term Loan Lender to make Tranche B Term Loans hereunder, expressed as an amount representing the maximum aggregate principal amount of the Tranche B Term Loans to be made by such Tranche B Term Loan Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Tranche B Term Loan Lender pursuant to Section 9.04. The initial amount of each Tranche B Term Loan Lender’s Tranche B Term Loan Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Tranche B Term Loan Lender shall have assumed its Tranche B Term Loan Commitment, as applicable. The initial aggregate amount of all the Tranche B Term Loan Lender Tranche B Term Loan Commitments is $345,000,000.
          “Tranche B Term Loan Lender” means a Lender with a Tranche B Term Loan Commitment or an outstanding Tranche B Term Loan.
          “Tranche B Term Loans” refers to a Loan made by the Lenders pursuant to Section 2.01(a)(ii).
          “Transaction Document” means each of the Financing Documents and the Project Documents.
          “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
Credit Agreement

          “UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
          “United States” means the United States of America.
          “Unreallocated Portion” has the meaning given to such term in Section 2.18(d)(ii).
          “Water Rights Agreement” means the Assignment of Water Rights Agreement to be entered into between Borrower and Mirant Delta, LLC.
          “WestLB” means WestLB AG, New York Branch.
          SECTION 1.02. Terms Generally. Except as otherwise expressly provided, the following rules of interpretation shall apply to this Agreement and the other Financing Documents:
     (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;
     (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;
     (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;
     (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”;
     (e) unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein) and shall include any appendices, schedules, exhibits, clarification letters, side letters and disclosure letters executed in connection therewith;
     (f) any reference herein to any Person shall be construed to include such Person’s successors and assigns to the extent permitted under the Financing Documents and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities;
     (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
Credit Agreement

     (h) all references herein to Articles, Sections, Appendices, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Appendices, Exhibits and Schedules to, this Agreement; and
     (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 1.03. Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Applicable Accounting Requirements; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in the Applicable Accounting Requirements occurring after the date hereof or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in the Applicable Accounting Requirements or in the application thereof, then such provision shall be interpreted on the basis of the Applicable Accounting Requirements as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
ARTICLE II
THE CREDITS
          SECTION 2.01. Term Loan Facility.
               (a) Tranche A Term Loans and Tranche B Term Loans.
               (i) Subject to the terms and conditions set forth herein, each Tranche A Term Loan Lender agrees to make one or more Tranche A Term Loans in Dollars to the Borrower from time to time during the Term Loan Availability Period, but not more than twice in any month, and not to exceed fourteen (14) Borrowings of Tranche A Term Loans in any twelve (12) month period, in an aggregate principal amount that will not result in such Tranche A Term Loan Lender’s Tranche A Term Loans exceeding its Tranche A Term Loan Commitment.
               (ii) Subject to the terms and conditions set forth herein, each Tranche B Term Loan Lender agrees to make one or more Tranche B Term Loans in Dollars to the Borrower from time to time during the Term Loan Availability Period, but not more than twice in any month, and except for any Borrowing requested to pay amounts pursuant to Section 2.13(c), not to exceed fourteen (14) Borrowings of Tranche B Term Loans in any twelve (12) month period, in an aggregate principal amount that will not result in such Tranche B Term Loan Lender’s Tranche B Term Loans exceeding its Tranche B Term Loan Commitment.
               (iii) Amounts prepaid or repaid in respect of Term Loans may not be reborrowed.
Credit Agreement

          (b) Notice of Term Loan Borrowing. To request a Borrowing of Term Loans, the Borrower shall deliver an irrevocable written Borrowing Request in the form of Exhibit C-1 signed by the Borrower to the Administrative Agent (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such irrevocable written Borrowing Request by the Borrower shall specify the following information:
          (i) the aggregate amount of the Borrowing of Term Loans requested by the Borrower (which shall, for the avoidance of doubt, comprise a pro rata Borrowing of Tranche A Term Loans and Tranche B Term Loans) according to the amount of each Term Loan Lender’s respective Term Loan Commitment of such Class of Term Loans;
          (ii) the date of such Borrowing of Term Loans, which shall be a Business Day;
          (iii) whether such Borrowing of Term Loans is to be an ABR Borrowing or a Eurodollar Borrowing; and
          (iv) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period”.
          (c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Term Loan Lender of the details thereof and of the amount of such Lender’s Term Loans to be made as part of the requested Borrowing.
          (d) Failure to Elect. If no election as to the Type of a Borrowing of Term Loans is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requested Borrowing shall be made as a Eurodollar Borrowing with an Interest Period ending on the next following Monthly Date occurring at least five Business Days thereafter.
          SECTION 2.02. [Reserved].
          SECTION 2.03. Letters of Credit.
               (a) Letters of Credit. Subject to the terms and conditions set forth herein, the Borrower may request:
               (i) any DSR Issuing Lender to issue a DSR Letter of Credit at any time and from time to time during the DSR Letter of Credit Availability Period; and
               (ii) any PPA Issuing Lender to issue a PPA Letter of Credit at any time and from time to time during the PPA Letter of Credit Availability Period.
Credit Agreement

          Any Letter of Credit issued hereunder shall constitute a utilization of the Commitments of the applicable Class in the amount of the face amount of such Letter of Credit.
          (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit of any Class (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender) to an Issuing Lender of such Class selected by it and the Administrative Agent (within two Business Days of the requested date of issuance, amendment, renewal or extension) a Notice of Issuance in the form of Exhibit C-2 requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended in accordance with this Section, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day and shall comply with this Section), the date on which such Letter of Credit is to expire (which shall comply with clause (d) of this Section), the amount of such Letter of Credit and such other information as shall be reasonably necessary to prepare, amend, renew or extend such Letter of Credit. Each Letter of Credit shall provide for the automatic extension of the expiry date thereof, and such Issuing Lender shall give such notice if requested to do so by the Administrative Agent in a notice given not more than 60 days, but not less than 45 days, prior to the current expiry date of such Letter of Credit; provided that, unless all of the Lenders of the applicable Class agree, if any Letter of Credit is outstanding on the last day of the DSR Letter of Credit Availability Period or the PPA Letter of Credit Availability Period, as applicable, the applicable Issuing Lender shall thereafter give such notice in accordance with the terms of such Letter of Credit. If requested by the applicable Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
          (c) Limitations on Amounts. A Letter of Credit of any Class shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each such Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension the total Letter of Credit Exposures and Letter of Credit Loans of the applicable Class shall not exceed the total Commitments of such Class.
          (d) Expiration Date; Request for Extension of DSR Letter of Credit Availability Period and/or PPA Letter of Credit Availability Period. Each DSR Letter of Credit and PPA Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such DSR Letter of Credit or PPA Letter of Credit, as the case may be (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such DSR Letter of Credit or PPA Letter of Credit, as the case may be) and (ii) 5 Business Days prior to the Letter of Credit Expiry Date. Each Issuing Lender shall have the option, but not the obligation, to extend then-current DSR Letter of Credit Availability Period and/or PPA Letter of Credit Availability Period for one-year periods (to a date no later than the Tranche B Maturity Date) commencing
Credit Agreement

on the second anniversary of the Conversion Date, upon the written request of the Borrower to extend the then-applicable Letter of Credit Expiry Date. In the case of an extension of a PPA Letter of Credit, to the extent that the applicable PPA Issuing Lender does not respond to any such request for extension from the Borrower within 30 days, the extension of the applicable Letter of Credit Expiry Date relating to such PPA Letter of Credit shall be deemed to have been accepted by such PPA Issuing Lender. In the case of an extension of a DSR Letter of Credit, to the extent that the applicable DSR Issuing Lender does not approve any such request for extension from the Borrower within 30 days, the applicable Letter of Credit Expiry Date relating to such DSR Letter of Credit shall not be extended.
          (e) Participations. By the issuance of any Letter of Credit of any Class (or an amendment to any Letter of Credit increasing the amount thereof) by any Issuing Lender, and without any further action on the part of such Issuing Lender or the Letter of Credit Lenders, such Issuing Lender hereby grants to each applicable Letter of Credit Lender, and each such Letter of Credit Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Letter of Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Letter of Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of Commitments.
     In consideration and in furtherance of the foregoing, each Letter of Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable Issuing Lender, such Letter of Credit Lender’s Applicable Percentage of each Letter of Credit Disbursement made by such Issuing Lender on the Business Day following the Disbursement Date in respect of such Letter of Credit Disbursement. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.05 with respect to Loans made by such Letter of Credit Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Letter of Credit Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the applicable Letter of Credit Lenders.
          (f) Reimbursement Obligations Absolute. If any Issuing Lender shall make any Letter of Credit Disbursement in respect of any applicable Letter of Credit, the Borrower shall be absolutely, unconditionally and irrevocably obligated to reimburse such Letter of Credit Disbursement in accordance with this Agreement, which obligation shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of such Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under such Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by such Issuing Lender under such Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions
Credit Agreement

of this Section 2.03(f), constitute a legal or equitable discharge of the obligations of the Borrower hereunder, provided that, in each case, payment by such Issuing Lender shall not have constituted gross negligence or willful misconduct on the part of such Issuing Lender as proven in a non-appealable judgment by a court of competent jurisdiction.
     Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by any applicable Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that, after paying in full its obligation to reimburse Letter of Credit Disbursements as provided in this Section, the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s gross negligence or willful misconduct as proven in a non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance of the foregoing, the parties hereto expressly agree that, in the absence of gross negligence or willful misconduct as proven in a non-appealable judgment by a court of competent jurisdiction on the part of an Issuing Lender:
          (i) such Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of an applicable Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;
          (ii) such Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
          (iii) this sentence shall establish the standard of care to be exercised by an Issuing Lender when determining whether drafts and other documents presented under an applicable Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).
          (g) Disbursement Procedures. An Issuing Lender for any applicable Letter of Credit shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for an applicable Letter of Credit Disbursement under such Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for such Letter of Credit Disbursement and whether such Issuing Lender has made or will make such Letter of
Credit Agreement

Credit Disbursement thereunder and the date (the “Disbursement Date”) such Letter of Credit Disbursement shall be (or was) made; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse (without duplication) such Issuing Lender and the Letter of Credit Lenders with respect to any such Letter of Credit Disbursement.
          (h) Letter of Credit Disbursement and Borrowing. If any Issuing Lender for any Letter of Credit of any Class shall make any Letter of Credit Disbursement, the Administrative Agent shall promptly notify each applicable Letter of Credit Lender of the applicable Disbursement Date, the amount of such Letter of Credit Disbursement, and the amount of such Letter of Credit Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Letter of Credit Loans, as of the applicable Disbursement Date, in an amount equal to such Letter of Credit Disbursement (without regard, in each case, to the conditions set forth in Section 4.01, 4.02 or 4.03) and, without limitation of the obligations of the Letter of Credit Lenders pursuant to Section 2.03(e), such Letter of Credit Disbursement shall become a Letter of Credit Loan hereunder as of the applicable Disbursement Date, shall be repaid pursuant to Section 2.08(a)(iii) and shall be deemed to be a Borrowing hereunder on such day and bear interest in accordance with Section 2.11 from the applicable Disbursement Date. Each such Loan shall initially be made as an ABR Borrowing. Interest accrued pursuant to this paragraph and Section 2.11 shall be for account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any applicable Letter of Credit Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Lender shall be for account of such Lender to the extent of such payment. Amounts prepaid or repaid in respect of Letter of Credit Loans may be reborrowed.
          (i) Replacement of an Issuing Lender. Any Issuing Lender may be replaced at any time by written agreement between the Borrower and the Administrative Agent. The Administrative Agent shall notify the Lenders of any such replacement of any Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
          (j) Cash Collateralization. If (i) the maturity of the Loans has been accelerated upon the occurrence of an Event of Default or (ii) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent that the Required Lenders of any Class of Letters of Credit demand the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into an account established and maintained on the books and records of the Collateral Agent, which account shall be a
Credit Agreement

“securities account” (within the meaning of Section 8-501 of the UCC as in effect in the State of New York), in the name of the Collateral Agent and for the benefit of the Lenders of the applicable Class, an amount in cash equal to the aggregate amount of all Letter of Credit Exposure of such Class as of such date (or any applicable amount required by Section 2.09) plus any accrued and unpaid interest thereon provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) or (g) of Section 7.01. Any deposit made pursuant to this Section 2.03(j) shall be held by the Collateral Agent as collateral for the Letter of Credit Exposure of the applicable Class under this Agreement and shall in the case of a Letter of Credit Disbursement in respect of any Letter of Credit of such Class be applied to the payment of the Borrower’s obligations in respect of the Loans arising as a result of such Letter of Credit Disbursement; provided that any failure or inability of the Collateral Agent or Administrative Agent for any reason to apply such amounts shall not in any manner relieve any Lender of its obligations under Section 2.03(e) or Section 2.03(h). For this purpose the Borrower hereby grants a security interest to the Collateral Agent for the benefit of the Issuing Lenders and the Letter of Credit Lenders in such collateral account and any financial assets (as defined in the UCC) or other property held therein.
          (k) Additional Issuing Lenders. From time to time, the Borrower may by notice to the Administrative Agent designate other Lenders (in addition to the “Issuing Lenders” named in the relevant definitions thereof) that agree (in their sole discretion) to act in such capacity and are reasonably satisfactory to the Administrative Agent as Issuing Lenders (which, for the avoidance of doubt, shall be an Acceptable Bank). Such designation shall be set forth in a written agreement among the Borrower, the Administrative Agent and such additional Issuing Lenders. The Administrative Agent shall notify the Lenders of any such designation. From and after the effective date of any such designation, (i) each additional Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such additional Issuing Lender.
          SECTION 2.04. Loans and Borrowings.
          (a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class (and, upon payment by any Letter of Credit Lender of its obligation to acquire a participation under Section 2.03(e) in any Borrowing of a Loan pursuant to Section 2.03(h), such Letter of Credit Lender shall be deemed to be the direct holder of such Loan without any further actions). The failure of any Lender to make any Loan required to be made by it (or to make any payment under Section 2.03(e)) shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans (or to make any payment under Section 2.03(e)) as required.
          (b) Type of Loans. Subject to Section 2.12 and Section 2.03(h), each Borrowing shall be constituted entirely of ABR Loans or of Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar
Credit Agreement

Loan by causing any domestic or foreign branch or Affiliate of such Lender to make or hold such Loan at such Lender’s applicable lending office; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
          (c) Minimum Amounts; Limitation on Number of Borrowings. Each Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $500,000, provided that any Borrowing pursuant to Section 2.03(h) shall be in the amount of the related Letter of Credit Disbursement. Borrowings of more than one Class may be outstanding at the same time; provided that all Borrowings of any Class shall be of the same Type and there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.
          SECTION 2.05. Funding of Borrowings.
          (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, for deposit into (i) in the case of Term Loans, the Construction Account and (ii) in the event Letter of Credit Loans are made to finance the reimbursement of Letter of Credit Disbursements pursuant to Section 2.03(h), by promptly remitting such amounts to the relevant Issuing Lenders, in each case in accordance with the Collateral Agency Agreement.
          (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans of the same Class as the applicable Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
          SECTION 2.06. Interest Elections.
          (a) Elections by the Borrower. Except as otherwise expressly provided herein, the Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request (or, in the case of a Borrowing under Section 2.03(h), as an ABR Borrowing) and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such
Credit Agreement

Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
          (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.01 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
          (c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information:
          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified in clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
          (d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor (or if any Interest Election Request made by the Borrower requests a Eurodollar Borrowing but does not specify an Interest Period therefor), then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing with the same Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing
Credit Agreement

may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.
          SECTION 2.07. Termination and Reduction of the Commitments.
          (a) Scheduled Termination. Unless previously terminated, (i) the Term Loan Commitments shall terminate on the last day of the Term Loan Availability Period, (ii) the DSR Letter of Credit Commitments shall terminate on the last day of the DSR Letter of Credit Availability Period, and (iii) the PPA Letter of Credit Commitments shall terminate on the last day of the PPA Letter of Credit Availability Period.
          (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that:
          (i) each partial reduction of the Commitments of any Class pursuant to this Section shall be in an amount that is at least $1,000,000;
          (ii) the Borrower shall not voluntarily terminate or reduce the DSR Letter of Credit Commitments if, (A) after giving effect to any concurrent prepayment of the DSR Letter of Credit Loans in accordance with Section 2.09, the total DSR Letter of Credit Exposures and DSR Letter of Credit Loans would exceed the total DSR Letter of Credit Commitments and (B) the Borrower has not demonstrated to the reasonable satisfaction of the Administrative Agent that (x) the reduced portion of the DSR Letter of Credit Commitments is not reasonably likely to be required to satisfy the Debt Service Reserve Required Amount or the Borrower otherwise has sufficient funds to fund the Debt Service Reserve Required Amount and (y) no Default or Event of Default would occur as a result of such termination or reduction;
          (iii) the Borrower shall not voluntarily terminate or reduce the PPA Letter of Credit Commitments if, (A) after giving effect to any concurrent prepayment of the PPA Letter of Credit Loans in accordance with Section 2.09, the total PPA Letter of Credit Exposures and PPA Letter of Credit Loans would exceed the total PPA Letter of Credit Commitments and (B) the Borrower has not demonstrated to the reasonable satisfaction of the Administrative Agent that (x) the reduced portion of the PPA Letter of Credit Commitments is not reasonably likely to be required under the Power Purchase Agreement, or the Borrower otherwise has sufficient funds to fund the amounts required under the PPA and (y) no Default or Event of Default would occur as a result of such termination or reduction;
          (iv) the Borrower shall not voluntarily terminate or reduce the Term Loan Commitments if, after giving effect thereto, the Borrower has not demonstrated to the reasonable satisfaction of the Administrative Agent (in consultation with the Independent Engineer) that (x) the funds under the cancelled Term Loan Commitments are not necessary to achieve the Conversion Date by the Outside Delivery Date and (y) no Default or Event of Default would occur as a result of such termination or reduction; and
Credit Agreement

          (v) notwithstanding the other provisions of this Section 2.07, the Borrower shall be permitted to voluntarily terminate or reduce the DSR Letter of Credit Commitments and the PPA Letter of Credit Commitments to the extent that replacement letters of credit meeting the requirements of the Debt Service Reserve Required Amount and Power Purchase Agreement (as applicable) are available to be issued under a Replacement Letter of Credit Facility.
          (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section 2.07 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable.
          (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
          SECTION 2.08. Repayment of Loans; Evidence of Debt.
          (a) Repayment.
          (i) Tranche A Term Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche A Term Loan Lenders the outstanding principal amount of the Tranche A Term Loans on each applicable Term Loan Principal Payment Date set forth on Schedule 2.08 in the aggregate principal amount relating to Tranche A Term Loans and set forth opposite such Term Loan Principal Payment Date (subject to adjustment pursuant to paragraph (b) of this Section).
          (ii) Tranche B Term Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche B Term Loan Lenders the outstanding principal amount of the Tranche B Term Loans on each applicable Term Loan Principal Payment Date set forth on Schedule 2.08 in the aggregate principal amount relating to Tranche B Term Loans and set forth opposite such Term Loan Principal Payment Date (subject to adjustment pursuant to paragraph (b) of this Section).
          (iii) Letter of Credit Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Letter of Credit Lenders the outstanding principal amount of the Letter of Credit Loans on the Letter of Credit Maturity Date applicable thereto.
          (b) Adjustment to Amortization Schedule. If the initial aggregate amount of the Term Loan Commitments exceeds the aggregate principal amount of Term Loans that are outstanding on the Conversion Date, then the scheduled repayments of Term Loans to be
Credit Agreement

made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. To the extent not previously paid, all Term Loans shall be due and payable on the respective Maturity Dates thereof.
               (c) Manner of Payment. Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Administrative Agent by telephone (confirmed promptly by telecopy or other electronic transmission) of such selection not later than 2:00 p.m., New York City time, (i) in the case of an ABR Borrowing, one Business Day before the scheduled date of such payment and (ii) in the case of a Eurodollar Borrowing, three Business Days before the scheduled date of such payment; provided that each payment of Borrowings of any Class shall be applied to pay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each repayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.
               (d) Evidence of Debt.
               (i) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (ii) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts or any error in any such account shall not limit or otherwise affect any obligations of the Borrower.
               (ii) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a promissory note (a “Note”) substantially in the form of Exhibit B payable to such Lender in an amount equal to such Lender’s Loans evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any obligations of the Borrower. A Note and the obligation evidenced thereby may
Credit Agreement

be assigned or otherwise transferred in whole or in part only in accordance with Section 9.04(b).
               SECTION 2.09. Prepayment of Loans.
               (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (other than any amounts payable under Section 2.14), subject to the requirements of this Section. Each partial prepayment of any Borrowing under this Section 2.09(a) shall be in an aggregate amount at least equal to $1,000,000 and an integral multiple of $500,000 in excess thereof (or such lesser amount as may be necessary to prepay the aggregate principal amount then outstanding with respect to such Borrowing). Prepayments pursuant to this Section 2.09(a) shall be applied (i) first to prepay any outstanding Letter of Credit Loans and (ii) second, to prepay pro rata against each Class of Term Loans and, within such Class of Loans, at the option and direction of the Borrower, either in inverse order of maturity or pro rata to the remaining installments thereof.
               (b) Mandatory Prepayments.
               (i) The Borrower shall apply on each Monthly Date, ratably to the mandatory prepayment of the Letter of Credit Loans, if any, together with accrued interest thereon and any amount required by Section 2.14 (if applicable), the amount required to be applied to the prepayment of Letter of Credit Loans pursuant to Section 3.03(b)(iv) of the Collateral Agency Agreement.
               (ii) With respect to any Event of Damage or Event of Taking, the Borrower shall prepay the Loans then outstanding in accordance with and to the extent required by Section 5.19.
               (iii) On the Monthly Date immediately following the receipt by the Borrower (or the Collateral Agent on behalf of the Borrower) of the proceeds of any Project Document Claim, the Borrower shall prepay the Loans then outstanding in an aggregate amount equal to 100% of the Net Available Amount of such Project Document Claim; provided, however, that the Borrower shall not be required to so apply the proceeds of any Project Document Claim to the extent that the Borrower provides the Administrative Agent a certificate confirming that, when taking into account the non-prepayment of such Project Document Claim, it will satisfy a 12-month projected Debt Service Coverage Ratio of at least 1.40X and setting out its calculations thereof.
               (iv) Promptly following the receipt by the Borrower (or the Collateral Agent on behalf of the Borrower) of the proceeds of any Termination Payment, the Borrower shall prepay the Loans then outstanding in an aggregate amount equal to 100% of the Net Available Amount of such Termination Payment.
Credit Agreement

               (v) Promptly following the occurrence of any total Condemnation of all or materially all of the Project Assets, the Borrower shall prepay all the Loans then outstanding.
               (vi) Prepayments pursuant to this Section 2.09(b) shall be applied as follows:
               first, to prepay any outstanding Letter of Credit Loans, and second, to ratably prepay any outstanding Term Loans.
provided that each prepayment of Borrowings of any Class shall be applied to prepay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class.
Each such prepayment of the Term Loans of any Class shall be applied pro rata against each Class of Term Loans and, within such Class of Term Loans, in the inverse order of maturity.
               (c) Notices, Etc. The Borrower shall notify the Administrative Agent by telephone (confirmed promptly by telecopy or other electronic transmission) of any prepayment hereunder, not later than 2:00 p.m., New York City time, with respect to Loans bearing interest at the Adjusted LIBO Rate, three Business Days, and with respect to Loans bearing interest at the Alternate Base Rate one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and any amount required by Section 2.14 and shall be applied in the manner specified in Section 2.08(c).
               (d) Permitted Swap Agreements. Any prepayment of Term Loans made pursuant to this Section 2.09 shall be made simultaneously with (i) the early termination of Permitted Swap Agreements to the extent that the aggregate notional amount under all such Permitted Swap Agreements would exceed the aggregate principal amount of the Term Loans outstanding after giving effect to such prepayment and (ii) payment by the Borrower of any amount payable by the Borrower under any such Permitted Swap Agreement as a result of such early termination, in each case in the manner set forth in Section 3.03(b)(v) of the Collateral Agency Agreement.
               SECTION 2.10. Fees.
               (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender having Term Loan Commitments, a commitment fee, which shall accrue at a rate per annum equal to 0.75% on the average daily unused amount of each such Commitment of such Lender during the period from and including the Closing Date to but excluding the date each such Commitment terminates. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days
Credit Agreement

elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to the Commitments of any Class, a Lender’s Commitment of such Class shall be deemed to be used to the extent of such Lender’s outstanding Loans and such Lender’s Letter of Credit Exposure, without duplication, (excluding any portion thereof attributable to unreimbursed Letter of Credit Disbursements) of such Class.
               (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Letter of Credit Lender a participation fee with respect to its participations in Letters of Credit which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Tranche A Eurodollar Loans, on the average daily amount of such Letter of Credit Lender’s Letter of Credit Exposure (excluding any portion thereof attributable to unreimbursed Letter of Credit Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Letter of Credit Lender’s Letter of Credit Commitment terminates and the date on which such Letter of Credit Lender ceases to have any Letter of Credit Exposure, (ii) to each Issuing Lender a letter of credit commitment fee (“Letter of Credit Commitment Fee”) which shall accrue at a rate per annum equal to 0.75% on the average daily unused amount of such Letter of Credit Lender’s Letter of Credit Commitment during the period from and including the Closing Date to but excluding the date each such Letter of Credit Commitment terminates, (iii) to each DSR Issuing Lender, an amendment fee of $300.00 for each amendment to a DSR Letter of Credit issued by such DSR Issuing Lender and (iv) such other fees in such amounts and payable as such times as may be separately agreed with the Borrower (including, for the avoidance of doubt, any fronting fees to the extent that an Issuing Lender fronts for Letter of Credit Lenders other than itself); provided that any such fees accruing after the date on which the applicable Class of Letter of Credit Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand.
               (c) Lender and Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, and to the Collateral Agent and each Lender the fees payable in the amounts and at the times separately agreed upon in the Fee Letters.
               (d) Payment of Fees. Accrued commitment fees, participation fees and Letter of Credit Commitment Fees shall be due and payable on each Quarterly Date, commencing on the first such date to occur after the Closing Date. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the applicable Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. All participation fees and Letter of Credit Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Fees paid shall not be refundable under any circumstances absent manifest error.
               SECTION 2.11. Interest.
                    (a) ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
Credit Agreement

                    (b) Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest for the applicable Interest Period at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period for such Borrowing plus the Applicable Margin.
                    (c) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2.00% plus the rate that would otherwise be applicable to such amount pursuant to this Agreement or, if no other rate is so specified herein, the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
                    (d) Payment of Interest. Accrued interest on each Loan of any Class shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
                    (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The computation of interest shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
               SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurodollar Borrowing:
     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or
     (b) if such Borrowing is of a particular Class of Loans, the Administrative Agent is advised by the Required Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing on the last
Credit Agreement

day of the Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
               SECTION 2.13. Increased Costs.
                    (a) Increased Costs Generally. If any Change in Law shall:
                    (i) impose, modify or deem applicable any reserve, special deposit or similar requirement (except any such reserve requirement reflected in the Adjusted LIBO Rate) against assets of, deposits with or for account of, or credit extended by, any Lender or any Issuing Lender; or
                    (ii) impose on any Lender or any Issuing Lender any other condition not otherwise contemplated hereunder affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein (except, in each case, for capital requirements addressed in Section 2.13(b) and Taxes addressed in Section 2.15);
and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) to the Borrower or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise) (except, in each case, for capital requirements addressed in Section 2.13(b) and Taxes addressed in Section 2.15), then the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
                    (b) Capital Requirements. If any Lender or any Issuing Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.
                    (c) Certificates from Lenders. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest
Credit Agreement

error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
               (d) Delay in Requests. Promptly after any Lender or any Issuing Lender has determined that it will make a request for increased compensation pursuant to this Section, such Lender or Issuing Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
               SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.17(b) of any Eurodollar Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. The loss to any Lender attributable to any such event shall be deemed to be the amount reasonably determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue a Eurodollar Loan, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in Dollars from other banks in the eurocurrency market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
               SECTION 2.15. Taxes.
               (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Financing Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by law to deduct any Indemnified Taxes or Other Taxes
Credit Agreement

from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Collateral Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make or shall cause to be made such deductions and (iii) the Borrower shall pay or shall cause to be paid the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
               (b) Payment of Other Taxes. In addition, the Borrower shall pay or cause to be paid any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
               (c) Indemnification. The Borrower shall indemnify or cause to be indemnified the Administrative Agent, the Collateral Agent, each Lender and each Issuing Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section but without duplication of any amounts indemnified under Section 2.15(a)) paid by the Administrative Agent, the Collateral Agent, such Lender or such Issuing Lender, as the case may be, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The amount of such payment or liability and the denomination thereof as set forth in reasonable detail in a certificate delivered to the Borrower by the Collateral Agent, a Lender or an Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of the Collateral Agent, a Lender or an Issuing Lender, shall be conclusive absent manifest error.
               (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver or cause to be delivered to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment satisfactory to the Administrative Agent, acting reasonably.
               (e) Forms. Any Lender and each Issuing Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate (including IRS Form W-8BEN, W-8ECI or W-9 (or, in each case, any successor form and, in each case, attached to an IRS Form W-8IMY if required) and, in the case of a person claiming an exemption under the “portfolio interest exemption,” a statement certifying (i) that it is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, (ii) that it is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), and (iii) that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Code).
Credit Agreement

          If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower or Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
               (f) If the Borrower determines that a reasonable basis exists for contesting a Tax, the Administrative Agent, the Collateral Agent, any Lender and any Issuing Lender, as the case may be, shall cooperate with the Borrower in challenging such Tax at the Borrower’s expense; provided, however, that none of the Administrative Agent, the Collateral Agent, or any Lender shall be required to take any action hereunder which, in the discretion, exercised in good faith, of the Administrative Agent, the Collateral Agent, such Lender or such Issuing Lender, as the case may be, would cause the Administrative Agent, the Collateral Agent, such Lender or such Issuing Lender, as the case may be, or its applicable lending office to suffer an economic, legal or regulatory disadvantage it reasonably considers to be material.
               (g) If the Administrative Agent, the Collateral Agent, any Lender or any Issuing Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower, net of all of its out-of-pocket expenses (including Taxes with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Lender, as the case may be, agrees to repay as soon as reasonably practicable the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the Collateral Agent, any Lender or any Issuing Lender, as the case may be, in the event the Administrative Agent, the Collateral Agent, any Lender or any Issuing Lender, as the case may be, is required to repay such refund to such Governmental Authority.
               SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
               (a) Payments by the Borrower. Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of Letter of Credit Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Financing Document (except to the extent otherwise provided therein) prior to 2:00 p.m., New York city time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on
Credit Agreement

the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 600 Washington Blvd, Stamford, CT 06901 (payment instructions: JP Morgan Chase Bank — New York; ABA/Routing No.: 021-000-021; SWIFT: CHASUS33; Account Name: The Royal Bank of Scotland plc; Account No.: 802-906-651; Reference: Mirant Marsh Landing, LLC; Attn: Lending Operations CT) except as otherwise expressly provided in the relevant Financing Document and except payments to be made directly to any Issuing Lender as expressly provided herein and payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03, which shall be made directly to the Persons entitled thereto, in each case subject to the terms of the Collateral Agency Agreement. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement or under any other Financing Document are payable in Dollars.
               (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed Letter of Credit Disbursements, interest and fees then due hereunder, such funds shall be applied, in each case pro rata among the relevant Lenders according to the amounts of their respective Commitments, (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed Letter of Credit Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed Letter of Credit Disbursements then due to such parties.
               (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a particular Class shall be made from the relevant Lenders, each payment of a commitment fee under Section 2.10 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.07 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.
               (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or
Credit Agreement

interest on any of its Loans or participations in Letter of Credit Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in Letter of Credit Disbursements and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in Letter of Credit Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders pro rata in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in Letter of Credit Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letter of Credit Disbursements to any assignee or participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
               (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or any Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each applicable Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
               (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03(e), 2.05(b), 2.16(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
               SECTION 2.17. Mitigation Obligations; Replacement of Lenders.
               (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount
Credit Agreement

to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, then such Lender shall (i) file any certificate or document reasonably requested in writing by the Borrower and/or (ii) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (x) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (y) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
               (b) Replacement of Lenders. (i) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations (including, without limitation, any participation under any letters of credit issued pursuant to Section 2.03) under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) the Borrower shall have received the prior written consent of the Administrative Agent and, to the extent such assignee is assuming any Letter of Credit Commitment, the Issuing Lenders of each applicable Class, which consent, in each case, shall not unreasonably be withheld, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in the elimination or a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Nothing in this Section shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.
               (ii) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.02 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right to replace such Non-Consenting Lender (unless such Non-Consenting Lender grants such consent) by requiring such Non-Consenting Lender to assign its Loans and Commitments (in accordance with and subject to the restrictions contained in Section 9.04) to one or more assignees reasonably acceptable to the Administrative Agent (and, to the extent such assignee is assuming any Letter of Credit Commitment, the Issuing Lenders of each applicable Class); provided that (x) any such
Credit Agreement

Non-Consenting Lender must be replaced with a Lender that grants the applicable consent, (y) all obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (z) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest and fees thereon. In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04.
               (iii) Any Lender that has been replaced as a Lender pursuant to clause (b)(i) or (b)(ii) of this Section 2.17(b), and that is a party to a Permitted Swap Agreement shall use commercially reasonable efforts to promptly novate, assign and delegate, without recourse, all its interests, rights and obligations under such Permitted Swap Agreement to which it is party to the assignee replacing it as a Lender hereunder pursuant to this Section 2.17(b) or to another Lender or Affiliate thereof, which, in each case, shall be a Permitted Swap Counterparty.
               SECTION 2.18. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
     (a) fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.10(a);
     (b) the Loans, Letter of Credit Exposures and unused Commitments of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02);
     (c) if any Letter of Credit Exposure exists at the time a Letter of Credit Lender becomes a Defaulting Lender:
     (i) no Issuing Lender with respect to each Class of Commitment held by such Defaulting Lender shall be required to issue, amend or increase any Letter of Credit of such Class, unless any Letter of Credit Exposure that would result therefrom is fully covered or eliminated by any combination of the following (A) such Defaulting Lender’s Letter of Credit Exposure shall be reallocated, as to any outstanding and future Letters of Credit, as applicable, to the Non-Defaulting Lenders as provided in Section 2.18(d)(i) and (B) the Borrower shall within five Business Days following notice by the Administrative Agent cash collateralize only to the extent the Defaulting Lender is not the Issuing Lender for such Letter of Credit, such Defaulting Lender’s Letter of Credit Exposure in accordance with the procedures set forth in Section 2.03(j) in an amount at least equal to the aggregate amount of the Unreallocated Portion of the obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit, in which case the obligations of the Non-Defaulting Lenders in respect of such Letter of Credit will, subject to subclause (A) below, be on a pro rata basis in accordance
Credit Agreement

with the Letter of Credit Commitments of the Non-Defaulting Lenders, and the pro rata payment provisions of Section 2.16 shall be deemed adjusted to reflect this provision; provided, that (A) the sum of each Non-Defaulting Lender’s total Letter of Credit Exposure may not in any event exceed the Letter of Credit Commitments of such Non-Defaulting Lender, and (B) neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such cash collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender, or any other Lender may have against such Defaulting Lender, or cause such Defaulting Lender to be a Non-Defaulting Lender; and
     (ii) the Borrower shall not be required to pay any participation fees to such Defaulting Lender pursuant to Section 2.10(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is cash collateralized pursuant to clause (i) above; and
     (iii) if any Defaulting Lender’s Letter of Credit Exposure is not cash collateralized or reallocated pursuant to clause (i) above, then, without prejudice to any rights or remedies of the Issuing Lenders hereunder, all participation fees payable pursuant to Section 2.10(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the relevant Issuing Lender until such Letter of Credit Exposure is cash collateralized or reallocated.
     (d) if a Letter of Credit Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to the reallocation of any outstanding Letter of Credit Exposure of such Defaulting Lender pursuant to Section 2.18(c)(i):
     (i) the Letter of Credit Exposure of each such Defaulting Lender shall be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Letter of Credit Commitments; provided, that (A) the sum of each Non-Defaulting Lender’s total Letter of Credit Exposure may not in any event exceed the Letter of Credit Commitments of such Non-Defaulting Lender, and (B) neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such cash collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender, or any other Lender may have against such Defaulting Lender, or cause such Defaulting Lender to be a Non-Defaulting Lender; and
     (ii) to the extent that any portion (the “Unreallocated Portion”) of the Defaulting Lender’s Letter of Credit Exposure cannot be so reallocated, the Borrower will, not later than five Business Days after notice by the Administrative Agent, cash collateralize only to the extent the Defaulting Lender is not the Issuing Lender for such Letter of Credit such Defaulting Lender’s Letter of Credit Exposure in accordance with the procedures set forth in Section 2.03(j),
Credit Agreement

in an amount at least equal to the aggregate amount of the Unreallocated Portion of such Letter of Credit Exposure.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
               The Borrower makes the representations and warranties contained in this Article III to each Agent, the Issuing Lenders and the Lenders. Each such representation and warranty shall be deemed made as of the date hereof, on the Closing Date, the date of any Borrowing (excluding any Borrowing resulting from a Letter of Credit Disbursement pursuant to Section 2.03(h)), and the date of each issuance of a Letter of Credit (except for the representations set forth in Sections 3.07 and 3.11, which shall be made only upon any issuance of a Letter of Credit as a condition to the Conversion Date, and not upon any issuance or amendment of a Letter of Credit after the Conversion Date).
               SECTION 3.01. Due Organization, Power and Authority Etc. The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required by Applicable Law, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. The Borrower has all requisite power and authority and legal right (i) to own its properties and conduct its business substantially as contemplated by the Material Project Documents and Financing Documents to which it is a party and (ii) to execute, deliver, and perform its obligations under each Transaction Document to which it is a party and to consummate each of the transactions contemplated herein and therein.
               SECTION 3.02. Authority and Enforceability. The execution, delivery, and performance of each Financing Document and each Material Project Document to which the Borrower is a party have been duly authorized by all necessary action on the part of the Borrower. Each Financing Document and each Material Project Document to which the Borrower is a party has been duly executed and delivered by the Borrower. Each Financing Document and each Material Project Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)
               SECTION 3.03. No Conflict. The execution, delivery and performance by the Borrower of each of the Financing Documents and Project Documents to which it is a party, and the performance of its obligations thereunder do not and will not (i) violate the articles of organization or other organizational documents of the Borrower, (ii) violate any provision of any Applicable Law, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, including any other Transaction Document, or (iv) result in or require the creation or imposition of any Lien of any nature (other
Credit Agreement

than any Permitted Encumbrance) upon or with respect to any of the properties now owned or hereafter acquired by such Loan Party except, in the case of (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.
               SECTION 3.04. Title. At all times on and after the Initial Extension of Credit, the Borrower has good and marketable fee or easement title, as applicable to the Project Site to build, construct and operate the Project in accordance with the Transaction Documents, in each case free and clear of all Liens other than any Permitted Encumbrances and enjoys peaceful and undisturbed possession of all Properties that are necessary for the Development (subject to the rights of others with respect to easement properties and Permitted Encumbrances).
               SECTION 3.05. Approvals, Etc.
               (a) Schedule 3.05 constitutes a complete and accurate list of all material Governmental Approvals required on the part of each Loan Party and the Parent for the Development and for each Loan Party’s and the Parent’s execution, delivery, and performance of the Transaction Documents to which it is a party. As of the date hereof, the Governmental Approvals set forth in Part A of Schedule 3.05 (the “Part A Approvals”) were duly obtained, in full force and effect, final and non-appealable and constituted all material Governmental Approvals that were required to be obtained as of the date hereof for each Loan Party’s and the Parent’s execution, delivery, and performance of the Transaction Documents to which it is a party and for the Development.
               (b) All material Governmental Approvals required on the part of each Loan Party and the Parent for the Development but not required to be obtained as of the date hereof light of the status of the Development at such time, including information as to the filing of applications and the status thereof, are set forth in Part B of Schedule 3.05 (the “Part B Approvals”). Although the issuer of any such Governmental Approval has the discretion to issue or withhold such Governmental Approval, to the knowledge of the Borrower, as of the date hereof, there exists no impediment that could reasonably be expected to prevent the Loan Parties and the Parent from obtaining in due course and prior to the time the same is required each Part B Approval required on its part.
               SECTION 3.06. No Default or Event of Default, Event of Abandonment, Event of Damage, Event of Taking. No (i) Default or Event of Default, (ii) Event of Abandonment, or (iii) Event of Damage or Event of Taking has occurred and is continuing that, in the case of (iii) only, could reasonably be expected to have a Material Adverse Effect.
               SECTION 3.07. Litigation, Etc. Except as set forth on Schedule 3.07, there are no actions, suits, proceedings, investigations or similar actions pending or, to the knowledge of the Borrower, threatened (in writing) against any Loan Party or any of the Project Assets, that has had or could reasonably be expected to have a Material Adverse Effect.
               SECTION 3.08. Compliance with Laws and Obligations. The Borrower is in compliance with all Applicable Laws except to the extent that non-compliance with such Applicable Laws could not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.
Credit Agreement

               SECTION 3.09. Environmental Laws. Except as set forth on Schedule 3.09, (a) the Borrower is in compliance with all applicable Environmental Laws, including any Governmental Approvals required under any Environmental Laws, except for any non-compliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) there are no pending or, to the knowledge of the Borrower, any past or threatened Environmental Claims against the Project Assets or the Borrower that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) to the knowledge of the Borrower, Hazardous Substances have not at any time been used or released at, on, under, or from the Project, or the Project Site other than in compliance at all times with all applicable Environmental Laws or in a manner that could not reasonably be expected to give rise to liability under Environmental Laws, except to the extent that non-compliance with or liability under such Environmental Laws could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
               SECTION 3.10. Project Documents. No event of force majeure under any Material Project Document has occurred and is continuing that has resulted in the suspension by any Material Project Party of any obligation that could reasonably be expected to cause the Conversion Date not to occur prior to the Outside Delivery Date, and (ii) and no other event has occurred and is continuing under any Material Project Document that has resulted in the cancellation or termination by any Material Project Party of its performance, or the excuse of any Material Project Party from liability for any material non-performance, under any Material Project Document to which it is a party in accordance with the terms thereof, in each case, to the extent that the applicable Material Project Document has not been replaced in the manner and within the applicable time period specified in Section 7.01(o).
               SECTION 3.11. Material Adverse Effect. No Material Adverse Effect has occurred and is continuing.
               SECTION 3.12. Regulations T, U and X. The Borrower is not engaged principally or as one its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” (as defined in Regulation U of the Board of Governors (12 C.F.R. 221) or to extend credit to others for such purpose and no part of the proceeds of the Loans will be used, whether immediate, incidental or ultimate, for the purpose of (i) buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors (12 C.F.R. 221) or to extend credit to others for such purpose, or (ii) buying or carrying or trading in any security under such circumstances as to involve the Borrower in a violation of Regulation X of the Board of Governors (12 C.F.R. 224) or to involve any broker or dealer in a violation of Regulation T of the Board of Governors (12 C.F.R. 220).
               SECTION 3.13. Information.
               (a) All written information concerning the Loan Parties and the Project provided by or on behalf of the Borrower and described on Schedule 3.13 (including as set forth in the Information Memorandum (other than the Base Case Projections, any report of the Independent Engineer, the Insurance Advisor or other statements, estimates, projections or other expressions or views as to future circumstances), as updated and supplemented as of the
Credit Agreement

date hereof and taken as a whole, was complete and correct in all material respects as of the date hereof and, as of the date hereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading in light of the circumstances under which furnished.
               (b) The Base Case Projections were prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished to the Agents and the Lenders, it being understood that such Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that the Base Case Projections will be realized, that actual results may differ and such differences may be material.
               SECTION 3.14. Pari Passu. The Borrower’s obligations under this Agreement rank and will rank at least pari passu in priority of payment and in all other respects with all other present or future unsecured and secured Indebtedness of the Borrower, except for Permitted Indebtedness secured by Permitted Encumbrances.
               SECTION 3.15. Investment Company Status. The Borrower is not an “investment company” or company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or an “investment advisor” within the meaning of the Investment Company Act of 1940.
               SECTION 3.16. Foreign Assets Control Regulations, Etc.
               (a) The use of the proceeds of the Loan by the Borrower will not violate the Trading with the Enemy Act, or any of the foreign assets control regulations of the United States Treasury Department (Title 31, Subtitle B, Chapter V of the US Code of Federal Regulations, as amended) or any enabling legislation or executive order relating thereto; and
               (b) Neither the Borrower nor, to the Borrower’s knowledge, any Affiliate of the Borrower (i) is a Person or entity described by or designated in any OFAC List or in the Anti-Terrorism Order, (ii) has engaged in dealings or transactions or is engaging in dealings or transactions with any such Persons or entities described by or designated in any OFAC List or in the Anti-Terrorism Order, or (iii) is in violation of the Anti-Terrorism Laws.
               SECTION 3.17. Security Documents. The Security Documents to which either Loan Party is a party that have been delivered on or prior to the date this representation is made are effective to create, as security for the Obligations, valid, enforceable, and, upon the filing of documents and instruments as set forth in the final sentence of this Section 3.17, perfected Liens in the Collateral, in favor of the Collateral Agent for the benefit of the Secured Parties, subject to no other Liens other than Permitted Encumbrances. The descriptions of the Collateral set forth in each Security Document are true, complete, and correct in all material respects and are adequate for the purpose of creating, attaching and perfecting the Liens in the Collateral granted or purported to be granted in favor of the Collateral Agent for the benefit of the Secured Parties under the Security Documents. All filings, registrations, recordings, notices, and other actions that are required by the Collateral Agent on or prior to the date this representation is made (including delivery to the Collateral Agent of the certificates, if any, evidencing the equity
Credit Agreement

interests in the Borrower or otherwise giving the Collateral Agent control or possession of the Collateral) have been made or taken so that the security interest created by each Security Document is a perfected Lien on and security interest in all right, title and interest of the Borrower in the Collateral purported to be covered thereby.
               SECTION 3.18. ERISA.
               (a) Except as would not individually or in the aggregate result in a Material Adverse Effect, (i) each Plan (if any) is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, (ii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably likely to occur, (iii) no event, transaction or condition has occurred that has resulted in the imposition of any Lien under the Code or ERISA on any of the assets of the Borrower with respect to a Plan and (iv) for each Plan that is subject to the funding requirements of Section 412 of the Code, no failure to satisfy the “minimum funding standard” (within the meaning of Section 412 of the Code) whether or not waived, has occurred or is reasonably likely to occur.
               (b) Neither the Borrower or any ERISA Affiliate has incurred withdrawal liabilities or is subject to contingent withdrawal liability under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans, except as would not individually or in the aggregate have a Material Adverse Effect.
               SECTION 3.19. Labor Matters. No strike, lockout or other labor dispute in connection with the Project or the Borrower exists or, to the actual knowledge of the Borrower, is threatened, that could reasonably be expected to have a Material Adverse Effect.
               SECTION 3.20. Single-Purpose Entity. The Borrower has not conducted, and is not conducting, any business other than the Development and the performance of its obligations under the Financing Documents and the Project Documents to which it is a party and, in each case, activities related thereto.
               SECTION 3.21. Members and Membership Interests.
               (a) The only member of the Borrower is the Immediate Parent. The Collateral includes all of the equity interests in the Borrower.
               (b) All of the membership interests in the Borrower have been duly authorized and validly issued in accordance with its Operating Agreement and any other constitutive documents and are fully paid and non-assessable. The Borrower does not have outstanding any securities convertible into or exchangeable for any of its membership interests in or any rights to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any such membership interests (except as expressly provided for herein or in the Security Documents).
               SECTION 3.22. Deposit Accounts and Securities Accounts. Other than accounts permitted to exist under the Collateral Agency Agreement or as otherwise permitted under the Financing Documents, the Borrower has no Deposit Accounts or Securities Accounts.
Credit Agreement

ARTICLE IV
CONDITIONS
                    SECTION 4.01. Closing Date. The Closing Date shall occur upon the receipt by the Administrative Agent of each of the following documents and satisfaction of the conditions precedent set forth below each of which shall be satisfactory to the Administrative Agent and each Lender in form and substance (unless waived in accordance with Section 9.02):
          (a) Execution of Financing Documents. This Agreement and all other Financing Documents (other than the Financing Documents addressed in Sections 4.02, 4.03 and 4.04) shall have been duly executed and delivered by the Persons intended to be parties thereto and shall be in full force and effect.
          (b) Security Documents. The Collateral Agent shall have received evidence satisfactory to the Lenders and the Administrative Agent to it that, except as set forth in Section 5.13, the security interests in and to the Collateral intended to be created under the Security Documents (other than the security interests in and to the Collateral intended to be created under the Deed of Trust) shall have been created in favor of the Collateral Agent for the benefit of the Secured Parties and are fully registered (if applicable), perfected and in full force and effect (including the filing of UCC-1 financing statements), and duly executed copies of the Consents to Assignment from (i) the Power Purchaser, in substantially the form attached to the PPA, and (ii) from each other Material Project Party in respect of each other Material Project Document, other than the Borrower PSA, executed as of the Closing Date.
          (c) Corporate Documents. The following documents, each certified as indicated below:
          (i) a copy of the certificate of incorporation, certificate of formation, charter or other organizational documents, together with any amendments thereto, of each Loan Party and Parent certified by the Secretary of State of its jurisdiction of organization and a certificate as to the good standing of and payment of franchise taxes by each Loan Party and Parent, in each case dated as of a recent date; and
          (ii) a certificate of an Authorized Officer of each Loan Party and Parent, dated as of the Closing Date, certifying:
          (A) that attached to such certificate is a true and complete copy of its by-laws, limited liability company agreement, operating agreement or other governing document of such Person, as applicable as in effect on the date of such certification;
          (B) attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors, member(s), partner(s) or other authorized governing body of such Person, authorizing the execution, delivery and performance of each of the Transaction
Credit Agreement

Documents to which such Person is or is intended to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;
          (C) that the certificate of incorporation, certificate of formation, charter or other organizational documents (as the case may be) of such Person has not been amended since the date of the certification furnished pursuant to clause (i) above; and
          (D) as to the incumbency and specimen signature of each officer, member or director (as applicable) of such Person executing the Transaction Documents to which such Person is or is intended to be a party.
          (d) Company Certificates. An Officer’s Certificate substantially in the form of Exhibit D from each Loan Party and the Parent.
          (e) Financial Statements. Copies of the latest available (i) annual audited financial statements of the Borrower and the Parent and (ii) quarterly unaudited financial statements of the Borrower and the Parent, in each case, accompanied by a certificate from an Authorized Officer of the Borrower and the Parent certifying that such financial statements were prepared in accordance with Applicable Accounting Requirements consistently applied and reflect fairly the financial condition of the Borrower and the Parent as at the date of such statements, and in the case of the Parent, in the form which Parent makes such financial statements available on “EDGAR” and on its home page on the worldwide web.
          (f) Opinion of Counsel to the Loan Parties and the Parent. Favorable opinions of (i) King & Spalding, LLP, special New York counsel to the Loan Parties and the Parent, substantially in the form of Exhibit E-1 hereto, (ii) Stevens & Lee, special Delaware counsel to the Loan Parties and the Parent, substantially in the form of Exhibit E-2, (iii) Winston & Strawn LLP, special California counsel to the Loan Parties and the Parent, substantially in the form of Exhibit E-3 hereto and (iv) in-house counsel to the Loan Parties and the Parent, substantially in the form of Exhibit E-4.
          (g) Opinion of Counsel to the Lenders. A favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Lenders.
          (h) [Reserved].
          (i) Insurance and Report of Insurance Advisor.
          (i) The Borrower and the Contractor shall have obtained the insurance described on Appendix A to the extent required as of the Closing Date, and such insurance shall be in full force and effect, and the Borrower and the Contractor shall have furnished the Administrative Agent with certificates signed by the insurer or an agent authorized to bind the insurer, together with loss payee endorsements in favor of the Collateral Agent, evidencing such insurance required
Credit Agreement

pursuant to Appendix A, identifying underwriters, the type of insurance, the insurance limits and the policy terms, and stating that such insurance (x) is, in each case, in full force and effect and (y) complies with Section 5.06 and that all premiums then due and payable on such insurance have been paid.
          (ii) The Insurance Advisor’s report, which shall be dated as of a recent date, stating that, in the opinion of the Insurance Advisor, such insurance complies with the insurance requirements set forth on Appendix A.
          (j) Report of Independent Engineer. A final report of the Independent Engineer favorably reviewing (A) the technical feasibility of the Project and the environmental compliance and environmental risks relating to the Project, (B) the reasonableness and consistency of the Construction Budget, the Construction Schedule, the Construction Contract and related subcontracts and the assumptions related to the costs and operating performance of the Project and (C) the reasonableness of the assumptions underlying the Base Case Projections, which shall be dated as of a recent date.
          (k) [Reserved].
          (l) Construction Budget. A construction budget (the “Construction Budget”), consistent in all material respects with the Project Documents together with a certificate of an Authorized Officer of the Borrower stating that such budget was prepared in good faith by the Borrower and is based upon assumptions which the Borrower considers to be reasonable.
          (m) Construction Schedule. A construction schedule (the “Construction Schedule”), consistent in all material respects with the Project Documents together with a certificate of an Authorized Officer of the Borrower stating that such schedule was prepared in good faith by the Borrower and is based upon assumptions which the Borrower considers to be reasonable.
          (n) Real Property Purchase and Sale Agreement. An executed purchase and sale agreement between Mirant Delta, LLC and the Borrower with respect to the conveyance of the Project Site to the Borrower, which purchase and sale agreement shall include an assignment of the rights of Mirant Delta, LLC in the PG&E Indemnity in respect of the Project Site (the “Borrower PSA”), together with a certificate of an Authorized Officer of the Borrower stating that such copy is true and correct.
          (o) Project Documents. Copies, certified by the Borrower to be true and complete, of the Construction Contract, the PPA and each other Project Document executed as of such date.
          (p) Establishment of Accounts. Each of the Accounts shall have been established pursuant to the Collateral Agency Agreement.
          (q) Lien Searches. Results of a recent search of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which have
Credit Agreement

been made with respect to any personal or mixed property of the Borrower and the Immediate Parent, together with copies of all such filings disclosed by such search, and UCC termination statements for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Permitted Encumbrances).
          (r) Governmental Approvals. The Borrower shall have delivered certified copies of each Part A Approval.
          (s) Filings. All filings, registrations, recordings and other actions required to be taken as of the Closing Date, including UCC-l financing statements with respect to the Borrower and the Immediate Parent in all jurisdictions in which financing statements are necessary to perfect the Liens created under the Security Documents, and all other instruments to be recorded or filed or delivered in connection with the Security Documents, shall have been taken.
          (t) Base Case Projections. The Base Case Projections together with a certificate of an Authorized Officer of the Borrower stating that such Base Case Projections were based upon assumptions and a methodology agreed upon by the Borrower and the Lead Arrangers.
          (u) Regulatory Information. Each Lender shall have received at least five Business Days prior to the date hereof all documentation and other written information requested by such Lender and required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.
          (v) Fees and Expenses. The Borrower shall have (i) confirmed that it has paid or has arranged for payment of all fees and expenses of any Lender, the Lead Arrangers, the Agents, and any Issuing Lender, then due and payable by the Borrower pursuant to the Financing Documents and (ii) provided evidence that all filing, recordation, subscription and inscription fees and all recording and other similar fees and all recording, stamp and other taxes and other expenses related to such filings, registrations and recordings necessary for the consummation of the transactions contemplated by the Financing Documents have been paid in full by or on behalf of each Loan Party.
                    (w) Other Documents. Such other documents necessary to effectuate the transactions contemplated hereby and in the other Financing Documents as the Administrative Agent may reasonably request.
                    SECTION 4.02. Conditions Precedent to Initial Extension of Credit. The obligations of the Lenders to make the initial Loans pursuant to a Borrowing hereunder (excluding any Borrowing resulting from a Letter of Credit Disbursement pursuant to Section 2.03(h)) are subject to the receipt by the Administrative Agent of each of the following documents, and the satisfaction of the conditions precedent set forth below, each of which shall
Credit Agreement

be satisfactory to the Administrative Agent in form and substance (unless waived in accordance with Section 9.02):
          (a) Base Equity Contribution; Contingent Equity LC. The Administrative Agent shall have received the Contingent Equity LC and evidence that the full amount of the Base Equity Contribution Amount has been contributed to the Borrower on or prior to the date of such initial extension of credit.
          (b) Large Generator Interconnection Agreement. The Borrower shall have entered into and delivered to the Administrative Agent a certified true and correct copy of the Large Generator Interconnection Agreement and shall have taken commercially reasonable efforts to cause the counterparties thereto to execute a Consent to Assignment.
          (c) Real Estate Documentation. (i) Fee simple title to the Project Site shall have been conveyed to the Borrower, (ii) the Borrower shall have delivered to the Administrative Agent (A) the Title Policy; (B) the Survey; (C) proof of payment to the Title Company of all expenses and premiums of the Title Company in connection with the issuance of the Title Policy and all recording and stamp taxes payable in connection with the recording of the Deed of Trust in the real property records of Contra Costa County; and (D) a standard flood hazard determination, and (iii) the Borrower shall have caused the Deed of Trust to have been recorded in the real property records in Contra Costa County.
          (d) Opinion of Counsel to the Loan Parties and the Parent. Favorable opinions of (i) Winston & Strawn LLP, special California counsel to the Loan Parties and the Parent covering matters referenced in Section 4.02(c)(iii), (ii) Stevens & Lee, special Delaware counsel to the Loan Parties and the Parent and (iii) in-house counsel to the Loan Parties and the Parent, in the case of (ii) and (iii), covering matters as to corporate authority, due authorization and other corporate matters in the manner set forth in Exhibits E-2 and E-4 relating to the execution of the Deed of Trust.
                    SECTION 4.03. Conditions Precedent to All Borrowings of Loans. The obligation of each Lender to make any Loan pursuant to a Borrowing hereunder (excluding any Borrowing resulting from a Letter of Credit Disbursement pursuant to Section 2.03(h)), is additionally subject to the receipt by the Administrative Agent of each of the following documents, and the satisfaction of the conditions precedent set forth below, each of which shall be satisfactory to the Administrative Agent (excluding any Borrowing resulting from a Letter of Credit Disbursement pursuant to Section 2.03(h)), in form and substance (unless waived in accordance with Section 9.02):
          (a) Borrowing Request. Delivery of a Borrowing Request to the Administrative Agent in accordance with Article II.
          (b) Representations and Warranties; No Default or Event of Default. (i) The representations and warranties of each Loan Party set forth in each Financing Document and intended to be brought down on such Borrowing pursuant to Article III shall be true and correct in all material respects on and as of the date of such Borrowing
Credit Agreement

(or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), both immediately prior to the proposed Borrowing and after giving effect to such Borrowing and to the intended use thereof as if made on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date), and (ii) no Default or Event of Default has occurred and is continuing on such date or will result from such Borrowing.
          (c) Construction Drawdown Certificate; Construction Report; Independent Engineer Certificate. Delivery of a Construction Drawdown Certificate dated not less than five Business Days prior to the date of the proposed Borrowing in the form of Exhibit I, certified by an Authorized Officer of the Borrower with required attachments thereto, including a Construction Report and description of Project Costs incurred to date, together with a certificate of the Independent Engineer in the form of Exhibit J dated the date of the related Construction Drawdown Certificate.
          (d) Lien Waivers; Title Policy Endorsements. Consistent with the provisions of the Construction Contract in respect of (i) and (ii) below, (i) copies of lien waivers executed by the Contractor in respect of all work completed as of the date of its current invoice (other than work in progress), in each case, in accordance with the requirements of the Construction Contract, (ii) evidence that the Contractor has received lien waivers in respect of all work completed as of the date of its current invoice (other then work in progress) from all of its major subcontractors, in each case, in accordance with the requirements of the Construction Contract, and (iii) an ALTA Form 122 down-date endorsement to the Title Policy and other such endorsements to the Title Policy relating to the continued priority of the Deed of Trust with respect to mechanics liens and other matters as reasonably requested by the Administrative Agent.
                    SECTION 4.04. Conditions Precedent to Issuance of each Letter of Credit. The obligations of the Issuing Lenders to issue the Letters of Credit hereunder are subject to the receipt by the Administrative Agent (except as set forth otherwise below) of each of the following documents, and the satisfaction of the conditions precedent set forth below, each of which shall be satisfactory to the Administrative Agent and the Issuing Lender in form and substance (unless waived in accordance with Section 9.02):
          (a) Notice of Issuance. Delivery of a Notice of Issuance to the Administrative Agent in accordance with Article II.
          (b) Conversion Date. All conditions precedent to the Conversion Date (except the posting of any letters of credit) shall have occurred.
          (c) Representations and Warranties; No Default or Event of Default. (i) The representations and warranties of each Loan Party set forth in each Financing Document and intended to be brought down on such issuance pursuant to Article III shall be true and correct in all material respects on and as of the date of such issuance (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), both immediately prior to the proposed issuance and after giving effect to such issuance and to the intended use thereof as if made on and as of such
Credit Agreement

date (or, if stated to have been made solely as of an earlier date, as of such earlier date), and (ii) no Default or Event of Default has occurred and is continuing on such date or will result from such issuance.
                    SECTION 4.05. Conversion Date. The “Conversion Date” means the date on which each of the following conditions shall have been satisfied or waived by the Administrative Agent; provided, that, if the Independent Engineer certification delivered as part of Section 4.05(a) or (b) has material qualifications, waiver shall be by the Required Lenders:
          (a) Physical Facilities Certificate. The Administrative Agent shall have received a certificate of the Borrower (together with a certificate of the Independent Engineer and all other attachments contemplated thereby), substantially in the form of Exhibit K.
          (b) Performance Certificate. The Administrative Agent shall have received a certificate of the Borrower (together with a certificate of the Independent Engineer and all other attachments contemplated thereby), substantially in the form of Exhibit L.
          (c) Legal Matters Certificate. The Administrative Agent shall have received a certificate of the Borrower substantially in the form of Exhibit M.
          (d) Accounts. The Debt Service Reserve Account shall be funded (either with cash or through a DSR Letter of Credit, an Acceptable Letter of Credit or a combination thereof) in an amount at least equal to the Debt Service Reserve Required Amount, in each case in accordance with the Collateral Agency Agreement.
ARTICLE V
AFFIRMATIVE COVENANTS
                    The Borrower covenants and agrees with the Lenders, each Issuing Lender and the Agents that until the Termination Date:
                    SECTION 5.01. Corporate Separateness; Etc.
                    (a) The Borrower shall (i) preserve and maintain (A) its legal existence as a limited liability company in good standing under the laws of the State of Delaware and (B) except where failure to do so could not reasonably be expected to have a Material Adverse Effect, its qualifications to do business and its good standing in each jurisdiction in which the character of properties owned by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary and (ii) preserve and maintain all of its licenses, rights, privileges and franchises necessary for the Development, except in the case of this clause (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
                    (b) The Borrower shall (i) comply with all organizational formalities necessary to maintain its separate and distinct existence; (ii) conduct its business solely in its own name; (iii) maintain its assets, funds and transactions, including its bank accounts,
Credit Agreement

separate from those of its Affiliates; and (iv) maintain full and complete financial statements separate from those of its Affiliates in accordance with Applicable Accounting Requirements.
                    SECTION 5.02. Conduct of Business. The Borrower shall use commercially reasonable efforts to (i) cause the Project to be constructed and completed substantially in accordance with the Construction Contract and the other relevant Material Project Documents, Applicable Law and Prudent Industry Practice and (ii) achieve the Conversion Date by the Outside Delivery Date.
                    SECTION 5.03. Compliance with Laws and Obligations.
                    (a) The Borrower shall comply with, and ensure that the Project is operated in compliance with, all Applicable Laws, including but not limited to all Environmental Laws and reporting and other requirements under applicable CAISO rules applicable to it, except to the extent where the failure to do so by the Borrower or the Project, could not reasonably be expected to result in a Material Adverse Effect.
                    (b) The Borrower shall (i) enforce against each Project Party each material covenant or obligation under each Project Document to which it is a party in accordance with the terms thereof and (ii) enforce the terms of the environmental remediation obligations set forth in Section 5.8 and Article 6 of the PSA (the “PG&E Indemnity”), except, in the case of each of clauses (i) and (ii), as could not reasonably be expected to have a Material Adverse Effect.
                    SECTION 5.04. Governmental Approvals.
                    (a) The Borrower shall obtain and maintain in full force and effect all material Governmental Approvals, including, without limitation, all Governmental Approvals set forth in Schedule 3.05 of this Agreement, necessary for the construction, operating and maintenance of the Project for the relevant stage of Development, except, where the failure to maintain such Governmental Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
                    (b) The Borrower shall (i) obtain its status as an EWG or another equivalently effective exemption from the “books and records” requirements of PUHCA (to the extent that such requirements of PUHCA remain in effect) and its MBR Authority, to the extent required by Applicable Law to perform its obligations and to charge and collect amounts payable under the PPA, in each case, no later than the Initial Delivery Date, or earlier as may be required by Applicable Law, and (ii) maintain its status as an EWG, or obtain and subsequently maintain another equivalently effective exemption from the “books and records” requirements of PUHCA (to the extent that such requirements of PUHCA remain in effect), and its MBR Authority, to the extent required by Applicable Law to perform it obligations and to charge and collect amounts payable under the PPA.
                    SECTION 5.05. Maintenance of Title. At all times from and after the acquisition by the Borrower of the Project Site, the Borrower shall maintain good and marketable title to the Project Site and shall obtain, as and when required, pursuant to the Project Documents, and thereafter maintain at all times interests in the other Project Assets sufficient to
Credit Agreement

operate the Project in accordance with the Project Documents and Prudent Industry Practices, and in each case, free and clear of liens other than Permitted Encumbrances. The Borrower shall not, prior to the filing of the Deed of Trust, permit any activity to be undertaken on or with respect to the Project which could give rise to a mechanics’, materialmen’s or other statutory lien on the Project Site or any portion thereof, including without limitation any lien arising under or described in Title 15 of the California Civil Code (Section 3083 et seq.).
                    SECTION 5.06. Maintenance of Property; Insurance.
                    (a) The Borrower shall operate, preserve, maintain and keep, or cause to be operated, maintained, preserved and kept, its Properties in good repair, working order and condition substantially in accordance with the Project Documents and Prudent Industry Practices (except in respect of any Event of Damage or Event of Taking, following which the Borrower is, to the extent permitted or required by the Financing Documents, attempting to restore, or has restored, the affected Project Asset).
                    (b) The Borrower shall obtain and maintain (or cause to be obtained and maintained) the insurance required to be maintained pursuant to Appendix A.
                    SECTION 5.07. Keeping of Books. The Borrower shall maintain an accounting and control system, management information system and books of account and other records, which together adequately reflect truly and fairly the financial condition of the Borrower and the results of its operations (including the progress of the Project) in accordance with the Applicable Accounting Requirements, to the extent applicable.
                    SECTION 5.08. Access to Records; Inspection Rights.
                    (a) The Borrower shall permit (i) representatives and advisors of the Independent Engineer and the Administrative Agent to visit and inspect, in the presence of representatives of the Borrower, if requested by the Borrower, the Properties of the Borrower and, in the case of the Independent Engineer only, any performance tests and (ii) officers and designated representatives of the Administrative Agent to examine and make copies of the books, records and documents of the Borrower and to discuss the affairs, finances and accounts of the Borrower with the Borrower’s principal officers and independent accountants (subject to reasonable requirements of safety and confidentiality, including requirements imposed by Applicable Law or by contract) with the participation of the Borrower, in each case, with reasonable advance notice to the Borrower and during normal business hours of the Borrower.
                    (b) The reasonable and documented costs and expenses of each such visit by the Independent Engineer and the Administrative Agent permitted hereby shall be borne by the Borrower.
                    SECTION 5.09. Payment of Taxes, Etc.The Borrower shall pay and discharge all taxes (if any) imposed upon its income or profits or any of its Property prior to the date on which any penalties may attach, except those being disputed in good faith and against which the Borrower has established sufficient reserves.
Credit Agreement

               SECTION 5.10. Information and Reporting Requirements. The Borrower shall furnish to the Administrative Agent:
          (a) Financial Statements. (i) Within 120 days after the end of each Fiscal Year of the Borrower, the audited financial statements of the Borrower and the Parent as of the end of such Fiscal Year and stating in comparative form the audited figures as of the end of and for the previous Fiscal Year, if available, prepared in accordance with Applicable Accounting Requirements, accompanied by an opinion of an independent public accounting firm of national standing, which opinion shall state that such financial statements fairly present, in all material respects, the financial condition and results of operations of the Borrower and Parent as at the end of and for such Fiscal Year in accordance with Applicable Accounting Requirements, and (ii) within 60 days after the end of each of the first three fiscal quarters of the Borrower and the Parent, the unaudited financial statements of the Borrower and the Parent as of the end of such quarter, prepared in accordance with Applicable Accounting Requirements and stating in comparative form the figures for the corresponding period in the previous Fiscal Year, certified by a Financial Officer of the Borrower and the Parent as fairly stating, in all material respects, the financial condition of the Borrower and the Parent (subject to year-end adjustments) as at the end of such period; in the case of each of clauses (i) and (ii) above, together with, in the case of the Borrower (A) commencing with the second complete quarterly fiscal quarter of the Borrower following the Conversion Date, a certificate of the Financial Officer of the Borrower setting forth the DSCR for the applicable period, and (B) a certificate of an Authorized Officer of the Borrower stating whether, to such Authorized Officer’s knowledge, any Default or Event of Default has occurred and is continuing (and, if any such Default or Event of Default shall have occurred and is continuing, a statement setting forth the nature thereof and the steps being taken by the Borrower to remedy the same); provided, however, that the obligations relating to the Parent’s financial statements under this paragraph shall apply only until the Conversion Date.
          (b) Operating and Construction Reports. (i) At all times after the Initial Delivery Date, as soon as available but in any event within 60 days after the end of each fiscal quarter, quarterly operating reports substantially in the form attached as Exhibit H and (ii) except to the extent that the Borrower has delivered a Construction Report within the previous 45 days pursuant to Section 4.03(c), within 15 Business Days following the end of each calendar quarter until the Conversion Date, a Construction Report prepared by Borrower and certified by the Borrower to be true and complete, on the progress of the Project and achievement of milestones as compared to the Construction Schedule and Construction Budget, including: (i) in the event of any material deviation from the Construction Schedule and the Construction Budget, the reason for such deviation and such other information reasonably requested by the Administrative Agent or the Independent Engineer in connection therewith; (ii) the status of any Governmental Approval by any Governmental Authority necessary for the Development which has not already been obtained, including the dates of applications submitted or to be submitted and the anticipated dates of actions by applicable Governmental Authorities with respect to such Governmental Approval; and (iii) an estimated date on which the Conversion Date shall be achieved.
Credit Agreement

          (c) Other. Upon the Administrative Agent’s reasonable request, such other data, certificates, reports, statements documents and further information regarding the business, assets, liabilities, financial condition, results of operation or business of the Borrower, in each case prepared by the Borrower in the ordinary course in connection with the Project.
Financial statements with respect to the Parent under Section 5.10(a) shall be required to be delivered only until the Conversion Date, and the applicable financial information for the Parent shall be delivered in the form and to the extent publicly filed. Upon receipt by the Administrative Agent of financial statements required to be delivered pursuant to Section 5.10(a) or (b), the Administrative Agent shall notify the Lenders thereof and such financial statements shall be provided to any Lender if such Lender requests a copy of such financial statements (which request may be in the form of a standing request).
               SECTION 5.11. Notices. The Borrower shall provide to the Administrative Agent and Independent Engineer, as applicable:
          (a) As soon as practicable and, in any event, within 10 Business Days after the Borrower obtains actual knowledge of any of the following, written notice of: (i) the occurrence of any Default or Event of Default and describing any action being taken or proposed to be taken with respect thereto, (ii) the occurrence of any Event of Damage or Event of Taking with respect to the Project in excess of $5,000,000 in value or any series of such events or circumstances during any 12-month period in excess of $5,000,000 in value in the aggregate, (iii) any litigation or similar proceeding (including any Environmental Claim) affecting the Project, the Borrower or the Immediate Parent (A) in which the amount involved is in excess of $5,000,000 or (B) if non-monetary relief (including any alleged violation of or non-compliance with any Environmental Laws or any environmental Governmental Approval or any liability under any Environmental Laws) has resulted in or could reasonably be expected to have a Material Adverse Effect, (iv) any material dispute, litigation, investigation or proceeding (including any such proceeding that is expected to result in the rescission, termination, suspension or modification of any Part A Approval or Part B Approval), that may exist at any time between any Governmental Authority and either the Borrower or the Immediate Parent to the extent such dispute, litigation, investigation or proceeding involves the Project, (v) the occurrence of any force majeure event under any Project Document that could reasonably be expected to have a Material Adverse Effect, or (vi) the occurrence of any Forced Outage lasting for a period of more than 168 continuous hours;
          (b) Promptly after (i) delivery to a Material Project Party pursuant to a Material Project Document, copies of all notices and other documents relating to any material dispute, demand for liquidated damages, failure by such Project Party to perform any of its material covenants or obligations under such Material Project Document, termination of such Material Project Document or a force majeure event under such Material Project Document that could reasonably be expected to cause the Conversion Date not to occur by the Outside Delivery Date, and (ii) such documents become available, copies of all amendments of any Material Project Document (if not otherwise provided to the Administrative Agent under this Agreement) and all notices and other
Credit Agreement

documents delivered to the Borrower by any Material Project Party relating to any material dispute, demand for liquidated damages, failure by the Borrower to perform any of its material covenants or obligations under any Material Project Document, termination of such Material Project Document or a force majeure event under such Material Project Document that could reasonably be expected to cause the Conversion Date not to occur by the Outside Delivery Date;
          (c) No later than 60 days after the end of each fiscal quarter, copies, certified by the Borrower to be true, complete and correct of each Part B Approval received by the Borrower during such fiscal quarter;
          (d) Promptly after issuance thereof, notice of issuance of each notice to proceed under the Construction Contract (and copies thereof), and promptly upon receipt thereof, copies of the “punch list” under the Construction Contract and any final “as built” drawings;
          (e) Promptly upon the occurrence thereof, notice of the “Effective Date” under the PPA and the Initial Delivery Date; and
          (f) No later than 5 Business Days prior to the expected occurrence thereof, notice of the expected date of Substantial Completion and each material performance test to be performed under the PPA and Construction Contract (and, following the performance thereof, the results of such tests).
               SECTION 5.12. Use of Proceeds.
               (a) The Borrower shall use the proceeds of the Term Loans solely to pay, or to reimburse the payment of, Project Costs.
               (b) The Borrower shall use the proceeds of the Letter of Credit Loans solely to reimburse the applicable Issuing Lender as contemplated by Section 2.03.
               SECTION 5.13. Security. The Borrower shall from time to time and shall take or cause to be taken all action reasonably required to preserve and maintain the security interests (and the priority of such security interests) in the Collateral granted under the Security Documents. The Borrower shall execute, file and record or cause to be executed, filed and recorded any and all further instruments (including financing statements, continuation statements and similar statements with respect to any Security Document) as reasonably requested by the Administrative Agent for such purpose, including the payment of all associated fees and other charges in connection therewith. The Borrower shall discharge any Lien (other than Permitted Encumbrances) on the Collateral to which it has an interest. The Borrower shall, within five Business Days of the Closing Date, deliver to the Collateral Agent the Assignment of Proceeds.
               SECTION 5.14. Further Assurances. The Borrower shall execute, acknowledge where appropriate, and deliver, and cause to be executed, acknowledged where appropriate, and delivered, from time to time promptly at the reasonable request of any Agent all such instruments and documents as are necessary or appropriate to (i) cure any ambiguity or to correct or supplement any provision contained therein which is or appears to be inconsistent with any other
Credit Agreement

provisions contained in such Financing Document or in any other Financing Document (including without limitation any administrative errors or omissions) and (ii) correct any typographical or other similar errors that do not modify the intended rights and obligations of the parties thereto.
               SECTION 5.15. Gas Contracts and Approved Affiliate Contracts. The Borrower shall enter into the Gas Interconnection and Supply Agreement, the Special Facilities Agreement and the Gas Services Agreement, in each case, no later than the time reasonably expected to be required in order to permit the Conversion Date to occur no later than the Outside Delivery Date and shall, in connection therewith, take commercially reasonable efforts to cause the counterparty thereto to execute a Consent to Assignment. The Borrower shall cause the counterparties to the Shared Facilities Agreement, Easement Agreement and Water Rights Agreement to execute a Consent to Assignment concurrently with or promptly following the execution of each such Material Project Document.
               SECTION 5.16. Auditors. The Borrower shall appoint and maintain an independent certified accountant of recognized national standing, or otherwise reasonably acceptable to the Administrative Agent, to audit financial statements.
               SECTION 5.17. Permitted Swap Agreements. No later than 30 Business Days after the Closing Date, the Borrower shall enter into, and at all times thereafter maintain in full force and effect, one or more Permitted Swap Agreements mitigating interest rate risks as to a notional principal amount at least equal to 75% but no more than 100% of the anticipated aggregate principal amount of the Term Loans projected to be outstanding on the Conversion Date. Such Permitted Swap Agreements shall be documented pursuant to customary International Swaps and Derivatives Association (ISDA) agreements, and shall be otherwise satisfactory in form and substance to the Administrative Agent, acting reasonably. The obligations of the Borrower to each counterparty to a Permitted Swap Agreement under such Permitted Swap Agreement shall be secured pari passu with the Loans pursuant to the Security Documents.
               SECTION 5.18. Accounts. The Borrower shall cause all Project Revenues received by the Borrower to be deposited into the Revenue Account in accordance with the Collateral Agency Agreement.
               SECTION 5.19. Insurance Proceeds and Condemnation Proceeds. All Insurance Proceeds and Condemnation Proceeds shall be applied as provided in this Section 5.19 and in accordance with the Collateral Agency Agreement.
          (a) The Borrower shall deposit into the Insurance/Condemnation Proceeds Account all Insurance Proceeds received following an Event of Damage and all Condemnation Proceeds received following an Event of Taking.
          (b) If the Insurance Proceeds or Condemnation Proceeds result from a loss that is not a Total Loss, to the extent that the Permitted Bridge Prepayment Conditions have been satisfied, such Insurance Proceeds and Condemnation Proceeds shall be deposited first, pursuant to Section 3.02(f) of the Collateral Agency Agreement, in the
Credit Agreement

Principal Payment Account in amounts required to prepay the principal of and accrued interest on any applicable Insurance/Condemnation Proceeds Bridge Indebtedness, and any balance, if arising from a Minor Loss, shall be deposited into (i) the Construction Account if such proceeds are received on or prior to the Conversion Date and shall be applied by the Borrower in accordance with Section 3.02(a) of the Collateral Agency Agreement, or (ii) the Revenue Account in accordance with Section 3.02(e) of the Collateral Agency Agreement if such proceeds are received after the Conversion Date and shall be applied by the Borrower to restore or repair the Project, or, if (in the case of Condemnation Proceeds) the failure to restore or repair the Project would not reasonably be expected to have a Material Adverse Effect, for any purposes at the discretion of the Borrower otherwise consistent with Section 3.03(b) of the Collateral Agency Agreement.
          (c) If the Insurance Proceeds or Condemnation Proceeds result from a loss that is not a Minor Loss or a Total Loss and are not applied pursuant to Section 5.19(b) above, such proceeds shall be retained within the Insurance/Condemnation Proceeds Account and used to restore or repair the Project if the Borrower certifies in form and substance reasonably satisfactory to the Administrative Agent (in consultation with the Independent Engineer) that no Event of Default (other than as a result of an Event of Taking or Event of Damage for which such proceeds have or will be paid) has occurred and is continuing or will occur as a result of such restoration or repair and that funds are available to meet the Borrower’s obligations under the Financing Documents while the Project is being restored or repaired. If any such proceeds remain in the Insurance/Condemnation Proceeds Account 18 months after the receipt thereof and are not reasonably expected to be applied within 6 months to satisfy contractual commitments entered into in connection with the restoration or repair of the Project, such remaining proceeds shall be used to prepay the principal amount of Loans pursuant to Section 2.09(b); provided, however, that no such prepayment shall be required if such remaining proceeds are in the amount of $5,000,000 or less. Any proceeds remaining in the Insurance/Condemnation Proceeds Account following the application of funds required above shall be deposited into (i) the Construction Account at any time on or prior to the Conversion Date or (ii) the Revenue Account at any time after the Conversion Date, in each case to be applied as set forth in the Collateral Agency Agreement.
          (d) If the Insurance Proceeds or Condemnation Proceeds result from a Total Loss, such Insurance Proceeds shall be used to prepay the principal amount of Loans pursuant to Section 2.09(b).
                   SECTION 5.20. Operating Budget.
               (a) The Borrower shall, no later than 45 days after the Conversion Date and no later than 45 days before the commencement of each calendar year thereafter, submit a proposed annual Operating Budget with respect to such calendar year (or, in the case of the first Operating Budget in respect of the remaining portion of the calendar year) for the prior review and approval by the Administrative Agent (in consultation with the Independent Engineer), such approval not to be unreasonably withheld or delayed. In the event that, pursuant to the immediately preceding sentence, the Operating Budget is not approved by the Administrative Agent in consultation with the Independent Engineer (which approval shall not
Credit Agreement

be unreasonably withheld or delayed) prior to commencement of the applicable calendar year or the Borrower has not submitted a proposed annual Operating Budget in accordance with the terms and conditions herein, the Project may continue to operate in accordance with the Operating Budget for the immediately preceding calendar year, as increased by 10% of the total Operating and Maintenance Expenses therein for so long as the annual Operating Budget for the operating year in question is not so approved by the Administrative Agent. Copies of each final Operating Budget adopted shall be furnished to the Independent Engineer and the Administrative Agent promptly upon its adoption.
               (b) Operating and Maintenance Expenses shall be made substantially in accordance with the Operating and Maintenance Expenses set forth in such Operating Budget. During any fiscal year in which an Operating Budget is in effect, the Borrower may, without the consent of the Administrative Agent, (i) pay Emergency Expenses or (ii) in addition to Emergency Expenses, expend any amount or incur any obligations for Operating and Maintenance Expenses during any calendar year in excess of the amount provided therefor in such Operating Budget so long as such expenditure or obligation (1) does not exceed by more than 10% the total amount of Operating and Maintenance Expenses set forth in such Operating Budget that are not recoverable by the Borrower from payments by the Power Purchaser under the Power Purchase Agreement or (2) is in respect of real property taxes, unbudgeted amounts required to be paid to comply with Applicable Law or insurance premiums.
               (c) The Borrower may from time to time adopt an amended Operating Budget for the remainder of any calendar year to which the amended Operating Budget applies, and such amended Operating Budget shall be effective as the Operating Budget for the remainder of such calendar year (i) upon the consent of the Administrative Agent to such amendment (in consultation with the Independent Engineer) or (ii) upon adoption of any amendment to the Operating Budget that implements any changes described in Section 5.20(a).
               SECTION 5.21. Updated Surveys and Title Policies.
               (a) The Borrower shall promptly, and in any event no later than 90 days following Final Completion, deliver to the Administrative Agent a survey of the Project Site certified to the Borrower, the Title Company and the Administrative Agent, updated, with respect to all relevant requirements and information required for the initial Survey, to a date within 90 days after Final Completion.
               (b) The Borrower shall promptly, and in any event no later than 90 days after Final Completion, cause the Title Company to deliver to the Administrative Agent an endorsement of the Title Policy deleting: (i) any exception in connection with pending disbursements; (ii) any exception with respect to recorded or unrecorded mechanics’ and materialmen’s liens; and (iii) any standard general survey exception.
Credit Agreement

ARTICLE VI
NEGATIVE COVENANTS
               The Borrower covenants and agrees with the Lenders, each Issuing Lender and the Agents that until the Termination Date:
               SECTION 6.01. Fundamental Changes. The Borrower shall not (i) materially amend, modify in any respect or terminate, or agree to or permit any such material amendment, modification or termination of the Borrower’s articles of incorporation, certificate of formation, by-laws, operating agreement and/or limited liability company agreement except to the extent otherwise permitted by this Section 6.01, (ii) change its legal form, provided that the Borrower may convert its form to another Delaware entity if (A) the Immediate Parent shall grant a Lien to the Collateral Agent in the ownership interests in the Borrower pursuant to the Pledge Agreement or another pledge agreement having substantially similar terms and (B) such change of legal form would not result in a Default or Event of Default or a default under any Material Project Document that would reasonably be expected to have a Material Adverse Effect, (iii) enter into any transaction of merger or consolidation, (iv) change the nature of its business, (v) liquidate, windup or dissolve itself or (vi) acquire all or any substantial part of the assets or any class of stock of (or other equity interest in) any other Person.
               SECTION 6.02. Subsidiaries. The Borrower shall not create, acquire or permit to exist any Subsidiaries.
               SECTION 6.03. Indebtedness; Guarantees. The Borrower shall not create, incur, assume or permit to exist or otherwise be or become liable with respect to any Indebtedness or any guarantees, other than Permitted Indebtedness and any guarantee that is Permitted Indebtedness or that is made pursuant to the Project Documents.
               SECTION 6.04. Liens, Etc.The Borrower shall not create, incur, assume or permit to exist any Lien upon or with respect to any of its properties, assets or revenues except for Permitted Encumbrances, and shall not consent to the Immediate Parent creating, incurring assuming or suffering to exist any Liens upon or with respect to the Pledged Collateral, except for Permitted Encumbrances.
               SECTION 6.05. Investments, Advances, Loans. The Borrower shall not make or instruct the Collateral Agent to make any Investments other than in the Project Assets and Permitted Investments.
               SECTION 6.06. Business Activities. The Borrower shall not engage at any time in any business other than the Development and any activities incidental thereto.
               SECTION 6.07. Restricted Payments. The Borrower shall not make any Restricted Payment, except (a) payments in respect of Permitted Bridge Indebtedness to the extent that the Permitted Bridge Prepayment Conditions have been satisfied, (b) payments from the Distribution Account and (c) payments comprising a Permitted Construction Account Distribution Amount, in each case as set forth in the Collateral Agency Agreement and to the extent that the following conditions have been satisfied (as certified by the Borrower):
Credit Agreement

               (i) no Default or Event of Default exists or would exist as a result of such Restricted Payment;
               (ii) the proposed date of the Restricted Payment is on, or no later than 60 Business Days after, a scheduled principal repayment date, in the case of payments from the Distribution Account;
               (iii) for distributions from the Distribution Account only, the Borrower provides the Administrative Agent a certificate confirming that it has satisfied a DSCR for the previous twelve month period (or in the first year following the Conversion Date, the period since the Conversion Date) of at least 1.20X and setting out its calculations thereof; and
               (iv) in the case of the distribution of any Permitted Construction Account Distribution Amount, the Borrower provides the Administrative Agent a certificate confirming that it will satisfy a 12-month projected DSCR of at least 1.20X and setting out its calculations thereof and attaching updated Base Case Projections satisfactory to the Administrative Agent taking into account the results of performance tests in connection with the achievement of the Initial Delivery Date.
               SECTION 6.08. Asset Dispositions. The Borrower shall not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of the Project Assets in excess of $10,000,000 per year in the aggregate. Notwithstanding the foregoing, the Borrower shall be entitled to convey, sell, lease, transfer or otherwise dispose of (i) sales of capacity, energy and related services in accordance with the Project Documents and in the ordinary course of business; (ii) assets no longer used or useful in its business in the ordinary course of the Borrower’s business; (iii) Permitted Investments; and (iv) Restricted Payments permitted pursuant to Section 6.07 and payments in respect of Indebtedness expressly permitted to be made under the Financing Documents.
               SECTION 6.09. Accounting Changes. The Borrower shall not change its Fiscal Year or make any other significant change in accounting treatment and reporting practices except as required or permitted by Applicable Accounting Requirements or Applicable Law.
               SECTION 6.10. Change Orders; Amendments to Project Documents. The Borrower shall not:
          (a) without the prior written consent of the Required Lenders (in consultation with the Independent Engineer) enter into any Change Order; provided, that, the Borrower may, without the consent of the Required Lenders, enter into any Change Order, if the Borrower certifies to the Administrative Agent that:
          (i) any related changes to the amounts payable under the Construction Contract (A) will be funded with Additional Equity Contributions, Permitted Subordinated Debt, insurance proceeds, liquidated damages or condemnation proceeds, in each case to the extent actually received by Borrower or funded through the proceeds of Permitted Bridge Indebtedness and permitted to be so
Credit Agreement

applied pursuant to the Financing Documents or (B) will have a value below $10,000,000 individually or $30,000,000 in the aggregate, and
          (ii) after giving effect to such Change Order, the Conversion Date is reasonably expected to occur on or prior to the Outside Delivery Date.
                    To the extent the Borrower enters into any such Change Order or agrees to any such payment, the Construction Budget and the Construction Schedule shall be revised to reflect the terms of such Change Order or payment;
          (b) materially amend, modify or supplement in any respect or terminate, or agree to or permit any such amendment, modification, supplement or termination of, or grant any waiver of material and timely performance of, or agree to the assignment of the rights or obligations of any Project Party to, any Material Project Document except:
          (i) in the case of any amendment to or modification of the Construction Contract, such amendment or modification is adopted in compliance with the requirements described in Section 6.10(a);
          (ii) any amendment, modification or waiver permitted pursuant to the provisions described in Section 6.10(e); or
          (iii) (x) in the case of the PPA or the Construction Contract (except to the extent covered by (i) above), the Large Generator Interconnection Agreement or the Gas Contracts, the Required Lenders shall have provided their consent (not to be unreasonably withheld or delayed), (y) in the case of the Large Generator Interconnection Agreement or any Gas Contract, as may be required by Applicable Law, or (z) in the case of each other Material Project Document, the Borrower certifies to the Administrative Agent and the Lenders that such amendment, modification, waiver, termination or assignment, could not reasonably be expected to have a Material Adverse Effect;
          (c) except pursuant to the Security Documents or the assignment of the Gas Services Agreement to PG&E pursuant to the terms of the PPA, assign any of its rights or obligations under any Material Project Document;
          (d) enter into any Additional Project Document without (i) the prior approval of the Administrative Agent (not to be unreasonably withheld or delayed) in consultation with the Independent Engineer and (ii) delivery of such Ancillary Documents relating to such Additional Project Document as the Administrative Agent may reasonably request; provided, that, except in the case of any replacement PPA or replacement Construction Contract pursuant to Section 7.01(o), the Borrower shall be required to use only commercially reasonable efforts to obtain a consent and agreement from each Project Party under such Additional Project Document and any other Person guaranteeing or otherwise supporting such Project Party’s obligations under such Additional Project Document; and
Credit Agreement

          (e) permit any Project Party to a Material Project Document, to substitute, diminish or otherwise replace any performance security, letter of credit or guarantee supporting such Project Party’s obligations thereunder (except if such permission could not reasonably be expected to have a Material Adverse Effect), except to the extent that such counterparty is permitted to do so without the consent of the Borrower under the express terms of such Material Project Document.
                    Promptly after the execution and delivery of any of the following, the Borrower shall furnish the Administrative Agent with certified copies of, as applicable, (i) all material amendments, modifications or supplements of any Project Document and (ii) all Additional Project Documents.
                    SECTION 6.11. Transactions with Affiliates. The Borrower shall not directly or indirectly enter into any transaction with or for the benefit of an Affiliate (including guarantees and assumptions of obligations of an Affiliate), except (i) any tax sharing agreements with Affiliates disclosed prior to the date hereof, (ii) upon terms disclosed to the Administrative Agent and no less favorable to the Borrower than would be obtained in a comparable transaction with a Person that is not an Affiliate or (iii) the Borrower PSA, the Easement Agreement, the Shared Facilities Agreement, the Water Rights Agreement, the Services Agreement and the Administrative Services Agreement (the “Approved Affiliate Contracts”).
                    SECTION 6.12. Accounts. The Borrower shall not, maintain any bank accounts other than (a) the Accounts and the Permitted Borrower Bank Account and (b) until December 8, 2010 only, Account No. 4426939162 at Bank of America, N.A., to the extent that such account has no greater than $200,000 on deposit or credited to it at anytime.
                    SECTION 6.13. Acceptance. The Borrower shall not approve the results of any performance test under the Construction Contract or issue any certificate acknowledging, or otherwise declare the occurrence of, Substantial Completion or Final Completion of the Project or the Initial Delivery Date without the confirmation of the Independent Engineer that the Project has met or exceeded the respective criteria required thereof.
                    SECTION 6.14. Hedging Agreements. The Borrower shall not enter into any Hedging Agreements except Permitted Swap Agreements.
ARTICLE VII
EVENTS OF DEFAULT
                    SECTION 7.01. Events of Default. Each of the following events shall constitute an “Event of Default”:
          (a) Borrower Payments. The Borrower shall fail to pay when due: (i) any principal of any Loan or reimbursement obligation in respect of any Letter of Credit Disbursement when and as the same shall become due and payable, whether at the due date thereof or, in the case of payments of principal due at a date fixed for prepayment thereof, at a date fixed for prepayment thereof, or otherwise; or (ii) (A) any interest on any Loan or any fee payable under this Agreement or under any other Financing
Credit Agreement

Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 3 Business Days or (B) any other amount (other than an amount referred to in clause (i) or (ii)(A) of this Section 7.01(a)) payable under this Agreement or under any other Financing Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 3 Business Days; or
     (b) Contingent Equity Contribution. The Parent shall fail to pay when due any Contingent Equity Contribution pursuant to the Equity Contribution Agreement (whether directly or through a drawing on the Contingent Equity LC) and such failure shall continue unremedied for a period of 3 Business Days after the date on which payment of a corresponding amount was due under the Equity Contribution Agreement; or
     (c) Misrepresentation. Any representation or warranty made by either Loan Party or the Parent in this Agreement or any other Financing Document, or in any certificate furnished to any Secured Party by or on behalf of either Loan Party or the Parent in accordance with the terms hereof and thereof, shall prove to have been false or misleading in any material respect as of the time made, confirmed or furnished; provided that such misrepresentation or such false statement shall not constitute an Event of Default if such condition or circumstance is (i) subject to cure and (ii) the facts or conditions giving rise to such misstatement are cured in such a manner as to eliminate such misstatement within 30 days after the Administrative Agent giving written notice thereof to such Loan Party or the Parent; or
     (d) Covenants. (i) The Borrower shall fail to observe or perform any covenant or agreement contained in (A) clause (a) of Section 5.01 or (B) Article VI or (ii) any Loan Party or the Parent shall fail to observe or perform any other covenant or agreement under the Financing Documents, and in each case such failure shall continue unremedied for a period of 30 days after the earlier of (i) written notice thereof from the Administrative Agent or any Lender and (ii) either Loan Party or the Parent having knowledge thereof; provided, that, if such failure is not capable of remedy within such 30-day period, such 30-day period shall be extended to a total period of 60 days so long as (x) such Default is subject to cure, and (y) the Loan Party or the Parent, as applicable, is diligently pursuing a cure; or
     (e) Indebtedness. (i) Either Loan Party defaults in any payment when due of principal of, or interest on, or premium or make-whole amount in respect of, any Indebtedness of such Loan Party (other than Indebtedness under the Financing Documents) that is outstanding in the aggregate principal amount (or notional principal amount) in excess of $10,000,000 and such default continues beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was evidenced or created, or (ii) either Loan Party defaults in the observance or performance of any other agreement or condition relating to any such Indebtedness in the amounts set forth in clause (i) or contained in any instrument or agreement evidencing, securing or relating to such Indebtedness, beyond the period of grace, if any provided therein, or any other event occurs or condition exists, the effect of which default or other event or
Credit Agreement

condition described in this clause (ii) is to cause such Indebtedness to become due (whether by redemption, purchase, offer to purchase, or otherwise) prior to its stated maturity or to realize upon any collateral given as security therefor; or
     (f) Involuntary Proceeding. There shall be commenced against any Subject Party in a court of competent jurisdiction (i) any case or other proceeding of a nature referred to in clause (g) of this Section 7.01 that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains unstayed, undismissed or undischarged for a period of 90 days, or (ii) any case or other proceeding seeking issuance of a warrant of attachment, execution, distraint or similar process against all or, any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed within 90 days from the entry; provided that, no Event of Default shall occur as a result of such circumstance in respect of the Power Purchaser or the Contractor to the extent that the Borrower shall have entered into a replacement Material Project Document with an alternative Material Project Party on the terms and within the applicable time period set forth in Section 7.01(o); or
     (g) Voluntary Proceeding. Any Subject Party shall (i) commence any case or other proceeding or file any petition (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, receivership or similar law, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or substantial part of its assets or (B) seeking or applying for or consenting to the appointment of a receiver, trustee, custodian, sequestrator, conservator or other similar official for it or for all or any substantial part of its assets, shall make a general assignment for the benefit of its creditors, (ii) take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in (including any failure to contest), any of the acts set forth in clause (i) above or clause (f) of this Section 7.01, (iii) make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors or (iv) take any corporate or partnership action for the purpose of effecting any of the foregoing; provided that, no Event of Default shall occur as a result of such circumstance in respect of the Power Purchaser or the Contractor to the extent that the Borrower shall have entered into a replacement Material Project Document with an alternative Material Project Party on the terms and within the applicable time period set forth in Section 7.01(o); or
     (h) Inability to Pay Debts when Due. Any Subject Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; provided that, no Event of Default shall occur as a result of such circumstance in respect of the Power Purchaser or the Contractor to the extent that the Borrower shall have entered into a replacement Material Project Document with an alternative Material Project Party on the terms and within the applicable time period set forth in Section 7.01(o); or
Credit Agreement

     (i) Judgments. Any final non-appealable judgment or order for (i) (A) the payment of money in excess of $10,000,000 in the aggregate shall be rendered against either Loan Party or (B) providing non-monetary relief that has had or could reasonably be expected to have a Material Adverse Effect, and (ii) such judgment or judgments have not been discharged, bonded, dismissed or stayed within 60 days of the date of entry of any such judgment; or
     (j) Liens. Any Security Document (i) ceases to be in full force and effect, except in accordance with its terms, or ceases to be effective to grant a first priority perfected Lien in favor of the Collateral Agent subject to Permitted Encumbrances on the Collateral described therein (other than an immaterial portion thereof), other than in accordance with the terms of such Security Document or as a result of actions or failure to act by the Collateral Agent, the Administrative Agent or any Lender; or
     (k) ERISA. If (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) any Plan is terminated, (iii) a trustee has been appointed to administer or terminate any Plan, (iv) the aggregate “amount of unfunded benefit liability” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (v) a Lien under the Code or ERISA is imposed on the assets of the Borrower on account of any Plan, (vi) a “reportable event” (within the meaning of Section 4043(c) of ERISA occurs, or (vii) the Borrower incurs any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, and any such event or events described in clauses (i) through (vii) above, either individually or together with any other such event or events, would result in a Material Adverse Effect; or
     (l) Change of Control. Any Change of Control shall occur; or
     (m) Conversion Date. The Conversion Date shall not have occurred on or prior to the Outside Delivery Date; or
     (n) Financing Documents. Any Financing Document or any material provision of any Financing Document (i) is declared in a final non-appealable judgment by a court of competent jurisdiction to be illegal or unenforceable, (ii) ceases to be valid and binding or in full force and effect or is materially impaired (in each case, except in connection with its expiration in accordance with its terms in the ordinary course (and not related to any default thereunder)) or (iii) is terminated or repudiated in writing by any party other than a Lender or an Agent; or
     (o) Material Project Documents. (i) any Material Project Document shall at any time for any reason cease to be valid and binding or in full force and effect or shall be materially impaired (in each case, except in connection with its expiration for reasons other than any default thereunder) or (ii) the Borrower or any Material Project Party shall default in any material respect in the performance or observance of any covenant or agreement contained in any Material Project Document to which it is a party, and such
Credit Agreement

default has continued beyond any applicable grace period specified therein; provided, that, if the default under clause (ii) above is by a Material Project Party, it shall not give rise to an Event of Default if (1) within (A) 30 days for the PPA, (B) 90 days for the Construction Contract and (C) 120 days for each other Material Project Document, of such default, the Borrower replaces such Material Project Document with a replacement agreement (x) substantially identical to or (y) in form and substance reasonably satisfactory to the Required Lenders, with a party of comparable or better standing in the applicable industry, and the Borrower causes such replacement agreement to become subject to the Lien granted in favor of the Secured Parties under the Security Documents and, if applicable, delivers or causes to be delivered all Ancillary Documents requested by the Administrative Agent with respect to such replacement contract and (2) during the applicable periods mentioned above with respect to the PPA, Construction Contract and each other Material Project Documents, there is no material impairment in the value of the Collateral or the Liens created therein in favor of the Collateral Agent for the benefit of the Secured Parties (other than as a result of the default under such Material Project Document).
               SECTION 7.02. Remedies. Upon the occurrence and during the continuance of any Event of Default (other than an Event of Default with respect to the Borrower described in clause (f) or (g) of Section 7.01), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent shall, at the request of the Required Lenders, take any or all of the following actions, at the same or different times: (i) terminate the Term Loan Commitments, and thereupon the Term Loan Commitments shall terminate immediately; and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, and the Borrower shall deposit cash collateral in respect of all or any portion of the Letter of Credit Exposure of each Class pursuant to Section 2.03(j), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (f) or (g) of Section 7.01, the Term Loan Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower, shall automatically become due and payable, and cash collateral pursuant to Section 2.03(j) shall automatically become due and payable, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth in clauses (i) and (ii) above, each Secured Party shall be, subject to the terms of the Collateral Agency Agreement, entitled to exercise the rights and remedies available to such Secured Party under and in accordance with the provisions of the other Financing Documents to which it is a party or any applicable law.
Credit Agreement

ARTICLE VIII
THE AGENTS
               SECTION 8.01. Appointment. Each of the Lenders and each of the Issuing Lenders hereby irrevocably appoints the Collateral Agent and the Depositary Bank (in accordance with the terms of the Collateral Agency Agreement), and each of the Lenders and each of the Issuing Lenders hereby irrevocably appoints the Administrative Agent, to act on its behalf as its agent hereunder and under the other Financing Documents and authorizes each Agent in such capacity, to take such actions on its behalf and to exercise such powers as are delegated to it by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
               SECTION 8.02. Other Business. The Administrative Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with either Loan Party or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
               SECTION 8.03. Duties and Obligations. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Financing Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to either Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct as proven in a non-appealable judgment by a court of competent jurisdiction. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by either Loan Party or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Credit Agreement

               SECTION 8.04. Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
               SECTION 8.05. Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
               SECTION 8.06. Resignation. The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent, which shall be a Lender with an office in the United States, an Affiliate of a Lender or a financial institution with an office in the United States having a combined capital and surplus that is not less than $500,000,000, provided that if the Administrative Agent is resigning, the retiring Administrative Agent’s resignation shall nevertheless become effective upon such 30 days’ notice and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.
               SECTION 8.07. Lender Acknowledgments. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will,
Credit Agreement

independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.
ARTICLE IX
MISCELLANEOUS
               SECTION 9.01. Notices. Except as otherwise expressly provided herein or in any Financing Document, all notices and other communications provided for hereunder or thereunder shall be (i) in writing (including facsimile) and (ii) sent by facsimile or overnight courier (if for inland delivery) or international courier (if for overseas delivery) to a party hereto at its address and contact number specified in below, or at such other address and contact number as is designated by such party in a written notice to the other parties hereto:

(a)	Borrower:	Mirant Marsh Landing, LLC
c/o Mirant Corporation
1151 Perimeter Center West
Atlanta, Georgia 30338
Attn: J. William Holden III
Tel: 678-579-7728
Fax: 678-579-7332
Email: william.holden@mirant.com

with a copy to:

Mirant Marsh Landing, LLC
c/o Mirant Corporation
1151 Perimeter Center West
Atlanta, Georgia 30338
Attn: Steve Nickerson
Tel: 678-579-6440
Fax: 678-579-5951
Email: steve.nickerson@mirant.com

(b)	Administrative Agent:	The Royal Bank of Scotland plc, as
Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Simon Mockford, Managing Director,
TPM, Power & Infrastructure Finance
Tel: 203-897-3719
Fax: 203-873-3365
Email: simon.mockford@rbs.com
Credit Agreement

with a copy to:

The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Matthew Wilson, Senior Vice President,
Head of Banking Middle Office Americas
Tel: 203-897-7664
Fax: 203-873-5300
Email: matthew.wilson@rbs.com
          (c) If to any Issuing Lender, as notified by such Issuing Lender to the Administrative Agent and the Loan Parties.
          (d) If to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
          (e) Collateral Agent and Depositary Bank:
Deutsche Bank Trust Company Americas
60 Wall Street
MSNYC 60-2710
NY, NY 10005
Attn: Trust and Securities Services
Project Finance — Account Manager
Tel: 212-250-7727
Fax: 732-578-4636
Email: yana.kislenko@db.com, li.jiang@db.com
All notices and communications shall be effective when received by the addressee thereof during business hours on a business day in such Person’s location as indicated by such Person’s address in paragraphs (a) to (e) above, or at such other address as is designated by such Person in a written notice to the other parties hereto.
               SECTION 9.02. Waivers; Amendments.
               (a) No Deemed Waivers; Remedies Cumulative. No failure or delay on the part of any Agent, Issuing Lender or Lender in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between the Loan Parties, or any of its Affiliates, on the one hand, and any Agent, Issuing Lender and Lender on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any
Credit Agreement

other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, Issuing Lender or Lender to any other or further action in any circumstances without notice or demand.
               (b) Amendments. Neither this Agreement nor any other Financing Document (other than (x) any Security Document, each of which may only be waived, amended or modified in accordance with the Collateral Agency Agreement and (y) any Permitted Swap Agreement, each of which may only be waived, amended or modified in accordance with its terms) nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or Letter of Credit Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan under Section 2.08(a) or in respect of the Loans arising as a result of a Letter of Credit Disbursement, or of any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment under Section 2.07(a), without the written consent of each Lender affected thereby, (iv) change Section 2.16(c) or 2.16(d) without the consent of each Lender affected thereby, (v) change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) with respect to the Interest Period for any Eurodollar Loan, amend, waive or modify the requirement that such Loan be one, two, three or six months in duration without consent of each Lender affected thereby, (vii) alter the obligations of the Borrower to make mandatory prepayments of the Loans without the consent of each Lender affected thereby or (viii) release all or substantially all of the Collateral or release any Loan Party or the Parent from its obligations under the Financing Documents without the written consent of each Lender (except to the extent specifically provided therefor in the Financing Documents); and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or any Issuing Lender hereunder without the prior written consent of the such Agent or such Issuing Lender, as the case may be. Notwithstanding anything herein to the contrary, the Loan Parties and the Agents may (but shall not be obligated to) amend or supplement any Financing Document (other than any Permitted Swap Agreements) without the consent of any Lender or any Issuing Lender (1) to cure any ambiguity, defect or inconsistency which is not material, (2) to make any change that would provide any additional rights or benefits to the Lenders, (3) to make, complete or confirm any grant of Collateral permitted or required by any of the Security Documents, including to secure any Permitted Indebtedness that can be secured by a Permitted Encumbrance on the Collateral, or any release of any Collateral that is otherwise permitted under the terms of the Credit Agreement and the
Credit Agreement

Security Documents, (4) to revise any schedule to reflect any change in notice information, (5) to revise the account numbers for each of the Accounts as may be necessary to reflect the replacement of the Collateral Agent or as may be required by internal procedures of the Collateral Agent or (6) to revise the name of the Collateral Agent on any UCC financing statement or other Security Document as may be necessary to reflect the replacement of the Collateral Agent. Where any Financing Document expressly provides that an Agent may waive, amend or modify such Financing Document or a provision thereof, or consent to any act or action of the Borrower, the Administrative Agent or such other Agent may do so without the further consent of the Lenders and any such waiver, amendment, modification, or consent that is set forth in a writing signed by the Administrative Agent or such other Agent, as applicable, shall be binding on the Agents and the Lenders.
               Each Lender shall be bound by any waiver, amendment, or modification authorized in accordance with this Section 9.02 regardless of whether its Note shall have been marked to make reference thereto, and any waiver, amendment, or modification authorized in accordance with this Section 9.02 shall bind any Person subsequently acquiring a Note from such Lender, whether or not such note shall have been so marked. Any agreement or agreements that the Administrative Agent executes and delivers to waive, amend, or modify any Financing Document in accordance with this Section 9.02 shall be binding on the Lenders and each of the Agents without the further consent of the Lenders or the other Agents.
               SECTION 9.03. Expenses; Indemnity; etc.
               (a) Costs and Expenses. The Borrower agrees to pay or reimburse each of the Agents, the Lead Arrangers, the Issuing Lenders and the Lenders for: (a) all reasonable and documented out-of-pocket costs and expenses of the Agents and Lead Arrangers including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Lenders (or such other counsel that the Agents may select from time to time) and experts (including the Independent Engineer and the Insurance Advisor) engaged by the Agents or the Lenders from time to time which have been approved by the Borrower, in each case subject to limits to be agreed, in connection with (A) the negotiation, preparation, execution and delivery of this Agreement and the other Financing Documents and Project Documents and the extension of credit under this Agreement (whether or not the transaction contemplated hereby and thereby shall be consummated), (B) any amendment, modification or waiver of any of the terms of this Agreement or any other Financing Documents or Project Documents and (C) the syndication of Commitments or Loans prior to the Closing Date, (b) all out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (c) all reasonable costs and expenses of the Lenders (including payment of the fees provided for herein) and the Agents (including counsels’ fees and expenses and reasonable experts’ fees and expenses, but limited to one counsel and one financial advisor to the Lenders) in connection with (i) any Default or Event of Default and any enforcement or collection proceedings resulting from such Default or Event of Default or in connection with the negotiation of any restructuring or “work-out” (whether or not consummated) of the obligations of the Borrower under this Agreement or the obligations of any Loan Party, Parent or Project Party under any other Financing Document or Project Document and (ii) the enforcement of this Section 9.03, (d) all costs, expenses, taxes, assessments and other charges
Credit Agreement

incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein and (e) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Deed of Trust.
               (b) Indemnification by the Borrower. The Borrower agrees to indemnify and hold harmless each Agent, each Issuing Lender and each Lender and their affiliates and their respective directors, officers, employees, administrative agents and controlling persons (each, an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any Applicable Law and related to or arising out of or in connection with the Transaction Documents or the transaction contemplated thereby and will reimburse any Indemnified Party for all expenses (including reasonable and documented counsel fees and expenses) as they are incurred in connection therewith. The Borrower shall not be liable under the foregoing indemnification provision to an Indemnified Party to the extent that (i) any loss, claim, damage, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s bad faith, gross negligence or willful misconduct, (ii) the Borrower’s obligation to reimburse any such Indemnified Person is otherwise limited by the terms of the Financing Documents or (iii) successful claims are brought by any Loan Party or the Parent against any Lender or Agent arising from a Lender or Agent breach of its obligations under the Financing Documents. The Borrower agrees that (A) it waives any claim it may have against any Indemnified Party for breach of fiduciary duty arising under the Transaction Documents or alleged breach of fiduciary duty arising under the Transaction Documents and (B) no Indemnified Party shall have any liability (whether direct or indirect) to the Borrower in respect of a fiduciary duty claim arising under the Transaction Documents or to any person asserting a fiduciary duty claim on behalf of the Borrower or any equity holders, employees or creditors, in each case, arising under the Transaction Documents. To the extent permitted by applicable law, no party shall assert, and each party hereby waives, any claim against the other party (including any Indemnified Party), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof.
               (c) Indemnification by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent or any Issuing Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent or such Issuing Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or such Issuing Lender in its capacity as such.
               (d) Settlements; Appearances in Actions. The Borrower agrees that, without each Indemnified Party’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought by or on behalf of such Indemnified Party
Credit Agreement

under this Section (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action or proceeding. In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower or any Affiliate thereof in which such Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable and documented fees and disbursements of its legal counsel. In the case of any claim brought against an Indemnified Party for which the Borrower may be responsible under this Section 9.03, the Agents, Issuing Lenders and Lenders agree to execute such instruments and documents and cooperate as reasonably requested by the Borrower in connection with the Borrower’s defense, settlement or compromise of such claim, action or proceeding.
               SECTION 9.04. Successors and Assigns.
               (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no assignments shall be made to a Defaulting Lender, and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
               (b) Assignments by Lenders. Any Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld); provided that
               (i) except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender (provided that the assigning Lender shall remain responsible for the performance of all obligations of such Approved Fund under the Financing Documents), the Borrower and, in the case of an assignment of all or a portion of any Letter of Credit Exposure of any Class, each Issuing Lender with respect to such Class in addition to the Borrower must give its prior written consent to such assignment (which consents shall not be unreasonably withheld);
               (ii) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment(s) or Loans of any Class, the amount of the
Credit Agreement

Commitment(s) and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent,
               (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
               (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
               (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax documentation required hereunder;
provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if any Event of Default has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.
               (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Letter of Credit Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, and any Lender or Issuing Lender, as to its Commitment only, at any reasonable time and from time to time upon reasonable prior notice.
Credit Agreement

               (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
               (e) Limitations on Rights of Assignees. An assignee Lender shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the assigning Lender would have been entitled to receive with respect to the interest assigned to such assignee, unless the Borrower’s prior written consent has been obtained therefor. An assignee Lender shall not be entitled to the benefits of Section 2.15 to the extent such assignee fails to comply with Section 2.15(e).
               (f) Participations. Any Lender may, without the consent of, but upon notice to the Borrower, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Financing Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Financing Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, each Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Financing Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document; provided further that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender that grants a participation shall maintain a register on which it enters the name and address of each participant and the principal and interest amount of each participant’s interest in the Loans held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error. The Participant Register shall be available for inspection by the Borrower and any Issuing Lender, at any reasonable time and from time to time upon reasonable prior notice to the applicable Lender.
               (g) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior
Credit Agreement

written consent. A Participant that is not a “United Stated person” within the meaning of Section 7701(a)(30) of the Code shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.
               (h) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank (whether in the United States or any other jurisdiction), and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
               (i) No Assignments to or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Letter of Credit Exposure held by it hereunder to either Loan Party or any Affiliate of either Loan Party without the prior written consent of each other Lender.
          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15, 9.03, 9.14 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Fee Letters and any confidentiality agreements that have been separately entered into among any of the parties hereto (including their respective affiliates) constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an
Credit Agreement

executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
               SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
               SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and any of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and any other indebtedness at any time owing, by such Lender or any such Affiliate to or for the credit or the account of either Loan Party against any of and all the obligations of such Loan Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender or any such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          SECTION 9.09. Governing Law; Jurisdiction; Etc.
               (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
               (b) Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement or any other Financing Document shall, except as provided in clause (d) below, be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.
               (c) Waiver of Venue. Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
               (d) Rights of the Secured Parties. Nothing in this Section 9.09 shall limit the right of the Secured Parties to refer any claim against the Borrower to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings
Credit Agreement

by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.
               (e) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY FINANCING DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCING DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
          SECTION 9.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          SECTION 9.11. Confidentiality. Each of the Agents, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors with a need to know (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any applicable regulatory authority, by applicable laws or regulations or by any subpoena, oral question posed at any deposition, interrogatory or similar legal process, provided that the party from whom disclosure is being required shall give notice thereof to the Loan Parties as soon as practicable (unless restricted from doing so), (iii) to any other party to this Agreement, (iv) to the extent the disclosing party determines such disclosure to be necessary or appropriate to exercise any remedies hereunder or under any other Financing Document or in connection with any suit, action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder, (v) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vi) with the consent of the Loan Parties or (vii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this paragraph, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person
Credit Agreement

required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          SECTION 9.12. Non-Recourse. Anything herein or in any other Transaction Document to the contrary notwithstanding, the obligations of the Borrower under this Agreement and each other Transaction Document to which the Borrower is a party, and any certificate, notice, instrument or document delivered pursuant hereto or thereto, are obligations solely of the Borrower and do not constitute a debt or obligation of (and no recourse shall be made with respect to) the Parent or any of their respective Affiliates (other than the Loan Parties), or any shareholder, partner, member, officer, director or employee of the Parent or such Affiliates (collectively, the “Non-Recourse Parties”), except as hereinafter set forth in this Section or as expressly provided in any Transaction Document to which such Non-Recourse Party is a party. No action under or in connection with this Agreement or any other Financing Document to which the Borrower is a party shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder or thereunder shall be obtainable by any Secured Party against any Non-Recourse Party. For the avoidance of doubt, it is expressly understood and agreed that nothing contained in this Section shall in any manner or way (i) restrict the remedies available to any Agent or Lender to realize upon the Collateral or under any Transaction Document, or constitute or be deemed to be a release of the obligations secured by (or impair the enforceability of) the Liens and security interests and possessory rights created by or arising from any Financing Document or (ii) release, or be deemed to release, any Non-Recourse Party from liability for its own fraudulent actions, gross negligence or willful misconduct or from any of its obligations or liabilities under any Transaction Document to which such Non-Recourse Party is a party.
          SECTION 9.13. No Third Party Beneficiaries. The agreement of the Lenders to make the Loans to the Borrower, on the terms and conditions set forth in this Agreement, is solely for the benefit of the Borrower, the Loan Parties, the Agents and the Lenders, and no other Person (including any Parent, contractor, subcontractor, supplier, workman, carrier, warehouseman or materialman furnishing labor, supplies, goods or services to or for the benefit of the Project) shall have any rights under this Agreement or under any other Financing Document or Project Document as against the Agent or any Lender or with respect to any extension of credit contemplated by this Agreement.
          SECTION 9.14. Reinstatement. The obligations of the Borrower under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Borrower agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
Credit Agreement

          SECTION 9.15. Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
[Remainder of page intentionally left blank]
Credit Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MIRANT MARSH LANDING, LLC
By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

Signature Page to Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC, not in its individual capacity but solely as Administrative Agent
By:	/s/ Matthew Wade
	Name:	Matthew Wade
	Title:	Senior Vice President

Signature Page to Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Collateral Agent
By:	/s/ Wanda Camacho
	Name:	Wanda Camacho
	Title:	Vice President

By:	/s/ Yana Kislenko
	Name:	Yana Kislenko
	Title:	Assistant Vice President

Signature Page to Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Depositary Bank
By:	/s/ Wanda Camacho
	Name:	Wanda Camacho
	Title:	Vice President

By:	/s/ Yana Kislenko
	Name:	Yana Kislenko
	Title:	Assistant Vice President

Signature Page to Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC, as PPA Issuing Lender
By:	/s/ Matthew Wade
	Name:	Matthew Wade
	Title:	Senior Vice President

Signature Page to Credit Agreement

ING CAPITAL LLC, as DSR Issuing Lender
By:	/s/ Stephen Fischer
	Name:	Stephen Fischer
	Title:	Managing Director

By:	/s/ Sven Wellock
	Name:	Sven Wellock
	Title:	Director

Signature Page to Credit Agreement

ING CAPITAL LLC, as Lender
By:	/s/ Stephen Fischer
	Name:	Stephen Fischer
	Title:	Managing Director

By:	/s/ Sven Wellock
	Name:	Sven Wellock
	Title:	Director

Signature Page to Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC, as Lender
By:	/s/ Matthew Wade
	Name:	Matthew Wade
	Title:	Senior Vice President

Signature Page to Credit Agreement

ROYAL BANK OF CANADA, as Lender
By:	/s/ Dustin Craven
	Name:	Dustin Craven
	Title:	Attorney-in-Fact

Signature Page to Credit Agreement

WESTLB AG, NEW YORK BRANCH, as Lender
By:	/s/ Chris Kirkman
	Name:	Chris Kirkman
	Title:	Director

By:	/s/ Michael Pantelogianis
	Name:	Michael Pantelogianis
	Title:	Executive Director

Signature Page to Credit Agreement

DEXIA CREDIT LOCAL, NEW YORK BRANCH, as Lender
By:	/s/ Alban De La Selle
	Name:	Alban De La Selle
	Title:	Managing Director

Signature Page to Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT, as Lender
By:	/s/ Evan S. Levy
	Name:	Evan S. Levy
	Title:	Director

By:	/s/ Francois Coussot
	Name:	Francois Coussot
	Title:	Managing Director

Signature Page to Credit Agreement

SIEMENS FINANCIAL SERVICES, INC., as Lender
By:	/s/ Matthias Grossman
	Name:	Matthias Grossman
	Title:	Sr. VP & CFO

By:	/s/ David Kantes
	Name:	David Kantes
	Title:	Senior Vice President and Chief Risk Officer

Signature Page to Credit Agreement

COBANK, ACB, as Lender
By:	/s/ Lori Kepner
	Name:	Lori Kepner
	Title:	Vice President

Signature Page to Credit Agreement

METROPOLITAN LIFE INSURANCE COMPANY, as Lender
By:	/s/ Judith A. Gulotta
	Name:	Judith A. Gulotta
	Title:	Managing Director

Signature Page to Credit Agreement

UNION BANK, N.A., as Lender
By:	/s/ John Guilds
	Name:	John Guilds
	Title:	Vice President

Signature Page to Credit Agreement

APPENDIX A
TO
CREDIT AGREEMENT
INSURANCE REQUIREMENTS
1.	The Borrower shall maintain, or cause to be maintained on its behalf, in effect during the times set forth below, the types of insurance set forth below, in form reasonably acceptable to the Administrative Agent acting in consultation with the Insurance Advisor, with insurance carriers authorized to do business in the applicable states and rated “A- (size IX))” or better by A.M. Best’s Insurance Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if A.M. Best’s Insurance Guide and Key Ratings shall no longer be published), or insurance companies of similar size with a financial strength rating of “A-” or better by S&P or other insurance companies of recognized responsibility:
a.	Commercial general liability insurance for the Project on an “occurrence” policy form or AEGIS or comparable claims-first-made form, including coverage for property damage and bodily injury for premises/operations, products/completed operations, sudden and accidental pollution liability, punitive damages (to the extent consistent with Prudent Industry Practices and commercially reasonably available) and personal injury, with primary coverage limits of no less than $2,000,000 for injuries or death to one or more persons or damage to property resulting from any one occurrence and a $2,000,000 annual aggregate limit and deductibles not in excess of $500,000.

b.	Automobile liability insurance, including coverage for owned, non-owned and hired automobiles for both bodily injury and property damage and containing appropriate no-fault insurance provisions or other endorsements in accordance with state legal requirements, with limits of no less than $2,000,000 per accident with respect to bodily injury, property damage or death and deductibles not in excess of $500,000.

c.	If exposure exists, worker’s compensation insurance on a guaranteed cost basis and employer’s liability insurance, with a limit of not less than $2,000,000 and such other forms of insurance which the Borrower is required by law to provide for the employees of the Project, providing statutory benefits, all states’, USL&H and Jones Act endorsements (where exposure exists), covering loss resulting from injury, sickness, disability or death of the employees of Borrower and deductibles not in excess of $500,000.

d.	If exposure exists, aircraft/watercraft liability for all owned, hired, chartered or non-owned aircraft (fixed wing or rotary) and / or watercraft liability with a limit of $5,000,000 each accident and hull physical damage cover with limits equivalent to the full value of the aircraft/watercraft.
APPENDIX A

e.	Umbrella/excess liability insurance of not less than $25,000,000 per occurrence and in the aggregate. Such coverage shall be on an “occurrence” policy form or AEGIS or comparable claims-first-made form and over and above coverage provided by the policies described in paragraphs (a), (b) and (c) above and shall not contain endorsements which restrict coverages as set forth in paragraphs (a), (b) and (c) above. Limits required by the policies described in paragraphs (a), (b) and (c) above and this paragraph (e) may be maintained under a combination of primary and/or excess policies so long as the total limits insured meet the combined requirements of required for the policies described in paragraphs (a), (b) and (c) above and this paragraph (e).

f.	From Substantial Completion, or such time as cover ceases under the builders risk insurance as set forth in paragraph (g), “All Risk” property insurance coverage in the amount not less than a blanket loss limit equal to the greater of (i) the maximum foreseeable loss, based upon an acceptable maximum foreseeable loss analysis performed prior to the Conversion Date and every three (3) years thereafter, such report prepared by an independent firm acceptable to Borrower and the Insurance Advisor, or (ii) 102% of the outstanding balance of the Senior Debt, provided however in no event shall such blanket loss limit required exceed $500,000,000, including a replacement cost endorsement (no co-insurance) with no deduction for depreciation, providing: (a) coverages against loss or damage by fire, lightning, windstorm, hail, explosion, riot, civil commotion, terrorism certified and non-certified limits, sabotage, malicious mischief, aircraft, vehicles, smoke, earthquake (for which coverage shall include: earth movement, earthquakes, shocks, tremors, landslides, mine subsidence, volcanic activity, sinkhole coverage, or any other earth movement, all whether direct or indirect, approximate or remote or in whole or in part caused by, contributed to or aggravated by any physical damage insured against by such policy regardless of any other cause or event that contributes, concurrently or in sequence, to the loss), flood (to include, but not limited to, coverage for waves, tide or tidal water, of lakes, ponds, reservoirs, rivers, harbors, streams, or other bodies of water, whether or not driven by wind) (provided, however, that earthquake and flood coverage may be subject to an annual aggregate limit of not less than 125 percent of the probable maximum loss for such perils (including property and business interruption) based upon an updated probable maximum loss analysis with respect to earthquake coverage prior to the Conversion Date and every ten (10) years thereafter, such report prepared by an independent firm acceptable to Borrower and the Insurance Advisor, subject to a minimum limit of not less than $100,000,000 and maximum of $150,000,000), full limits applies in excess of deductible, flood, collapse, sinkhole, subsidence, with a sublimit of not less than $25,000,000 (non-aggregated) for on-site clean-up and/or debris removal required as a result of the occurrence of an insured risk, other risks from time to time included under “all risk” or “extended coverage” policies; (b) off-site coverage with a per occurrence limit of $10,000,000 or as needed such higher amount as is sufficient to cover off-site equipment upon transfer of risk of loss to the Project (c) transit coverage (including ocean cargo where ocean transit exposure exists allowing that such coverage may be placed under a separate insurance policy) with a per occurrence limit of not less than $10,000,000 or such higher amount as to cover replacement cost of property at risk; (d) extra and expediting insurance in an amount not less than $10,000,000; (e)
APPENDIX A

increased cost of construction coverage, debris removal and building ordinance coverage with a per occurrence limit of not less than $10,000,000 to pay a loss of “undamaged” property which may be required to be replaced due to enforcement of local, state, or federal ordinances subject with sub-limits acceptable to the Insurance Advisor; and (f) machinery breakdown coverage including breakdown and repair with limits no less than a blanket loss limit equal to the maximum foreseeable loss for such perils. Coverage shall include LEG 2/96 or equivalent wording.

Business Interruption insurance on an “all risk” basis as set forth in the previous paragraph, shall be maintained in an amount equal to, and with a period of indemnification (following the waiting period) sufficient to cover eighteen (18) months fixed and continuing expenses and debt service.

Contingent Business Interruption insurance and contingent extra expense coverage, on an all risk basis in an amount not less than $25,000,000 with respect to the first-tier, named suppliers/buyers (including non-owned electric interconnections at the first point of interconnect) and $10,000,000 for unnamed suppliers/buyers shall be maintained by Borrower.

All such policies may have deductibles of not greater than $5,000,000 for physical damage per occurrence including flood damage, except coverage for losses arising from earthquake, earth movement and related perils may have deductibles up to but not to exceed five (5) percent of the Project reported insurable values at the Project Site. Business interruption coverage shall have a waiting period of not greater than sixty (60) days (exclusive of the indemnification period). The service interruption deductible shall not be greater than seventy-two (72) hours.

g.	On or prior to the Contractor’s Notice To Proceed (as defined in the Construction Contract) for construction of the Project and through the date of Substantial Completion, or until such time as cover is provided under the operational insurance as set forth in paragraph (f) above, builder’s risk insurance on an “all risk” form with replacement cost valuation with coinsurance provisions deleted, including earthquake (for which coverage shall include: earth movement, earthquakes, shocks, tremors, landslides, mine subsidence, volcanic activity, sinkhole coverage, or any other earth movement, all whether direct or indirect, approximate or remote or in whole or in part caused by, contributed to or aggravated by any physical damage insured against by such policy regardless of any other cause or event that contributes, concurrently or in sequence, to the loss), flood (to include, but not limited to, coverage for waves, tide or tidal water, of lakes, ponds, reservoirs, rivers, harbors, streams, or other bodies of water, whether or not driven by wind), collapse and terrorism (which for the avoidance of doubt may be placed separately as a stand-alone policy) and providing (A) coverage for the Project insuring the buildings, structures, machinery, equipment, facilities, fixtures and other properties constituting a part of the Project in a minimum aggregate amount not less than full replacement value of the Project, subject to a policy term aggregate limit of $150,000,000 and, in the event of any erosion of such limits by insurable losses, a minimum limit of $100,000,000 prior to any reinstatement of such
APPENDIX A

limits being required for flood, earthquake and terrorism; (B) off-site coverage with a per occurrence limit of $10,000,000 or as needed such higher amount as is sufficient to cover off-site equipment upon transfer of risk of loss to facility; (C) transit coverage (including ocean cargo where ocean transit exposure exists and allowing that such ocean cargo may be written on a separate policy) with a per occurrence limit sufficient to cover the full insurable value of any item in transit; (D) coverage for operational testing and start-up with the same dollar coverage and modifications as set out in (g)(A) through (g)(C)above; and (E) business interruption insurance (of a “delay” or “delay in start-up” nature) in a minimum aggregate amount no less than the sum of eighteen (18) months annual debt service and continuing expenses (following the waiting period) on an “all risk” basis, as set forth above. The Borrower shall also maintain or cause to be maintained contingent delay in startup insurance, on the basis of FLEXA perils in an amount not less than $10,000,000 with respect to the first-tier, named suppliers/buyers (including non-owned electric interconnections at the first point of interconnect) and $5,000,000 in the aggregate for unnamed suppliers/buyers.

Such coverage shall include (i) extra and expediting insurance (not less than $15,000,000), (ii) debris removal (not less than $25,000,000) and (iii) on site sudden and accidental hazardous material cleanup (not less than $1,000,000).

All such policies may have deductibles of not greater than $500,000 per loss, with the exception of the turbine generator which may have a deductible of $1,000,000 per loss and earthquake coverage which may maintain a deductible of not greater than 5% of the Project reported insurable values and business interruption/delay in start-up coverage shall have a waiting period deductible of not greater than a 60-day period in the aggregate.

Coverage shall include LEG 2/96 or equivalent wording. The policy shall be non-cancellable other than for non-payment of premium.

To the extent that key equipment which is to be delivered to the Project site is insured by the manufacturer or supplier, the Borrower shall maintain or shall cause to be maintained a marine cargo difference in conditions or marine cargo policy for physical damage and primary marine delay in startup in an amount not less than twelve (12) months fixed and continuing expenses and debt service with a waiting period not to exceed sixty (60) days.
2.	In the event any insurance (including the limits or deductibles thereof) hereby required to be maintained, other than insurance required by law to be maintained, shall not be available at commercially reasonably terms and conditions in the commercial insurance market, the requirements shall be waived with the concurrence of the Administrative Agent acting in consultation with the Insurance Advisor to the extent the maintenance of the requirement is not so available; provided, however, that: (i) the Borrower shall first request any such waiver in writing ten (10) Business Days prior to the policy renewal, which request shall be accompanied by written reports prepared by the Borrower’s insurance broker certifying that such insurance is not available at commercially reasonable terms and conditions in the
APPENDIX A

commercial insurance market for electric generating plants of similar type, location and capacity (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions, such insurance advisers and the form and substance of such reports to be reasonably acceptable to the Insurance Advisor; (ii) at any time after the granting of any such waiver, the Administrative Agent may request, and the Borrower shall furnish to the Administrative Agent and the Insurance Advisor within fifteen (15) Business Days after such request, supplemental reports reasonably acceptable to the Administrative Agent from such insurance brokers updating their prior reports and reaffirming such conclusion, however such requests by the Administrative Agent shall occur no more frequently than every 90 days; and (iii) any such waiver shall be effective only so long as such insurance shall not be available at commercially reasonably available terms and conditions in the commercial insurance market.

3.	Endorsements. All policies of liability insurance required to be maintained shall be endorsed as follows: (i) to name the Administrative Agent, the Collateral Agent and the Secured Parties and their respective officers and employees as additional insureds except for Workers Compensation ; (ii) to provide a severability of interests and cross liability clause; and (iii) to provide that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Secured Parties.

4.	Waiver of Subrogation. The Borrower hereby waives any and every claim for recovery from the Secured Parties, the Administrative Agent and the Collateral Agent for any and all loss or damage covered by any of the insurance policies to be maintained under the Financing Documents to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other Person), the Borrower shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver. There shall be no recourse against any Secured Party for payment of premiums or other amounts with respect thereto.

5.	Additional Provisions.
Loss Notification: The Borrower shall promptly notify the Administrative Agent and the Collateral Agent of any event likely to give rise to a claim under the physical damage and business interruption insurance policies for an amount in excess of $5,000,000.

Payment of Loss Proceeds: The physical damage and business interruption and other applicable first party insurance policies shall include a lender’s loss payee endorsement (or other acceptable endorsement) in favor of the Collateral Agent and shall name the Collateral Agent as sole loss payee for claims payments in excess of $5,000,000. Each policy will also include a mortgagee clause or equivalent wording for the benefit of the
APPENDIX A

Administrative Agent, the Collateral Agent and the Secured Parties that contains non vitiation / invalidation wording.

Loss Adjustment and Settlement: A loss under any of the first party policies (including property, machinery, and business interruption) shall be adjusted with the insurance companies or their designated claims adjustment professional, including the filing in a timely manner of appropriate proceedings, by the Borrower for any claims incurred above an annual cumulative claim amount of $5,000,000. The policies will include a clause requiring the insurer to make final payment on any claim within ninety (90) days after the submission of proof of loss and its acceptance by the insurer.

Policy Cancellation and Change: All policies of insurance required to be maintained pursuant to this Appendix A (other than the builders all risk policy which shall be non-cancellable except for non-payment of premium) shall provide that if at any time they should be canceled, such cancellation shall not be effective as to the Secured Parties for sixty (60) days, except for non-payment of premium which shall be for ten (10) days, after receipt by the Administrative Agent and the Collateral Agent of written notice from such insurer (or the Borrower’s insurance broker) of such cancellation. Such policy provisions shall also provide that in the event the Borrower fails to pay the premium, the Collateral Agent and the Administrative Agent shall have the right (but not the obligation) to pay the premium and continue coverage. The Borrower shall provide prompt notice to the Administrative Agent in the event that any insurer suspension right is exercised and will not operate the Project in conflict with the suspension clause. The Borrower shall promptly notify the Administrative Agent of each written notice received by it with respect to the cancellation of, material adverse change in, or default under any insurance policy required to be maintained in accordance with this Appendix A. It is hereby understood and agreed that for purposes of this section “material adverse change” and “default” shall mean any change that would reduce or alter coverage provided under the Borrower’s insurance policies in such a way that the terms and conditions no longer meet the requirements of this Appendix A and any event or circumstance that would allow the Borrower’s insurers to terminate or void coverage, respectively.

Miscellaneous Policy Provisions: The builders all-risk, marine cargo, property, machinery and business interruption or delay in startup insurance policies shall: (A) not include any annual or term aggregate limits of liability, except those consistent with Prudent Industry Practices, or clauses requiring the payment of an additional premium to reinstate the limits after loss except as regards the insurance applicable to the perils of earth movement, flood, sabotage and terrorism and (B) include the Secured Parties as additional insured.
6.	Reinstatement or Replacement of Limits. In the event that any aggregated limits or sub limits under any of the insurance policies for this transaction are eroded outside of the maximums and minimums stated in this Appendix A due to insured losses, the Borrower shall have the limits or sub limits reinstated or replaced for the benefit of the assets in this transaction within twenty (20) business days of such erosion.
APPENDIX A

7.	Evidence of Insurance. On the Closing Date and on an annual basis no later than ten (10) Business Days following the end of each fiscal year, the Borrower shall furnish the Administrative Agent and the Collateral Agent with (i) a certificate from its Authorized Officer certifying that the insurance requirements of this Appendix A have been implemented and are being complied with by the Borrower and (ii) a schedule of the insurance policies held by or for the benefit of the Borrower and required to be in force by the provisions of this Appendix A. Such certification shall also include a certificate executed by each insurer or by an authorized representative of each insurer. For the avoidance of doubt, the placing insurance broker shall be considered an authorized representative as set out in the preceding sentence. Such certification shall identify carriers, the type of insurance, the insurance limits and the policy term and the schedule of insurance shall include the name of the insurance company or companies, policy number(s) or binder numbers (if available), type of insurance, major limits of liability and expiration date of the insurance policies. In addition to furnishing the annual certification from an Authorized Officer of the Borrower referred to above, on the Closing Date and on an annual basis no later than ten (10) Business Days following the each policy anniversary or renewal, the Borrower shall furnish the Administrative Agent and the Collateral Agent with a certificates executed by each insurer or by an authorized representative of each insurer or the placing insurance broker identifying carriers, the type of insurance, the insurance limits, the policy term, policy number(s) or binder numbers available). Upon reasonable prior written request, the Borrower will (i) permit the Administrative Agent to inspect copies of all insurance policies at the office of the Borrower during normal business hours and (ii) furnish the Administrative Agent with copies of all policies (redacted for terms and conditions not associated to the Project), binders and cover notes or other reasonably related evidence of such insurance relating to the insurance required to be maintained hereunder.
8.	Reports. Concurrently with the furnishing of the annual certification from an Authorized Officer of the Borrower referred to in Paragraph 7 above, the Borrower shall furnish the Administrative Agent and the Collateral Agent with a letter from its insurance broker, signed by an officer of the insurance broker, stating that in the opinion of the insurance broker, the insurance then carried or to be renewed is in accordance with the terms of this Appendix A and all premiums then due and payable have been paid.
9.	Failure to Maintain Insurance. In the event the Borrower fails, or fails to cause to be maintained the full insurance coverage required by this Appendix A (excluding for the avoidance of doubt, any such insurance coverage waived pursuant to Section 2 herein), the Administrative Agent or the Collateral Agent, upon thirty (30) Business Days’ prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Borrower of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced for such purpose shall become an additional Obligation of the Borrower to the Lenders, and the Borrower shall forthwith pay such amounts to the Administrative Agent, together with interest on such amounts at the rate applicable to ABR Loans from the date so advanced.
APPENDIX A

10.	No Duty of Collateral Agent to Verify or Review. No provision of this Appendix A or any provision of any Financing Documents shall impose on the Administrative Agent, the Collateral Agent or any Secured Party any duty or obligation to verify the existence or adequacy of the insurance coverage maintained pursuant to this Appendix A, nor shall the Administrative Agent, the Collateral Agent or any Secured Party be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance company or underwriter. Any failure on the part of the Administrative Agent, the Collateral Agent or any Secured Party to pursue or obtain the evidence of insurance required by this Agreement and/or failure of the Administrative Agent, the Collateral Agent or any Secured Party to point out any noncompliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Agreement.
11.	Foreclosure. In the event of a foreclosure of the Project under any Financing Document or other transfer of a title to the Project in extinguishment in whole or in part of the Obligations, all right, title and interest of the Borrower in and to the insurance policies then in force concerning such Project and all proceeds payable thereunder shall thereupon vest in the Administrative Agent or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.
12.	Claims Made Forms. In the event that any policy is written on a “claims-made,” basis and such policy is not renewed or the retroactive date of such policy is to be changed, the Borrower shall obtain for each such policy or policies the broadest basic and supplemental extended reporting period coverage or “tail” commercially reasonably available in the commercial insurance market for each such policy or policies and shall provide Administrative Agent and the Collateral Agent with proof that such basic and supplemental extended reporting period coverage or “tail” has been obtained, however such “tail” shall not exceed five (5) years coverage.
APPENDIX A

EXHIBIT A
TO
CREDIT AGREEMENT
Form of Assignment and Assumption
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
EXHIBIT A

expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower:	Mirant Marsh Landing, LLC

4.	Administrative Agent:	The Royal Bank of Scotland plc, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The $649,940,000 Credit Agreement dated as of October 8, 2010 among Mirant Marsh Landing, LLC, the Lenders parties thereto, The Royal Bank of Scotland plc, as the Administrative Agent and Deutsche Bank Trust Company Americas, as the Collateral Agent and Depositary Bank

6.	Assigned Interest[s]:

Aggregate Amount of
Commitment/
		Facility	Loans for all	Amount of Commitment/	Percentage Assigned of Commitment/
Assignor[s][5]	Assignee[s][6]	Assigned[7]	Lenders[8]	Loans Assigned[8]	Loans[9]
			$	$	%
			$	$	%
			$	$	%

[5]	List each Assignor, as appropriate.

[6]	List each Assignee, as appropriate.

[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Tranche A Term Loan Commitment,” “Tranche B Term Loan Commitment,” “DSR Letter of Credit Commitment,” or “PPA Letter of Credit Commitment”.)

[8]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
EXHIBIT A

[7. Trade Date: ______________]
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S] [NAME OF ASSIGNOR]
By:
Title:

[NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE[S] [NAME OF ASSIGNEE]
By:
Title:

[NAME OF ASSIGNEE]
By:
Title:

EXHIBIT A

Consented to and Accepted:
THE ROYAL BANK OF SCOTLAND PLC, as the Administrative Agent

By
Title:

By
Title:

[Consented to:][10] [NAME OF RELEVANT PARTY]
By
Title:

[10]	To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Lender) is required by the terms of the Credit Agreement.
EXHIBIT A

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.	Representations and Warranties.
1.1. Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Financing Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Financing Document or (iv) the performance or observance by the Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Financing Document.
1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and the Collateral Agency Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.10 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is incorporated (or any treaty to which such jurisdiction is a party), attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Financing Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
EXHIBIT A

EXHIBIT B
TO
CREDIT AGREEMENT
Form of Note

$[_____]	[_____], 2010 New York, New York
          FOR VALUE RECEIVED, the undersigned ( the “Borrower”), hereby promises to pay to [_____] (the “Lender”), at the office of the Administrative Agent as provided for by the Credit Agreement referred to below, for the account of the Lender, the principal sum of $[_____] (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Lender.
          This Note evidences Loans made by the Lender under the Credit Agreement dated as of October 8, 2010 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) between Mirant Marsh Landing, LLC, the lenders party thereto, The Royal Bank of Scotland plc, as the Administrative Agent and Deutsche Bank Trust Company Americas, as the Collateral Agent and Depositary Bank. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.
          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
          Except as permitted by Section 9.04 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.
          This Note shall be governed by, and construed in accordance with, the law of the State of New York.
EXHIBIT B

MIRANT MARSH LANDING, LLC
By:
Name:
Title:

EXHIBIT B

Schedule of Loans
This Note evidences Loans made, continued or converted under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Classes, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the continuations, conversions and payments and prepayments of principal set forth below:

					Duration of	Amount Paid,
	Principal Amount of				Interest Period (if	Prepaid, Continued
Date	Loan	Class of Loan	Type of Loan	Interest Rate	any)	or Converted	Notation Made by

EXHIBIT B

EXHIBIT C-1
TO
CREDIT AGREEMENT
Form of Borrowing Request
[INSERT DATE]
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Simon Mockford, Managing Director,
TPM, Power & Infrastructure Finance
Tel: 203-897-3719
Fax: 203-873-3365
Email: simon.mockford@rbs.com
with a copy to:
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Matthew Wilson, Senior Vice President,
Head of Banking Middle Office Americas
Tel: 203-897-7664
Fax: 203-873-5300
Email: matthew.wilson@rbs.com
          RE: Mirant Marsh Landing Project
Ladies and Gentlemen:
          The undersigned refer to that certain Credit Agreement, dated as of October 8, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Mirant Marsh Landing, LLC, a limited liability company duly organized under the laws of Delaware (the “Borrower”), the lenders party thereto, The Royal Bank of Scotland plc, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and Deutsche Bank Trust Company Americas, as collateral agent and as depositary bank. Terms defined in the Credit Agreement are used herein as defined therein.
          The undersigned hereby requests a Borrowing of Term Loans under the Credit Agreement (the “Proposed Borrowing”), as follows:
EXHIBIT C-1

          (1) the aggregate amount of the Proposed Borrowing by the Borrower is $[__________], comprising a pro rata Borrowing of Tranche A Term Loans and Tranche B Term Loans according to the amount of each Term Loan Lender’s respective Term Loan Commitment of such Class of Term Loans
          (2) The Business Day of the Proposed Borrowing is ___________ __, 20__, which is a Business Day.
          (3) The Proposed Borrowing is to be comprised of [ABR Loans] [Eurodollar Loans with an Interest Period ending on the [ ] following Monthly Date].
          The undersigned hereby represents and warrants that, as of the date of the Proposed Borrowing, (a) the representations and warranties of the Borrower set forth in the Credit Agreement and intended to be brought down on such Borrowing pursuant to Article III of the Credit Agreement are true and correct in all material respects on and as of the date of such Proposed Borrowing (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), both immediately prior to the Proposed Borrowing and after giving effect to such Proposed Borrowing and to the intended use thereof as if made on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date); and (b) no Default or Event of Default has occurred and is continuing or will result from the Proposed Borrowing.

Very truly yours, MIRANT MARSH LANDING, LLC
By:
Name:
Title:

EXHIBIT C-1

EXHIBIT C-2
TO
CREDIT AGREEMENT
Form of Notice of Issuance
[INSERT DATE]
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Simon Mockford, Managing Director,
TPM, Power & Infrastructure Finance
Tel: 203-897-3719
Fax: 203-873-3365
Email: simon.mockford@rbs.com
with a copy to:
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Matthew Wilson, Senior Vice President,
Head of Banking Middle Office Americas
Tel: 203-897-7664
Fax: 203-873-5300
Email: matthew.wilson@rbs.com
[__________],
as Issuing Lender
[__________]
[__________]
Attn: [__________]
RE: Mirant Marsh Landing Project
Ladies and Gentlemen:
          The undersigned refers to that certain Credit Agreement, dated as of October 8, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Mirant Marsh Landing, LLC, a limited liability company duly organized under the laws of Delaware (the “Borrower”), the lenders party thereto, The Royal Bank of Scotland plc, as administrative agent (in such capacity, together with its successors in such capacity, the
EXHIBIT C-2

“Administrative Agent”), and Deutsche Bank Trust Company Americas, as collateral agent and as depositary bank. Terms defined in the Credit Agreement are used herein as defined therein.
          The undersigned hereby requests the Issuing Lender [issue [the DSR Letter of Credit] [PPA Letter of Credit] for the account of the undersigned] [amend, renew or extend the [DSR Letter of Credit][PPA Letter of Credit] dated as of [________]] (the “Proposed LC”) on [________], which is a Business Day, and shall be in the aggregate amount of $[__________].
          The beneficiary of the [DSR Letter of Credit] [PPA Letter of Credit] will be [the Collateral Agent, [Address]] [the Power Purchaser], [Address]], and such Letter of Credit will be in support of the [Debt Service Reserve Required Amount] [the Power Purchase Agreement] and will have a stated expiration date of [______]11.
          The undersigned hereby represents and warrants that, as of the date of the Proposed LC, (a) the representations and warranties of the Borrower set forth in the Credit Agreement and intended to be brought down on such issuance pursuant to Article III of the Credit Agreement are true and correct in all material respects on and as of the date of such Proposed LC (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), both immediately prior to the Proposed Issuance and after giving effect to such Proposed Issuance and to the intended use therof as if made on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date); and (b) no Default or Event of Default has occurred and is continuing or will result from the Proposed LC.

Very truly yours, MIRANT MARSH LANDING, LLC
By:
Name:
Title:

[11]	Insert the last day upon which drafts may be presented, which may not be later than the dates referred to in Section 2.03 of the Credit Agreement.
EXHIBIT D

EXHIBIT D
TO
CREDIT AGREEMENT
FORM OF OFFICER’S CERTIFICATE
[NAME OF COMPANY]
          I, the undersigned, do hereby certify as of [________], 2010, that I am an Authorized Officer of [Borrower][Immediate Parent][Parent], a [specify type of organization] organized under the laws of [specify jurisdiction of organization] (the “Company”), and hereby certify on behalf of the Company, pursuant to Credit Agreement, dated as of October 8, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mirant Marsh Landing, LLC, a Delaware limited liability company, the lenders party thereto, The Royal Bank of Scotland plc, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and Deutsche Bank Trust Company Americas, as collateral agent and depositary bank, that:
          1. Pursuant to Section 4.01(c)(ii)(A) of the Credit Agreement, attached hereto as Annex A is a true and complete copy of the Company’s by-laws, limited liability company agreement, operating agreement or other governing document of the Company, as applicable, as of the date hereof.
          2. Pursuant to Section 4.01(c)(ii)(B) of the Credit Agreement, attached hereto as Annex B is a true and complete copy of resolutions duly adopted by the board of directors, member(s), partner(s) or other authorized governing body of the Company, authorizing the execution, delivery and performance of each of the Transaction Documents to which the Company is or is intended to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect.
          3. Pursuant to Section 4.01(c)(ii)(C) of the Credit Agreement, the certificate of incorporation, certificate of formation, charter or other organizational documents (as the case may be) together with any amendments thereto, of the Company, certified by the Secretary of State of the Company’s jurisdiction of organization and a certificate as to the good standing of and payment of franchise taxes by the Company, in each case dated as of a recent date, copies of which are attached hereto as Annex C, have not been amended since the date of the certification thereof.
          4. Pursuant to Section 4.01(c)(ii)(D) of the Credit Agreement, the Persons listed on Annex D are duly authorized to execute on the Company’s behalf the Transaction Documents to which the Company is or is to be a party or to sign any other documents in connection with the transactions contemplated thereby or under the Credit Agreement and the signatures appearing opposite their respective names are the true and genuine signatures of such Persons:
          5. The representations and warranties made by the Company in the Financing Documents are true and correct in all material respects when made and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).
          6. [Pursuant to Section 4.01(e) of the Credit Agreement, attached hereto as Annex [E] are copies of the latest available (i) annual audited financial statements of the Company and (ii) quarterly unaudited financial statements of the Company, each of which have been prepared in accordance with Applicable Accounting Requirements consistently applied and reflecting fairly the financial condition of the
EXHIBIT D

     Company as of the date of such statements [and in the form in which the Company makes such financial statements available on “EDGAR” and on its home page on the worldwide web] 12]13.
          7. [Pursuant to Section 4.01(l) of the Credit Agreement, attached hereto as Annex [F] is a copy of the Construction Budget, prepared in good faith by the Company and is based upon assumptions which the Company considers to be reasonable.]14
          8. [Pursuant to Section 4.01(m) of the Credit Agreement, attached hereto as Annex [G] is a copy of the Construction Schedule, prepared in good faith by the Company and is based upon assumptions which the Company considers to be reasonable.]15
          9. [Pursuant to Section 4.01(n) of the Credit Agreement, attached hereto as Annex [H] is a true and correct copy of the Agreement for Purchase and Sale, dated as of October [ ], 2010, by and between Mirant Delta, LLC and the Company with respect to the conveyance of the Project Site to the Company, which includes an assignment of the rights of Mirant Delta, LLC in the PG&E Indemnity in respect of the Project Site.]16
          10. [Pursuant to Section 4.01(o) of the Credit Agreement, attached hereto as Annex [I] are true and complete copies of the Construction Contract, the PPA and each other Project Document executed of the date hereof.]17
          11. [Pursuant to Section 4.01(r) of the Credit Agreement, attached hereto as Annex [J] are true and correct copies of each Part A Approval.]18
          12. [Pursuant to Section 4.01(t) of the Credit Agreement, attached hereto as Annex [K] is a copy of the Base Case Projections, which were based upon assumptions and a methodology agreed upon by the Company and the Lead Arrangers.] 19
          13. [The insurance requirements of Appendix A of the Credit Agreement have been implemented and are being complied with by the Borrower, and attached hereto as Annex [L] is (i) a copy of a certificate executed by each insurer or by an authorized representative of each insurer and (ii) a schedule of the insurance policies held by or for the benefit of the Borrower and required to be in force by the provisions of Appendix A of the Credit Agreement.]20
          All capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Credit Agreement.
[SIGNATURE PAGE FOLLOWS]

[12]	Insert for the Parent.

[13]	Insert for the Borrower and the Parent.

[14]	Insert for the Borrower.

[15]	Insert for the Borrower.

[16]	Insert for the Borrower.

[17]	Insert for the Borrower.

[18]	Insert for the Borrower.

[19]	Insert for the Borrower.

[20]	Insert for the Borrower.
EXHIBIT D

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

[NAME OF COMPANY]
By:
Name:
Title:

EXHIBIT D

ANNEX [A-L] TO
EXHIBIT G
TO CREDIT AGREEMENT
[ANNEX [A] — ANNEX [L] TO BE ATTACHED]
EXHIBIT D

EXHIBIT E-1
TO
CREDIT AGREEMENT
Form of Legal Opinion (New York Counsel to the Loan Parties and the Parent)
October 8, 2010
The Royal Bank of Scotland plc, as
Administrative Agent, and the other Secured
Parties (as defined in the Credit Agreement
referred to below)
     Re:     Mirant Marsh Landing, LLC
Ladies and Gentlemen:
     We have acted as special New York counsel to Mirant Marsh Landing, LLC (the “Borrower”), Mirant Marsh Landing Holdings, LLC and Mirant Corporation in connection with the preparation, execution and delivery of the Credit Agreement, dated as of October 8, 2010 (the “Credit Agreement”), among the Borrower, the Lenders party thereto, The Royal Bank of Scotland plc, as Administrative Agent, and Deutsche Bank Trust Company Americas, as Collateral Agent and Depositary Bank. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.
     In connection with the opinions expressed in this letter, we have examined the following documents, each dated on or as of October 8, 2010:
(1)	the Credit Agreement, executed by the Borrower;

(2)	the Equity Contribution Agreement, executed by the Borrower and the Parent;

(3)	the Security Agreement, executed by the Borrower;

(4)	the Pledge Agreement, executed by the Immediate Parent and the Borrower;

(5)	the Collateral Agency Agreement, executed by the Borrower;

(6)	the Master Agreement and the related Schedule, Confirmation and Credit Support Annex to be entered into by The Royal Bank of Scotland plc, each executed by the Borrower (collectively, the “RBS Swap”);

(7)	the Master Agreement (together with the Master Agreement referred to in item 7 above, the “Master Agreements”) and the related Schedule, Confirmation, Credit
EXHIBIT E-1

Support Annex to be entered into by Royal Bank of Canada, each executed by the Borrower (collectively, the “RBC Swap”);

(8)	the Guaranty related to the RBS Swap, executed by the Parent; and

(9)	the Guaranty related to the RBC Swap, executed by the Parent.
The documents described in items (1) through (9) above are herein collectively referred to as the “Opinion Documents”.
     We have also reviewed such other documents and given consideration to such matters of law and fact as we have deemed appropriate, in our professional judgment, to render the opinions expressed in this letter. The documents so reviewed have included the originals or copies, certified or otherwise identified to our satisfaction, of certain organizational records and documents of the Loan Parties, the certificates delivered on behalf of the Loan Parties to you on this date pursuant to the requirements of the Opinion Documents and the certificates delivered on behalf of the Loan Parties to us on this date. We have relied on the accuracy and completeness of all factual matters set forth in such organizational records, documents and certificates, as well as the representations and warranties as to factual matters set forth in the Opinion Documents.
     For purposes of the opinions expressed herein, we have assumed (i) the genuineness of all signatures on all documents submitted to us as originals, (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies, (iii) the absence of duress, fraud or mutual mistake of material facts on the part of the parties to the Opinion Documents, and (iv) the legal capacity and competency of natural Persons.
     We have further assumed that (i) each party to each Opinion Document has all requisite power and authority to enter into and perform its obligations under Opinion Documents to which it is a party and has complied with all applicable banking, insurance and other laws and regulations to which it may be subject, (ii) each Opinion Document has been duly authorized, executed and delivered by each party thereto, (iii) each Opinion Document constitutes the legal, valid and binding obligation of each party thereto other than the Borrower, the Immediate Parent and the Parent (collectively, the “Loan Parties”), and (iv) to the extent applicable law requires that any party to any Opinion Document other than the Loan Parties (collectively, the “Credit Parties”) to act in accordance with applicable duties of good faith or fair dealing, in a commercially reasonable manner, or otherwise in compliance with applicable legal requirements in exercising its rights and remedies under the Opinion Documents, such Credit Party will fully comply with such legal requirements, notwithstanding any provision of the Opinion Documents that purports to grant such Credit Party the right to act or fail to act in a manner contrary to such legal requirements, or based on its sole judgment or in its sole discretion or provisions of similar import.
     We have further assumed that (i) each Loan Party has or will have rights in, or the power to transfer rights in, all Collateral of such Loan Party purported to be encumbered by a lien on the date hereof under the Security Agreement or the Pledge Agreement, (ii) “value” has been given by the Secured Parties (as defined in the Collateral Agency Agreement) to the applicable
EXHIBIT E-1

Loan Parties sufficient for purposes of Section 9-203 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”), (iii) the descriptions of the Collateral contained in the Security Agreement and the Pledge Agreement (collectively, the “Personal Property Collateral”) reasonably identify such Personal Property Collateral except to the extent that such Personal Property Collateral is described by reference to the types of collateral defined in the New York UCC, other than commercial tort claims, and (iv) the Collateral Agent (directly or through a third party) will take and maintain continuous “possession” of any certificates evidencing the Membership Interests (as defined in the Pledge Agreement) in the State of New York.
     The opinions expressed herein are limited to the law of the State of New York (including the New York UCC) and applicable United States federal law that, in each case, is in our experience normally applicable to general business organizations engaged in business activities similar to those of the Loan Parties and to transactions of the type contemplated the Opinion Documents, and we express no opinion as to the laws of any other jurisdiction or the effect any such laws may have on the matters set forth herein.
     Finally, we express no opinion as to any matter arising under any applicable federal or state securities law or regulation, antitrust or trade law or regulation, environmental law or regulation, tax law or regulation, pension and employee benefit law or regulation, or any law or, except as set forth in paragraphs 3 and 8 below, regulation relating to licenses, permits, approvals or similar matters applicable to the businesses or activities of the Loan Parties, or any matter of local or municipal law or regulation or the laws or regulations of any local agencies or political subdivisions within any state or any other laws or regulations that are applicable to the subject transactions or the parties thereto because of the nature or extent of their business.
     Based on the foregoing, and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that:
     1. Each Opinion Document constitutes the legal, valid and binding obligation of each Loan Party that is a party thereto and is enforceable against such Loan Party in accordance with the terms of such Opinion Document.
     2. The execution, delivery and performance by each Loan Party of each Opinion Document to which such Loan Party is a party do not violate any provision of any federal or New York State law to which any Loan Party or any of its assets are subject that in our experience is normally applicable to general business organizations in relation to transactions of the type contemplated by such Opinion Document.
     3. The execution, delivery and performance by each Loan Party of each Opinion Document to which such Loan Party is a party require no approval, authorization, consent, adjudication or order of any Governmental Authority of the State of New York or of the United States of America that has not been obtained.
     4. The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, as security for the Secured Obligations (as defined in the Collateral Agency Agreement), a valid security interest in all right, title and interest of the
EXHIBIT E-1

Borrower in those types of Collateral described in the Security Agreement in which a security interest may be created under Article 9 of the New York UCC, excluding commercial tort claims that are not specifically described therein.
     5. The Pledge Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, as security for the Secured Obligations, a valid security interest in all right, title and interest of the Immediate Parent in those types of Collateral described in the Pledge Agreement in which a security interest may be created under Article 9 of the New York UCC.
     6. Upon delivery to the Collateral Agent in the State of New York of any certificates evidencing the Membership Interests, indorsed by the Immediate Parent in blank or accompanied by instruments of transfer or assignment in blank duly executed by the Immediate Parent, (i) the security interest in such Collateral will be perfected, (ii) the Collateral Agent will have, for the benefit of the Secured Parties, control of such Collateral within the meaning of Section 8-106(b)(1) of the New York UCC, and (iii) assuming the absence of notice of any adverse claim thereto on the part of the Collateral Agent or any Secured Party, the Collateral Agent will be a protected purchaser of such security interest in such Collateral within the meaning of Section 8-303(a) of the New York UCC. The security interest in such Collateral will continue to be perfected so long as such security interest remains in effect and such certificates so indorsed or accompanied by such instruments of transfer or assignment remain in the continuous and exclusive possession of the Collateral Agent in the State of New York for the benefit of the Secured Parties.
     7. The Collateral Agency Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, as security for the Secured Obligations, a valid security interest in the Accounts (as defined in the Collateral Agency Agreement), and the Collateral Agent has, for the benefit of the Secured Parties, control (within the meaning of Sections 8-106(d) and 9-104 of the New York UCC), resulting in the perfection of such security interest.
     8. No Loan Party is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     The opinions expressed herein are subject in their entirety to the following limitations, qualifications and exceptions:
     1. The opinions expressed herein do not purport to cover, and we express no opinion with respect to, the applicability of Section 548 of the federal Bankruptcy Code or any comparable provision of state law, including provisions relating to fraudulent conveyances.
     2. The opinion expressed in paragraph 1 above is qualified to the extent that the enforceability of the Opinion Documents may be limited by the effect of (A) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors (including, without limitation, matters of contract rejection, fraudulent conveyances and obligations, turn-over, preference, equitable subordination, automatic stay, and substantive consolidation under federal bankruptcy laws, as well as state laws regarding fraudulent transfers,
EXHIBIT E-1

obligations, and conveyances, and state receivership laws), or (B) general principles of equity, whether applied by a court of law or equity (including, without limitation, principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies, principles affording traditional equitable defenses such as waiver, laches and estoppel, and legal standards requiring reasonableness or materiality of breach for exercise of remedies or providing for defenses based on impracticability or impossibility of performance or on obstruction or failure to perform or otherwise act in accordance with an agreement by a party thereto other than a Loan Party).
     3. The opinion expressed in paragraph 1 above is subject to the qualification that we express no opinion regarding the enforceability of Section 6(e) of either Master Agreement insofar as it purports to obligate a party, on early termination of a Transaction (as defined in such Master Agreement), to pay an amount in excess of that measured by the lowest quotation from a Reference Market-maker (as defined in such Master Agreement).
     4. The opinions expressed in paragraphs 4, 5, 6 and 7 above are limited to transactions subject to Articles 8 and 9 (and the related definitions) of the New York UCC and we express no opinion as to the validity, creation, attachment, perfection or enforceability of a security interest in collateral of a type not subject to, or excluded from the coverage of, Articles 8 and 9 of the New York UCC.
     5. No opinion is expressed with respect to the validity, binding effect, or enforceability of those provisions (if any) of the Opinion Documents:
     (a) requiring indemnification for, or providing exculpation, release, or exemption from liability for, any action or inaction by any other person or entity, to the extent such action or inaction involves gross negligence, willful misconduct or unlawful conduct on the part of any such person or entity or to the extent arising under the securities laws or otherwise contrary to public policy;
     (b) imposing increased interest rates or late payment charges on delinquency in payment or other default or providing for liquidated damages or for premiums on acceleration or termination, to the extent any such provisions may be deemed to be penalties or forfeitures;
     (c) that have the effect of waiving statutes of limitation and marshaling of assets or similar requirements;
     (d) providing that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements, or that a party’s course of dealing, course of performance, or the like or failure or delay in taking action may not constitute a waiver of related rights or provisions, or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind;
     (e) providing that modifications to such documents may only be made in writing or that the provisions of such documents are severable;
     (f) purporting to permit the exercise, under certain circumstances, of rights or remedies without notice or without providing opportunity to cure failures to perform;
EXHIBIT E-1

     (g) relating to rights of setoff otherwise than in accordance with applicable law;
     (h) purporting to require a waiver of defenses, setoffs, or counterclaims against the Secured Parties;
     (i) with respect to the right of any Secured Party to collect a deficiency except upon compliance with applicable provisions of the Uniform Commercial Code as in effect in applicable jurisdictions;
     (j) purporting to require any Loan Party to waive various rights, claims and defenses, or to provide certain remedies in favor of any Secured Party, to the extent any such waivers or remedial provisions may not be valid, binding or enforceable under applicable law; provided, however, in our opinion, the inclusion of such waivers and remedial provisions does not render any Opinion Document invalid as a whole, and each Opinion Document otherwise contains remedies adequate for the practical realization of the benefits intended to be provided thereby, assuming compliance by the Secured Parties with applicable legal requirements and procedures;
     (k) purporting to render void any transfer of a Loan Party’s rights in collateral in violation of the terms of the Opinion Documents;
     (l) purporting to grant to any Secured Party the power to make any decision or to take or refrain from taking any action or to give or withhold its consent to any matter in each case in the sole discretion of any Secured Party (or words to comparable effect);
     (m) granting a power of attorney to any Secured Party or purporting to characterize the assignments and transfer effected thereby as present, irrevocable, absolute or unconditional or otherwise suggesting that the applicable Loan Party has no continuing interest in the Collateral so assigned and transferred, or granting a proxy over membership interests, in each case to the extent limited by the Delaware Limited Liability Company Act;
     (n) requiring the payment of expenses or attorneys’ fees, except to the extent that a court determines such fees to be reasonable; or
     (o) to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations.
     6. No opinion is expressed with respect to any of the following matters:
     (a) the existence of, or any Loan Party’s title to or rights in, any of the Collateral;
     (b) any Collateral that consists of timber to be cut, as-extracted collateral, commercial tort claims to the extent excluded from the scope of Article 9 of the New York UCC pursuant to Section 9-109 of the New York UCC, collateral arising from consumer transactions, electronic chattel paper, letter-of-credit rights, agricultural liens, farm products, manufactured homes, goods subject to certificates of title and commodity contracts, in each case as defined in the New York UCC;
EXHIBIT E-1

     (c) the creation, attachment, perfection or enforcement of any security interest in any Collateral that is subject to an agreement that is, or purports to be, nonassignable or nontransferable, or any Collateral that may not be assigned by its terms, other than collateral consisting of accounts, chattel paper, general intangibles, lease agreements and promissory notes (as such terms are defined in the New York UCC) to the extent provided in Sections 9-406, 9-407 and 9-408 of the New York UCC, or any Collateral as to which the creation, perfection or enforceability of security interests is illegal or violative of governmental rules or regulations to assign or grant a security interest, other than (i) Collateral consisting of accounts or chattel paper (as such terms are defined in the New York UCC) to the extent, if any, that restrictions on assignment and grants of security interest in respect of such collateral have been rendered ineffective pursuant to Section 9-406 of the New York UCC and (ii) Collateral consisting of promissory notes or general intangibles (as such terms are defined in the New York UCC) to the extent, if any, that restrictions on assignment and grants of security interest in respect of such collateral have been rendered ineffective pursuant to Section 9-408 of the New York UCC;
     (d) the enforceability, as against the government of the United States of America or any state thereof, of any assignment or security interest in any Collateral constituting accounts or other claims against the government of the United States of America subject to the Federal Assignment of Claims Act or other statutes or regulations restricting or prohibiting such assignments or security interests, or against any such state subject to similar laws or regulations restricting or prohibiting assignment of government claims;
     (e) the priority of any security interest in any Collateral, except as set forth in clause (iii) of paragraph 6 above;
     (f) the effect of Section 9-315 of the New York UCC with respect to any Personal Property Collateral consisting of proceeds;
     (g) the effect of Sections 9-317, 9-320 and 9-321 of the New York UCC, which permits buyers, lessees and licensees of collateral to take the same free and clear of a perfected security interest under the circumstances described therein;
     (h) the enforceability of those provisions of the Opinion Documents that purport to waive or vary the rules stated in Section 9-602 of the New York UCC, or providing any of the Secured Parties with self-help or summary remedies without notice of opportunity for hearing or correction;
     (i) the effect of Section 552 of the Bankruptcy Code (11 U.S.C. §552) (relating to property acquired by a Loan Party after the commencement of a case under the United States Bankruptcy Code with respect to such Loan Party) and Section 506(c) of the Bankruptcy Code (11 U.S.C. §506(c)) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral); or
     (j) the effect of any provision of the Opinion Documents that is intended to establish any standard other than a standard set forth in the New York UCC as the measure of the performance by any party thereto of such party’s obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with
EXHIBIT E-1

respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities.
     7. We call to your attention that:
     (a) pursuant to Section 9-316(c) of the New York UCC, a possessory security interest in the Collateral consisting of certificated membership interests of any Person remains continuously perfected if the certificates evidencing such Collateral are located in the State of New York or, if thereafter brought into another jurisdiction, if the security interest is perfected under the law of the other jurisdiction; and
     (b) our opinions as to the enforceability of any Opinion Document do not constitute opinions as to the creation, perfection, effect of perfection or priority of any lien or security interest purported to be granted thereunder, and that opinions as to the creation or perfection of any lien or security interest are given only in paragraphs 4 through 7 above and are subject to the assumptions, qualifications and limitations applicable to such opinions as set forth in this letter.
     8. In connection with the provisions of the Opinion Documents whereby any Loan Party submits to the jurisdiction of any federal court of competent jurisdiction, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on Federal court jurisdiction.
     This opinion letter is furnished to you solely in connection with the transactions contemplated by the Opinion Documents and is solely for the benefit of the Administrative Agent, the Collateral Agent and Secured Parties and their successors, participants and permitted assignees, and may not be relied upon by any other Person or for any other purpose without our prior written consent.

Very truly yours, KING & SPALDING LLP

MEO:WTH:aek
EXHIBIT E-1

EXHIBIT E-2
TO
CREDIT AGREEMENT
Form of Legal Opinion (Delaware Counsel to the Loan Parties and the Parent)
October 8, 2010
To the Addressees Listed on
Schedule A Attached Hereto
Re:	Mirant Marsh Landing, LLC and
Mirant Marsh Landing Holdings, LLC
Ladies and Gentlemen:
          We have acted as Delaware counsel to Mirant Marsh Landing, LLC (the “Grantor”) and Mirant Marsh Landing Holdings, LLC (the “Pledgor”) solely for the purpose of delivering this opinion letter, which is being delivered to you at their request. Reference in this letter to any document shall mean such document as in effect on the date hereof.
          For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents:
A. the Security Agreement, dated as of October 8, 2010 (the “Security Agreement”), between the Grantor and Deutsche Bank Trust Company Americas, as Collateral Agent (the “Collateral Agent”);
B. the Pledge Agreement, dated as of October 8, 2010 (the “Pledge Agreement”), made by the Pledgor, the Grantor, and the Collateral Agent;
C. a financing statement on Form UCC-1 naming the Grantor as debtor and the Collateral Agent as secured party (the “Financing Statement”), for filing in the office of the Secretary of State of the State of Delaware (the “Filing Office”);
D. the certificate Number 1, issued by the Grantor in the name of the Pledgor (the “Pledgor LLC Certificate”), certifying that the Pledgor is the holder of a 100% interest in the Grantor (the “Pledgor LLC Interest”);
E. a Certificate of Good Standing for the Grantor, dated a recent date, obtained from the Secretary of State of the State of Delaware (the “Grantor Good Standing Certificate”);
F. a Certificate of Good Standing for the Pledgor, dated a recent date, obtained from the Secretary of State of the State of Delaware (the “Pledgor Good Standing Certificate”) (the Grantor Good Standing Certificate and the Pledgor Good Standing Certificate, together, the “Good Standing Certificates”); and
EXHIBIT E-2

     G. one or more certificates of one or more managers, officers, and/or members of the Grantor and/or one or more managers, officers, and/or members of the Pledgor, certifying as to certain matters and documents attached thereto.
          For purposes of this letter, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (g) above and certain written statements of governmental authorities and others referenced in this paragraph. In particular, we have not reviewed and express no opinion as to any document (other than those referenced in paragraphs (a) through (g) above) that is referred to in, incorporated by reference into, or attached (as an exhibit, schedule, or otherwise) to any of the documents reviewed by us. The opinions in this letter relate only to the documents specified in such opinions, and (other than the documents referenced in paragraphs (a) through (g) above) not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter. We have conducted no factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others (including, without limitation, the Good Standing Certificates), and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate and none of which we have investigated or verified.
          Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications, and limitations in this letter, it is our opinion that:
     1. Assuming the due creation and attachment of a security interest in all of the Grantor’s right, title and interest in, to and under the Collateral (as defined in the Security Agreement) granted to the Collateral Agent by the Grantor pursuant to the Security Agreement, upon the filing of the Financing Statement in the Filing Office, such security interest in that portion of the Collateral in which a security interest may be perfected by the filing of a financing statement in the State of Delaware is perfected.
     2. Under Section 9-305(a)(1) of Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof, 6 Del. C. § 9-101 et seq. (“Delaware Article 9”), while the Pledgor LLC Certificate is located in a jurisdiction other than the State of Delaware, the local law of that other jurisdiction in which such Pledgor LLC Certificate is located governs perfection, the effect of perfection or nonperfection, and the priority of a security interest granted by the Pledgor in the Pledgor LLC Interest represented by such Pledgor LLC Certificate (the “Pledgor Collateral”).
          The opinions in this letter are subject to the following assumptions, exceptions, qualifications, and limitations, in addition to those above:
     1. The opinions in this letter are limited to Delaware Article 9 and Article 8 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof, 6 Del. C. § 8-101 et seq. (“Delaware Article 8”), and we have not considered, and express no opinion on the effect of, concerning matters involving, or otherwise with respect to any other laws of any jurisdiction (including, without limitation, federal laws of the United States of America and laws of the State of New York), or rules, regulations, orders, or decisions relating thereto.
EXHIBIT E-2

     2. We have assumed: (i) the due incorporation or due formation, as the case may be, due organization, and valid existence in good standing under the laws of all relevant jurisdictions of each of the parties and each of the signatories (other than natural persons) to each of the documents reviewed by us, that none of such parties or signatories has dissolved, and that each of the Grantor and the Pledgor is a limited liability company organized solely under the laws of the State of Delaware; (ii) the due authorization, execution, and delivery (and, as applicable, filing) of each of such documents by each of such parties and signatories; (iii) that each of such parties and signatories had and has the power and authority to execute, deliver, and perform (and, as applicable, file) each of such documents; (iv) the satisfaction or waiver of all relevant conditions, including, without limitation, as to the grant to the Collateral Agent by the Grantor of a security interest in the Collateral and as to the grant to the Collateral Agent by the Pledgor of a security interest in the Pledgor Collateral; and (v) the legal capacity of all relevant natural persons.
     3. We have assumed that: (i) all signatures on all documents reviewed by us are genuine; (ii) all documents furnished to us as originals are authentic; (iii) all documents furnished to us as copies or specimens conform to the originals thereof; (iv) all documents furnished to us in final draft or final or execution form have not been terminated, rescinded, altered, or amended, are in full force and effect, and conform to the final, executed originals of such documents; (v) each document reviewed by us constitutes the entire agreement among the parties thereto with respect to the subject matter thereof; (vi) each document reviewed by us constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each of such parties in accordance with its terms; and (vii) any waiver under any document reviewed by us has been given voluntarily, intelligently, and knowingly.
     4. We express no opinion as to: (i) ownership of or title to any property; (ii) creation or attachment of any lien, pledge, mortgage, or security interest; (iii) except as stated in numbered paragraph 2 above, priority of any lien, pledge, mortgage, or security interest; (iv) solely with respect to numbered paragraph 2 above, (a) perfection of a security interest in investment property by filing, and (b) automatic perfection of a security interest in (1) investment property (within the meaning of Delaware Article 9) created by a broker (within the meaning of Delaware Article 9) or securities intermediary (within the meaning of Delaware Article 9), and (2) a commodity contract (within the meaning of Delaware Article 9) or commodity account (within the meaning of Delaware Article 9) created by a commodity intermediary (within the meaning of Delaware Article 9); (v) proceeds (as defined in Delaware Article 9) of any collateral (except, solely for purposes of numbered paragraph 1 above, for identifiable proceeds of the Collateral, subject, however, to the limitations of Section 9-315 of Delaware Article 9); (vi) as-extracted collateral (as defined in Delaware Article 9), timber to be cut, and goods (as defined in Delaware Article 9) that are or are to become fixtures (as defined in Delaware Article 9); (vii) commercial tort claims (as defined in Delaware Article 9); and (viii) any consumer transaction (as defined in Delaware Article 9).
          We consent to your relying on this letter on the date hereof in connection with the matters set forth herein. Except as set forth in the preceding sentence, without our prior written consent, this letter may not be furnished or quoted to, or relied upon by, any other person or entity, or relied upon for any other purpose. There are no implied opinions in this letter. This letter speaks only as of the date hereof, and we assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.
EXHIBIT E-2

Very truly yours,
EXHIBIT E-2

Schedule A
The Royal Bank of Scotland PLC,
as Administrative Agent
Deutsche Bank Trust Company Americas,
as Collateral Agent for the benefit of
the Secured Parties
The other Secured Parties
EXHIBIT E-2

October 8, 2010
To the Addressees Listed on
Schedule A Attached Hereto
Re:	Mirant Marsh Landing, LLC, Mirant Marsh
Landing Holdings, LLC, and Mirant Corporation
Ladies and Gentlemen:
          We have acted as Delaware counsel to Mirant Marsh Landing, LLC (the “Borrower”), Mirant Marsh Landing Holdings, LLC (the “Pledgor”), and Mirant Corporation (“Parent”), solely for the purpose of delivering this opinion letter, which is being delivered to you at their request. Reference in this letter to any document shall mean such document as in effect on the date hereof.
          For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents:
a. the Certificate of Formation of the Borrower (the “Borrower Certificate of Formation”), as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 21, 2008;
b. the Limited Liability Company Agreement of the Borrower, dated May 21, 2008 (together with Exhibits A and B thereto, the “Initial Borrower LLC Agreement”), between the Borrower and Mirant Americas, Inc. as the sole initial member of the Borrower;
c. the Amended and Restated Limited Liability Company Agreement of the Borrower, dated as of August 19, 2010 (together with Exhibits A and B thereto, the “Borrower LLC Agreement”), between the Borrower and the Pledgor as the sole member of the Borrower;
d. the Written Consent of the sole Member and the Board of Managers of the Borrower dated October 8, 2010;
e. the certificate Number 1, issued by the Borrower in the name of the Pledgor (the “LLC Certificate”), certifying that the Pledgor is the holder of a 100% interest in the Borrower;
f. the Certificate of Formation of the Pledgor (the “Pledgor Certificate of Formation”), as filed with the Secretary of State on August 19, 2010 (the Borrower Certificate of Formation and the Pledgor Certificate of Formation, each, a “Certificate of Formation”);
g. the Limited Liability Company Agreement of the Pledgor, dated August 19, 2010 (together with Exhibits A and B thereto, the “Pledgor LLC Agreement”), between the Pledgor and Mirant Americas, Inc. as the sole member of the Pledgor;
EXHIBIT E-2

h. the Written Consent of the sole Member and the Board of Managers of the Pledgor dated October 8, 2010;
i. the Certificate of Incorporation of Parent (the “Original Certificate”), as filed with the Secretary of State on September 23, 2005;
j. the Certificate of Amendment of Certificate of Incorporation of Parent (the “Certificate of Amendment”), as filed with the Secretary of State on December 30, 2005;
k. the Amended and Restated Certificate of Incorporation of Parent (the “Restated Charter”), as filed with the Secretary of State on December 30, 2005;
l. the Certificate of Designations of Series A Junior Participating Preferred Stock of Parent, as filed with the Secretary of State on March 30, 2009 (together with the Restated Charter, the “Parent Certificate of Incorporation”);
m. the Amended and Restated By-Laws of Parent, adopted as of August 6, 2009 (the “Parent By-Laws”);
n. Resolutions of the Board of Directors of Parent dated October 1, 2010;
o. a Certificate of Good Standing for Borrower, dated a recent date, obtained from the Secretary of State (the “Borrower Good Standing Certificate”);
p. a Certificate of Good Standing for the Pledgor, dated a recent date, obtained from the Secretary of State (the “Pledgor Good Standing Certificate”);
q. a Certificate of Good Standing for Parent, dated a recent date, obtained from the Secretary of State (the “Parent Good Standing Certificate”) (the Borrower Good Standing Certificate, the Pledgor Good Standing Certificate, and the Parent Good Standing Certificate, together, the “Good Standing Certificates”);
r. the Credit Agreement, dated as of October 8, 2010 (the “Credit Agreement”), among the Borrower, the Lenders party thereto, The Royal Bank of Scotland plc (“RBS”), as Administrative Agent, and Deutsche Bank Trust Company Americas (“Deutsche Bank”), as Collateral Agent and Depositary Bank;
s. the Collateral Agency and Intercreditor Agreement, dated as of October 8, 2010 (the “Collateral Agency Agreement”), among the Borrower, RBS, as Administrative Agent, Deutsche Bank, as Collateral Agent and Depositary Bank, and each other Secured Party from time to time party thereto;
t. the Security Agreement, dated as of October 8, 2010 (the “Security Agreement”), between the Borrower and Deutsche Bank, as Collateral Agent;
EXHIBIT E-2

u. the Pledge Agreement, dated as of October 8, 2010 (the “Pledge Agreement”), made by the Pledgor, the Borrower, and Deutsche Bank, as Collateral Agent;
v. the Equity Contribution Agreement, dated as of October 8, 2010 (the “Contribution Agreement”), among Parent, the Borrower, RBS, as Administrative Agent, and Deutsche Bank, as Collateral Agent;
w. the ISDA Master Agreement, dated as of October 8, 2010, by the Borrower and RBS, the Schedule thereto between the Borrower and RBS (including the Credit Support Annex thereto), the Confirmation, dated October 8, 2010, related thereto, from RBS to the Borrower, and the Amendment, dated as of October 8, 2010, to the ISDA Master Agreement between RBS and the Borrower (collectively, the “RBS Swap Documents”);
x. the ISDA Master Agreement, dated as of October 8, 2010, by the Borrower and Royal Bank of Canada (“RBC”), the Schedule thereto between the Borrower and RBC (including the Credit Support Annex thereto), and the Confirmation, dated October 8, 2010, related thereto, from RBC to the Borrower (collectively, the “RBC Swap Documents”);
y. the Guarantee, dated as of October 8, 2010 (the “RBS Guarantee”) by Parent in favor of RBS;
z. the Guarantee, dated as of October 8, 2010 (the “RBC Guarantee”) by Parent in favor of RBC (the Credit Agreement, the Collateral Agency Agreement, the Security Agreement, the Pledge Agreement, the Contribution Agreement, the RBS Swap Documents, the RBC Swap Documents, the RBS Guarantee, and the RBC Guarantee collectively, the “Transaction Documents”); and
aa. one or more certificates of one or more managers, officers, and/or members of the Borrower, one or more managers, officers, and/or members of the Pledgor, and/or one or more officers of Parent (collectively, the “Fact Certificate”), certifying as to certain matters and documents attached thereto.
          For purposes of this letter, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (aa) above and certain written statements of governmental authorities and others referenced in this paragraph. In particular, we have not reviewed and express no opinion as to any document (other than those referenced in paragraphs (a) through (aa) above) that is referred to in, incorporated by reference into, or attached (as an exhibit, schedule, or otherwise) to any of the documents reviewed by us. The opinions in this letter relate only to the documents specified in such opinions, and (other than the documents referenced in paragraphs (a) through (aa) above) not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter. We have conducted no factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of
EXHIBIT E-2

governmental authorities and others (including, without limitation, the Good Standing Certificates), and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate and none of which we have investigated or verified.
          Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications, and limitations in this letter, it is our opinion that:
               1. (a) The Borrower has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq. (the “Act”). (b) The Pledgor has been duly formed and is validly existing in good standing as a limited liability company under the Act. (c) Parent has been duly incorporated and is validly existing in good standing as a corporation under the General Corporation Law of the State of Delaware, 8 Del. C. § 101 et seq. (the “DGCL”).
               2. (a) The Borrower has limited liability company power and authority to execute and deliver, and to perform its obligations under, each of the Transaction Documents to which it is a party. (b) The Pledgor has limited liability company power and authority to execute and deliver, and to perform its obligations under, each of the Transaction Documents to which it is a party. (c) Parent has corporate power and authority to carry on its business as now conducted (as described in the Fact Certificate), and to execute and deliver, and to perform its obligations under, each of the Transaction Documents to which it is a party.
               3. (a) The Borrower’s execution and delivery of, and performance of its obligations under, each of the Transaction Documents to which it is a party have been duly authorized by all necessary limited liability company action on the part of the Borrower. (b) The Pledgor’s execution and delivery of, and performance of its obligations under, each of the Transaction Documents to which it is a party have been duly authorized by all necessary limited liability company action on the part of the Pledgor. (c) Parent’s execution and delivery of, and performance of its obligations under, each of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Parent.
               4. (a) Each of the Transaction Documents to which the Borrower is a party has been duly executed and delivered by the Borrower. (b) Each of the Transaction Documents to which the Pledgor is a party has been duly executed and delivered by the Pledgor. (c) Each of the Transaction Documents to which Parent is a party has been duly executed and delivered by Parent.
               5. (a) No consent, approval, or authorization of, registration or filing with, or notice to any regulatory agency of the State of Delaware is required to be obtained, made, or given by the Borrower for the Borrower’s execution and delivery of, and performance of its obligations under, the Transaction Documents to which it is a party, other than such as are contemplated by such Transaction Documents or have been obtained, made, or given already. (b) No consent, approval, or authorization of, registration or filing with, or notice to any regulatory agency of the State of Delaware is required to be obtained, made, or given by the Pledgor for the Pledgor’s execution and delivery of, and performance of its obligations under, the Transaction Documents to which it is a party, other than such as are contemplated by such Transaction Documents or have been obtained, made, or given already. (c) No consent,
EXHIBIT E-2

approval, or authorization of, registration or filing with, or notice to any regulatory agency of the State of Delaware is required to be obtained, made, or given by Parent for Parent’s execution and delivery of, and performance of its obligations under, the Transaction Documents to which it is a party, other than such as are contemplated by such Transaction Documents or have been obtained, made, or given already.
               6. (a) The Borrower’s execution and delivery of, and performance of its obligations under, the Transaction Documents to which it is a party do not violate the Borrower Certificate of Formation or the Borrower LLC Agreement or the laws of the State of Delaware applicable to the Borrower. (b) The Pledgor’s execution and delivery of, and performance of its obligations under, the Transaction Documents to which it is a party do not violate the Pledgor Certificate of Formation or the Pledgor LLC Agreement or the laws of the State of Delaware applicable to the Pledgor. (c) Parent’s execution and delivery of, and performance of its obligations under, the Transaction Documents to which it is a party do not violate the Parent Certificate of Incorporation or the Parent By-Laws or the laws of the State of Delaware applicable to Parent.
               7. The Pledgor’s Interest (as defined in the Borrower LLC Agreement) in the Borrower has been validly issued by the Borrower.
          The opinions in this letter are subject to the following assumptions, exceptions, qualifications, and limitations, in addition to those above:
               A. The opinions in this letter are limited to the laws of the State of Delaware in effect on the date hereof (not including tax laws and securities laws, and rules, regulations, orders, and decisions relating thereto), and we have not considered and express no opinion on the effect of, concerning matters involving, or otherwise with respect to any other laws of any jurisdiction (including, without limitation, federal laws of the United States of America and laws of the State of New York), or rules, regulations, orders, or decisions relating thereto.
               B. We have assumed: (i) except as stated in numbered paragraph 1 above, the due incorporation or due formation, as the case may be, due organization, and valid existence in good standing under the laws of all relevant jurisdictions of each of the parties and each of the signatories (other than natural persons) to each of the documents reviewed by us, and that none of such parties or signatories has dissolved; (ii) except as stated in numbered paragraphs 3 and 4 above, the due authorization, execution, and delivery (and, as applicable, filing) of each of such documents by each of such parties and signatories (including, without limitation, the execution of each Certificate of Formation by an “authorized person” within the meaning of the Act); (iii) except as stated in numbered paragraph 2 above, that each of such parties and signatories had and has the power and authority to execute, deliver, and perform (and, as applicable, file) each of such documents; (iv) the legal capacity of all relevant natural persons; and (v) that each document reviewed by us constitutes a legal, valid, and binding obligation of each of the parties thereto, enforceable against each of such parties in accordance with its terms.
               C. We have assumed that: (i) all signatures on all documents reviewed by us are genuine; (ii) all documents furnished to us as originals are authentic; (iii) all documents furnished to us as copies or specimens conform to the originals thereof; (iv) all documents
EXHIBIT E-2

furnished to us in final draft or final or execution form have not been terminated, rescinded, altered, or amended, are in full force and effect and conform to the final, executed originals of such documents; and (v) each document reviewed by us constitutes the entire agreement among the parties thereto with respect to the subject matter thereof. Without limiting the generality of the foregoing, we have assumed that each of the Borrower LLC Agreement and the Interest Contribution Agreement (as defined in the Borrower LLC Agreement) has become effective, that the Borrower LLC Agreement amended and restated the limited liability company agreement of the Borrower as theretofore in effect in accordance with the terms thereof, and that the Borrower LLC Agreement constitutes the entire limited liability company agreement of the Borrower as in effect through the date hereof, and that the Pledgor LLC Agreement has become effective, that the Pledgor LLC Agreement amended and restated the limited liability company agreement of the Pledgor as theretofore in effect in accordance with the terms thereof, and that the Pledgor LLC Agreement constitutes the entire limited liability company agreement of the Pledgor as in effect through the date hereof. We have further assumed that: (vi) any waiver under any document reviewed by us has been given voluntarily, intelligently, and knowingly; and (vii) each of the Borrower, the Pledgor, and Parent does not engage in, carry on, or derive any income from a trade, business, or commerce in or connected with, has no employees, agents (other than a registered agent), assets, or properties in, and conducts no activities (other than the maintenance of a registered office and the filing of documents with the Secretary of State) in, the State of Delaware.
               D. We express no opinion as to: (i) the irrevocability or survival of any power of attorney; and (ii) any provision in any document that purports to effect the appointment of a person or entity not a party thereto as an agent or otherwise to apply to a person or entity not a party thereto.
               E. We have not participated in the preparation of any offering material relating to the transactions contemplated by the Transaction Documents and assume no responsibility for the contents of any such material.
          We consent to your relying on this letter on the date hereof in connection with the matters set forth herein. Except as set forth in the preceding sentence, without our prior written consent, this letter may not be furnished or quoted to, or relied upon by, any other person or entity, or relied upon for any other purpose. There are no implied opinions in this letter. This letter speaks only as of the date hereof, and we assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.

Very truly yours,
EXHIBIT E-2

Schedule A
The Royal Bank of Scotland PLC,
as Administrative Agent
Deutsche Bank Trust Company Americas,
as Collateral Agent for the benefit of
the Secured Parties
The other Secured Parties
EXHIBIT E-2

EXHIBIT E-3
TO
CREDIT AGREEMENT
Form of Legal Opinion (California Counsel to the Loan Parties and the Parent)
October 8, 2010
The Royal Bank of Scotland plc, as
Administrative Agent, and the other
Secured Parties (as defined in the Credit
Agreement referred to herein)
     Re: Mirant Marsh Landing, LLC
Ladies and Gentlemen:
We have acted as special California energy regulatory and California Energy Commission (“CEC”) permitting counsel to Mirant Marsh Landing, LLC, a Delaware limited liability company (“Borrower”), in connection with the execution and delivery of the Credit Agreement dated as of October 8, 2010 (the “Credit Agreement”), among Borrower, the financial institutions signatory thereto as “Lenders,” The Royal Bank of Scotland PLC, as the Administrative Agent, and Deutsche Bank Trust Company Americas, as the Collateral Agent and Depositary Bank. This opinion letter is delivered to you at Borrower’s request pursuant to Section 4.01(f)(iii) of the Credit Agreement. Unless otherwise indicated, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.
In connection with the opinions expressed in this letter, we have examined the following documents, each dated on or as of October 8, 2010: (1) the Credit Agreement, executed by the Borrower; (2) the Equity Contribution Agreement, executed by the Borrower and the Parent; (3) the Security Agreement, executed by the Borrower; (4) the Collateral Agency and Intercreditor Agreement, executed by the Borrower; (5) the Master Agreement and the related Schedule, Confirmation and Collateral Support Annex to be entered into by The Royal Bank of Scotland plc, each executed by the Borrower; and (6) the Master Agreement and the related Schedule, Confirmation, Collateral Support Annex to be entered into by Royal Bank of Canada, each executed by the Borrower. The documents described in items (1) through (6) above are herein collectively referred to as the “Opinion Documents.”
In addition to the Opinion Documents, we have reviewed the decision of the CEC granting certification and issuing a license for the proposed Marsh Landing Generating Station Project, the 760 megawatt natural gas-fired electricity generating facility to be constructed in Contra Costa County California (the “MLGS Project”), which decision was issued on August 25, 2010 in CEC Docket No. 08-AFC-3 (the “CEC Decision”). We also have reviewed the Application for Certification filed by Borrower in CEC Docket No. 08-AFC-3 for the MLGS Project (“AFC”), along with supplements and amendments to the AFC and other documents filed by Borrower in CEC Docket No. 08-AFC-3 for the MLGS Project (together with the AFC, the “CEC Filings”). We also have reviewed the Final Determination of Compliance and the
EXHIBIT E-3

Authority to Construct (“ATC”) issued for the MLGS Project by the Bay Area Air Quality Management District (“BAAQMD”), related documents issued by or submitted to the BAAQMD in connection therewith (“BAAQMD Filings”), and the Federal Aviation Administration Determination of No Hazard to Air Navigation for the MLGS Project. We also have reviewed such other agreements, instruments, documents and such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below.
In rendering the opinions expressed below, we have, with your consent, assumed the legal capacity of all natural persons executing documents, that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, that all documents submitted to us as originals or duplicate originals are authentic and that all documents submitted to us as copies, whether certified or not, conform to authentic original documents. Additionally, we have, with your consent, assumed and relied upon the following:
     (i) All information, statements and representations (including all factual information, statements and representations, and all data, assumptions, computations, calculations and mathematical or scientific models) contained in the CEC Filings, the CEC Decision, the ATC, the BAAQMD Filings, and any other applications, notices, petitions, filings or submittals to any public agency or governmental entity in connection with the MLGS Project are true and correct. We have relied only upon our examination of those documents and we have made no independent verification of the factual matters set forth therein.
     (ii) The accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Opinion Documents, with respect to the factual matters set forth therein.
     (iii) Prior to starting up, testing or otherwise operating the MLGS Project or making any sales of electricity or related products or services, Borrower will file a notice of self-certification with or obtain certification from the Federal Energy Regulatory Commission (“FERC”) and thereafter will at all times remain certified as an “Exempt Wholesale Generator” within the meaning of Section 79z-5a of Title 15 of the United States Code, as such section existed on August 7, 2005, and the regulations enacted by FERC in 18 C.F.R. Part 366 (“EWG”).
     (iv) Prior to starting up, testing or otherwise operating the MLGS Project or making any sales of electricity or related products or services, Borrower will receive authorization from FERC to sell capacity, energy and ancillary services at wholesale at market-based rates under Section 205 of the Federal Power Act (“FPA”) and will receive from FERC the waivers and blanket authorizations typically granted to market-based rate holders, including blanket authorization under Section 204 of the FPA (collectively, “MBR Authority”), in one more final orders that will no longer be subject to appeal as of the time specified above.
     (v) Prior to starting up, testing or otherwise operating the MLGS Project or making any sales of electricity or related products or services, and prior to utilizing any portion of the electricity transmission system that is under the operational control of the
EXHIBIT E-3

California Independent System Operator (“CAISO”), Borrower and CAISO will have executed the Large Generator Interconnection Agreement, the Participating Generator Agreement, the Meter Service Agreement, and all other contracts required under the CAISO’s FERC-jurisdictional tariff, and all such contracts will be filed with and accepted or approved by FERC in one or more final orders or other approvals that will no longer be subject to appeal as of the time specified above.
     (vi) The MLGS Project will at all times be operated, used, and maintained solely as the MLGS Project as described in the CEC Decision, and Borrower has not and will not engage in any activities other than as contemplated and permitted in the CEC Decision.
     (vii) The MLGS Project has been and will be designed, constructed, operated and maintained in compliance with the terms and conditions of the permits, licenses and approvals identified in Exhibit A hereto, and any other governmental permits, licenses, or approvals issued or granted pursuant to Applicable Laws relating to the MLGS Project.
     (viii) No aspect of construction or mobilization of the MLGS Project has commenced as of the date of this opinion letter, and no aspect of construction or mobilization of the MLGS Project will commence unless and until the applicable conditions of certification and verifications specified in the CEC Decision and the ATC are complied with according to the timelines specified therein.
Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual present knowledge of the particular Winston & Strawn LLP attorneys who have represented Borrower during the course of our limited representation of Borrower in connection with the CEC Decision and certain regulatory matters and contracts relating to the MLGS Project. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.
Based upon the foregoing and subject to the qualifications, limitations and comments stated herein, we are of the opinion that:
     1. So long as Borrower is self-certified or certified by FERC as an EWG and remains in compliance with all conditions and representations associated with such certification, Borrower will not be a “public utility” as specified in the California Public Utilities Code (“California PUC”) solely due to the ownership or operation of the MLGS Project. Borrower will, however meet the statutory definition of an “electrical corporation” in Section 218 of the California PUC as a result of its ownership, control, operation and management of a facility used for the generation of electricity for compensation within the State of California. As such, Borrower will be subject to certain laws, regulations, rules, orders and other requirements applicable to electrical corporations including the maintenance and operation standards set forth by the
EXHIBIT E-3

California Public Utilities Commission (“CPUC”) in General Order No. 167 as amended and updated from time to time.
     2. No consent, order, permit, license, authorization, or approval from or by the CPUC under the California PUC is required in order for the Borrower to enter into the Opinion Documents as of the date hereof, or to incur and perform its obligations under the Opinion Documents, or for the consummation of the transactions contemplated by the Opinion Documents, except as follows: in the event of a transfer of ownership or operational control of the MLGS Project, whether pursuant to foreclosure or otherwise, or in the event that any party to the Opinion Documents is deemed to own, control, operate or manage the MLGS Project as a result of foreclosure or otherwise, depending on the facts, circumstances and interpretations of law in existence at the time: (i) advance notice must be provided to the CPUC and the CAISO in accordance with the CPUC’s General Order 167; (ii) each new owner and operator of and each entity that is deemed to own, control, operate or manage the MLGS Project would be subject to certain laws, regulations, rules, orders and other requirements applicable to electrical corporations; and (iii) unless each new owner and operator of and each entity that is deemed to own, control, operate or manage the MLGS Project is self-certified or certified by FERC as an EWG, each such entity that is deemed to be providing service or delivering a commodity to the public or any portion thereof would be subject to regulation by the CPUC as a “public utility” under the California PUC.
     3. The execution and delivery by the Borrower of the Opinion Documents and the performance of the Borrower’s obligations under the Opinion Documents and the consummation of the transactions contemplated by the Opinion Documents would not violate the California PUC, subject to the exceptions specified in paragraph 2 above.
     4. No consent, order, permit, license, authorization, or approval from or by FERC under the FPA is required in order for the Borrower to execute and deliver the Opinion Documents as of the date hereof, or to incur and perform its obligations under the Opinion Documents, or for the consummation of the transactions contemplated by the Opinion Documents; provided, however, that the exercise or enforcement of any remedies under the Opinion Documents may require prior FERC approval under the FPA or other appropriate filings under the FPA.
     5. The execution and delivery by the Borrower of the Opinion Documents and the performance of the Borrower’s obligations under the Opinion Documents and the consummation of the transactions contemplated by the Opinion Documents would not result in any violation of the FPA or the Public Utility Holding Company Act of 2005 (“PUHCA 2005”), or any rule or regulation of the FERC thereunder, provided, however, that the exercise or enforcement of any remedies under the Opinion Documents may: (i) require prior FERC approval under the FPA or other appropriate filings under the FPA; and/or (ii) result in the party exercising or enforcing such remedies to become subject to regulation by FERC as a “public utility” under the FPA, and/or to be or become subject to regulation by FERC as a holding company under PUHCA 2005.
EXHIBIT E-3

     6. None of the parties to the Opinion Documents would, solely by reason of the Borrower’s ownership, operation or maintenance of the MLGS Project as an EWG, or the sale of electricity at wholesale pursuant to FERC-granted MBR Authority or the performance of any obligations under any of the Opinion Documents, be or become subject to regulation by FERC as a “public utility” under the FPA; provided, however, that: (i) the Borrower will become a “public utility” by reason of its MBR Authority; and (ii) the exercise or enforcement of any remedies under the Opinion Documents may have the consequences specified in paragraph (5) above.
     7. None of the parties to the Opinion Documents would, solely by reason of the Borrower’s ownership, operation or maintenance of the MLGS Project as an EWG, or the sale of electricity at wholesale pursuant to FERC-granted MBR Authority or the performance of any obligations under any of the Opinion Documents, be or become subject to regulation by the FERC as a holding company under PUHCA 2005; provided, however, that the exercise or enforcement of any remedies under the Opinion Documents may have the consequences specified in paragraph (5) above.
     8. The MLGS Project is subject to the siting jurisdiction of the CEC, which possesses siting jurisdiction over thermal powerplants, defined as “any stationary or floating electrical generating facility using any source of thermal energy, with a generating capacity of fifty (50) megawatts or more, and any facilities appurtenant thereto.” (California Public Resources Code Section 25120.) California law specifies that the issuance of a certificate by the CEC shall be in lieu of any permit, certificate or similar document required by any state, local or regional agency. (California Public Resources Code Section 25500.) The CEC granted certification for the MLGS Project in the CEC Decision. As of the date of this opinion letter, the CEC Decision is final and all applicable appeal periods have expired without any appeal being filed. As of the date of this opinion letter, and under the current plans for development, construction, and operation of the MLGS Project, other than the CEC Decision and the ATC, and except as specified in the CEC Decision, the ATC, and the conditions of certification and related verifications contained therein, or as listed in Exhibit A hereto, there are no permits, licenses, or approvals that must be obtained by Borrower from a United States or California governmental authority in order to commence construction and operation of the MLGS Project. Except and only to the extent qualified or limited expressly herein or as noted on Exhibit A, as of the date of this opinion letter: (i) the CEC Decision and the ATC are in full force and effect, are not subject to any appeals or further proceedings, and all applicable appeal periods have expired without any appeal being filed; (ii) the Federal Aviation Administration issued a Determination of No Hazard to Air Navigation for the MLGS Project on August 6, 2010; and (iii) each permit, license or approval that Borrower must obtain as identified in Part 2 of Exhibit A is not currently required under Applicable Laws as of the date hereof in light of the MLGS Project’s current state of construction or operation, or has been timely applied for but not yet issued and obtained in final, non-appealable form as of the date of this opinion letter. To our knowledge, there exists no impediment that could reasonably be expected to prevent the Borrower from obtaining the permits, licenses and approvals identified for Borrower in Part 2 of Exhibit A at or prior to the time the same are required
EXHIBIT E-3

The opinions as expressed herein are subject to the following qualifications, limitations and comments:
     (a) The opinions expressed herein are based upon and are limited to the laws of the State of California and the federal laws of the United States of America under the FPA and PUHCA 2005 and the regulations and orders of FERC promulgated thereunder, and we express no opinion as to the applicability thereto, or affect thereon, of the laws of any other jurisdiction. The opinions expressed herein based on the laws of the State of California are limited to the laws of the State of California as they specifically relate to the regulation of persons or entities as “electrical corporations” or “public utilities” providing utility services to the public or any portion thereof, or to the construction of thermal powerplants that are subject to the siting jurisdiction of the CEC. Except as expressly provided in our opinions set forth above, we express no opinion as to any other laws or regulations, including, but not limited to: (i) laws or regulations relating to the regulation of electric energy, including the generation, transmission, distribution or sale thereof, or to utilities or utility holding companies, including their organization, rates or financial structures, including without limitation the FPA, the Powerplant and Industrial Fuel Use Act of 1978, the Public Utility Regulatory Policies Act of 1978, PUHCA 2005, regulations, decisions and orders of the FERC or the U.S. Securities and Exchange Commission under the above laws, the California PUC, regulations, decisions and orders of the CPUC or the CEC, or any matter subject to the jurisdiction of the FERC, the CPUC or the CEC; (ii) laws and regulations, including environmental laws and regulations, that are unrelated to siting and licensing of the MLGS Project; (iii) labor, employee rights and benefits, and worker or occupational health and safety laws; (iv) laws concerning the ownership, transfer or use of real property; or (iv) planning, zoning, land use, county and local building or construction matters or laws that are preempted by the siting authority of the CEC pursuant to California Public Resources Code Section 25500 et seq.
     (b) We express no opinion with respect to requirements for obtaining any permits, licenses, approvals, or other authorizations under the laws of any jurisdiction, including, without limitation, environmental and energy regulatory laws and regulations of the United States and the State of California (including the California Environmental Quality Act), or the status of any such permits, licenses, approvals, or other authorizations, as the same may apply to (i) the construction, installation or undertaking of any new electricity or natural gas transmission facilities or any modifications or upgrades to the electricity or natural gas transmission or distribution system in order to interconnect the MLGS Project, including any such facilities, modification or upgrades that may be identified in documentation associated with the MLGS Project’s application for a Large Generator Interconnection Agreement with the CAISO, or (ii) any other facility, equipment or other element that was not included in the scope of the CEC’s environmental review in the CEC Decision.
     (c) We are not qualified to comment upon and we express no opinion regarding the technical, engineering or other scientific aspects of the CEC Filings, the
EXHIBIT E-3

     CEC Decision, or any permit, license or approval listed in Exhibit A hereto, including the feasibility of compliance with all conditions set forth therein.
     (d) We express no opinion as to the enforceability of any Opinion Document, including without limitation any of the remedies set forth therein.
     (e) We express no opinion as to the effect of the legal or regulatory status or the nature of the business of the Administrative Agent or any other Secured Party on our opinions.
     (f) Our opinions set forth in this opinion letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.
This opinion letter is solely for the benefit of the addressees hereof. At your request, we hereby consent to reliance hereon by any future assignee of your interest in the loans under the Credit Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 9.04 of the Credit Agreement, on the condition and understanding that (i) this letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.
No attorney-client relationship exists or has existed by reason of our preparation, execution and delivery of this opinion letter to any addressee hereof or other person or entity except for the Borrower. In permitting reliance hereon by any person or entity other than the Borrower, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes. This opinion letter may not be relied upon in any manner by any other person.
Very truly yours,
EXHIBIT E-3

EXHIBIT A

Part 1	Part 2
1.  California Energy Commission decision approving the application for certification for the MLGS Project and granting a license to construct and operate the MLGS Project (“CEC Decision”)

2.  Authority to Construct by BAAQMD

3.  Federal Aviation Administration Determination of No Hazard to Air Navigation

1.  Permit to Operate by BAAQMD (to be obtained prior to operating equipment)

2.  Clean Air Act Title IV Permit by BAAQMD (Acid Rain Permit) (application to be filed with BAAQMD at least 24 months prior to first fire)

3.  Clean Air Act Title V Permit by BAAQMD (to be obtained within 12 months after commencing operation)

4. FERC Order Granting Market Based Rate Authorization (to be obtained prior to start-up or testing of the MLG Project or generating electricity from the MLGS Project)

5.  FERC Acceptance or Issuance of Certification or Self-Certification of Exempt Wholesale Generator Status (to be obtained prior to start-up or testing of the MLGS Project or generating electricity from the MLGS Project)

6. FERC Approval of Executed CAISO Interconnection Agreement (to be obtained by CAISO after execution)

7. FERC Approval of Executed Participating Generator Agreement and Meter Service Agreement (to be obtained by CAISO after execution)

8. Additional Governmental Approvals Identified in the CEC Decision or otherwise required in the ordinary course of business, including the following:

a.  BAAQMD notification materials, acknowledgment letter and job number assigned by BAAQMD for MLGS Project demolition activities (to be obtained not less than 10 days prior to commencement of MLGS Project-related structure demolition)

b. Contractors permit for well installation (to be obtained prior to installing wells)

c. Certificates of Occupancy from the Chief Building Official (Contra Costa County) (CBO) (to be obtained prior to permanent occupancy of buildings)

d. Contractors permits for construction, including
EXHIBIT E-3

Part 1	Part 2

     grading and drainage, excavation, fire protection, building and Notice of Intent for California Statewide General Construction Storm Water Permit (State Water Resources Control Board Order No. 2009-0009-DWQ) ) (application for grading permit to be submitted at least 30 days prior to grading; others to be obtained as specified in the CEC Decision or by the CBO)

e. Other CBO approvals to be obtained as specified in the CEC Decision

f. Contractors transportation-related permits (including heavy haul permits) for transportation of equipment to the site (to be obtained prior to transporting equipment)

g.  Notice of Intent to Comply with the General National Pollutant Discharge Elimination System Permit for Discharges of Storm Water Associated with Construction Activity, and California Statewide General Industrial Storm Water Permits (State Water Resources Control Board Order No. 97-03-DWQ) (to be submitted 30 days prior to site mobilization)

h.  Notice of Intent to obtain coverage under Central Valley Regional Water Quality Control Board Order No. R5-2008-0081 for Waste Discharge Requirements for Dewatering and Other Low Threat Discharges to Surface Water (to be submitted prior to any groundwater discharge or dewatering activities)

i.  Evidence from Contra Costa County that the site-specific Drainage, Erosion, and Sedimentation Control Plan meets the requirements of the Contra Costa County Clean Water Program (to be provided 30 days prior to site mobilization)

j. Contra Costa County Business License (to be obtained before engaging in business in the unincorporated area of Contra Costa County)

k. United States Environmental Protection Agency hazardous waste generator
EXHIBIT E-3

Part 1	Part 2
identification number (to be obtained prior to starting construction)

l. Agreement and/or permit for sewer service from City of Antioch (to be obtained prior to completing the connection to the sewer line)

m. Executed Wastewater Discharge Agreement and any required industrial wastewater discharge permit from Delta Diablo Sanitation District (“DDSD”) (to be obtained no later than 60 days prior to completing the connection to DDSD’s wastewater pipeline)

n. Permit for crane operation (to be obtained prior to the start of construction)

o. Pressure vessel permit (to be obtained prior to the vessels being placed into service)

p. Potable water connection permit (to be obtained prior to installing connection with potable water system)

q.  Certification to Store Hazardous Materials (Hazardous Materials Business Plan) by Contra Costa County Health Services Department (to be obtained at least 30 days prior to receiving hazardous materials on site)

r.  Approval of Risk Management Plan and Off-Site Consequence Analysis by Contra Costa County Health Services Department (to be obtained at least 30 days prior to delivery of aqueous ammonia to the site)

s.  Approval of Spill Prevention, Control, and Countermeasure Plan by Contra Costa County Health Services Department for management of hazardous (to be obtained at least 30 days prior to receiving hazardous materials on site for commissioning or operations)

t.  Any approvals required from California Environmental Protection Agency Department of Toxic Substances Control as specified in the CEC Decision (to be obtained at least 30 days prior to the start of any soil excavation or grading)

EXHIBIT E-3

Part 1	Part 2
u. Encroachment permit for construction within Contra Costa County or City of Antioch right-of-way (to be obtained prior to starting construction in any right-of-way)

v.  Waiver by the City of Antioch allowing heavy equipment operation and noisy construction work relating to the MLGS Project to take place earlier or later than times listed in CEC Decision (to be obtained prior to ground disturbance if construction activities will take place outside the specified times)

w.  Approval by the Contra Costa County Public Works Department and the City of Antioch Engineering Department of the construction traffic control plan (to be provided at least 60 days prior to the start of site mobilization)

x. Approval by Contra Costa County of a lighting mitigation plan (process to be commenced at least 90 days prior to ordering any permanent exterior lighting)

y.  Compliance with certification, verification and other requirements specified in California Public Utilities Commission General Order 167 (to be provided when the MLGS Project is interconnected and capable of operating in parallel with the electric system)

EXHIBIT E-3

EXHIBIT E-4
TO
CREDIT AGREEMENT
Form of Legal Opinion (In-House Counsel to the Loan Parties and Parent)
[TO BE ISSUED ON LETTERHEAD OF MIRANT CORPORATION]
[FORM OF COMPANY IN-HOUSE COUNSEL OPINION]
October 8, 2010
The Royal Bank of Scotland plc, as
Administrative Agent, and the other Secured
Parties (as defined in the Credit Agreement
referred to below)
     Re: Mirant Marsh Landing, LLC
Ladies and Gentlemen:
     I am Assistant General Counsel for Mirant Corporation, a Delaware corporation (the “Parent”), and make reference to the Credit Agreement, dated as of October 8, 2010 (the “Credit Agreement”), among Mirant Marsh Landing, LLC (the “Borrower”), the Lenders party thereto, The Royal Bank of Scotland plc, as Administrative Agent, and Deutsche Bank Trust Company Americas, as Collateral Agent and Depositary Bank. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.
     In connection with this opinion letter, I or attorneys working under my supervision have examined the following documents:
(1)	the Credit Agreement;

(2)	the Equity Contribution Agreement;

(3)	the Security Agreement;

(4)	the Pledge Agreement;

(5)	the Collateral Agency Agreement;

(6)	The Master Agreement and the related Schedule, Confirmation and Credit Support Annex to be entered into by The Royal Bank of Scotland plc (the “RBS Swap”);
EXHIBIT E-4

(7)	the Master Agreement and the related Schedule, Confirmation, Credit Support Annex to be entered into by Royal Bank of Canada (collectively, the “RBC Swap”);

(8)	the Guaranty related to the RBS Swap; and

(9)	the Guaranty related to the RBC Swap.
     The documents described in items (1) through (9) above are herein collectively referred to as the “Opinion Documents”.
     In addition, I or attorneys working under my supervision have examined originals, or copies certified to my satisfaction, of such other corporate records of the Borrower, the Immediate Parent and the Parent (collectively, the “Loan Parties”), certificates of officers of the Loan Parties, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. In my examination of the documents referred to above, I have assumed the authenticity of all such documents submitted to me as originals and the conformity to the originals of all such documents submitted to me as copies. Whenever any opinion set forth herein is qualified by the words “to my knowledge”, “of which I am aware” or words of similar import, such words mean my current actual awareness and the current actual awareness of attorneys working under my supervision that have rendered legal services to any Loan Party in connection with the transactions contemplated by the Opinion Documents, obtained in the course of the representation of such Loan Party in connection with such transactions, of factual matters that I and such attorneys recognize as being relevant to the opinion so qualified.
     Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that:
     (i) The execution, delivery and performance by the Parent of each Opinion Document to which the Parent is stated to be a party will not (A) violate any provision of any material agreement or instrument that has been filed as of the date hereof by the Parent with the Securities and Exchange Commission or (B) violate any order, writ, injunction or decree of any court or governmental or regulatory authority or agency or any arbitral award applicable to the Parent of which I am aware except as would not reasonably be expected to have a Material Adverse Effect.
     (ii) The execution, delivery and performance by the Borrower and the Immediate Parent of each Opinion Document to which the Borrower or the Immediate Parent, as the case may be, is stated to be a party will not (A) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which the Borrower or the Immediate Parent, as the case may be, is a party or by which it or its properties may be bound or affected, including any other Transaction Document, (B) result in or require the creation or imposition of any Lien of any nature (other than any Permitted Encumbrance) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or the Immediate Parent or (C) violate any order, writ, injunction or decree of any
EXHIBIT E-4

court or governmental or regulatory authority or agency or any arbitral award applicable to the Borrower or the Immediate Parent of which I am aware except, in the case of (A), (B) and (C), as would not reasonably be expected to have a Material Adverse Effect.
     I am a member of the Bars of the State of Georgia, State of Oregon (inactive) and District of Columbia. This opinion is limited to the laws of the State of Georgia, State of Oregon, District of Columbia and the federal laws of the United States, to the extent that the same apply.
     This opinion letter is furnished to you solely in connection with the transactions contemplated by the Opinion Documents and is solely for the benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties and their successors, participants and permitted assignees, and may not be relied upon by any other Person or for any other purpose without my prior written consent.
Very truly yours,
Steven B. Nickerson
Assistant General Counsel
EXHIBIT E-4

EXHIBIT F
TO
CREDIT AGREEMENT
Form of Construction Report
Project Construction Monthly Report
Mirant Marsh Landing, LLC
Marsh Landing Generating Station
xxxx x through xxxx xx, xxxx
EXHIBIT F

1.0 INTRODUCTION
2.0 EXECUTIVE SUMMARY21
3.0 ISSUES OF CONCERN
4.0 MAJOR PROJECT PARTICIPANTS

5.0 Schedule
          5A Engineering
          5B Construction
          5C Start-up
          5D Construction Milestone Dates22

Construction	Milestone Date	Achieved

[21]	To include Quality Assurance status provided for (ie. Concrete testing, compaction, weld rejection, etc.)

[22]	To include (i) descriptions of any missed Construction Milestone Dates; (ii) explanation for delays and (iii) expected milestone dates for delays.
EXHIBIT F

          5E Contractor Furnished Equipment

Equipment	Forecast Ship Date	Status

          6.0 Safety

Description	May 31, 2002	Project To Date
Lost Time Accidents
Lost Man-hours
Recordable Incidents
Total man-hours worked since last lost time accident
Total man-hours worked
LTA (Lost Time Accident) Rate
LMR (Lost Man-hour ) Rate
EXHIBIT F

          8.0 Government Approvals

Government Approvals	Application Submitted	Anticipated Approval

Date:
EXHIBIT F

EXHIBIT G
TO
CREDIT AGREEMENT
[RESERVED]
EXHIBIT G

EXHIBIT H
TO
CREDIT AGREEMENT
Form of Operating Report
Mirant Marsh Landing, LLC
Monthly Operations Report
XXXX XXXX
EXHIBIT H

Mirant Marsh Landing, LLC Monthly Report
Table of Contents

Page
1.0 Executive Summary	1
2.0 Operations Summary	2
3.0 Maintenance Summary	3
4.0 Environmental, Health & Safety (EHS)	4
4.1 Environmental Audits	4
4.2 EHS Training	4
4.3 Injury and Illness Information	4
5.0 Annual Budget and Closing Model Comparison	4
6.0 Operational Data	Appendix A
7.0 Plant Trip Data	Appendix B
8.0 Performance Data[23]	Appendix C

[23]	To include monthly and year to date.
EXHIBIT H

1.0 Executive Summary
     The following are key highlights for the month of: xxxxxx:
•	Marsh Landing Generating Station’s Plant Gross Output for the Month was xx,xxx MWH

•	The Plant Starting Reliability was xx%

•	The Plant Availability Factor was xx%

•	The Equivalent Availability Factor (EAF) was also xx%

•	The Gas Turbines Accumulated xxx Total Fired Hours and xx Fired Starts

•	There was a Total of 0 Trips during the Month

•	The Equivalent Forced Outage Rate (EFOR) was x%

•	The plant consumed a total of xxx,xxx DTH of Natural Gas.

•	Marsh Landing has operated xxx days without an OSHA recordable injury or lost work day

•	[Any penalties paid under the PPA and the underlying performance shortfall resulting in such penalties]

•	[Summary of variances greater than 10% for line items (Closing Model versus Annual Budget)]
EXHIBIT H

2.0 Operations Summary24
     Unit #1
     Unit #2
     Unit #3
     Unit #4
     Balance Of Plant
3.0 Maintenance Summary25
     The following is a summary of additional maintenance and inspection activities completed:
     Unit #1
     Unit #2
     Unit #3
     Unit #4
     Balance of Plant
4.0 Environmental Health & Safety
     4.1 Environmental Audits
     4.2 Training

[24]	To include comparison of actual operating expenses to budgeted with variance for monthly and year to date.

[25]	To include comparison of actual maintenance expenses to budgeted with variance for monthly and year to date.
EXHIBIT H

4.3 Injury and Illness Information
•	Accidents — x

•	Injuries — x
EXHIBIT H

EXHIBIT I
TO
CREDIT AGREEMENT
Form of Construction Drawdown Certificate
Date: _______________
Drawdown Date: _______________
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Simon Mockford, Managing Director,
TPM, Power & Infrastructure Finance
Tel: 203-897-3719
Fax: 203-873-3365
Email: simon.mockford@rbs.com
with a copy to:
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Matthew Wilson, Senior Vice President,
Head of Banking Middle Office Americas
Tel: 203-897-7664
Fax: 203-873-5300
Email: matthew.wilson@rbs.com
RE: Mirant Marsh Landing Project
Ladies and Gentlemen:
     1. This Construction Drawdown Certificate is delivered to you pursuant to Section 4.03(c) of that certain Credit Agreement, dated as of October 8, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Mirant Marsh Landing, LLC, a limited liability company duly organized under the laws of Delaware (the “Borrower”), the lenders party thereto, The Royal Bank of Scotland plc, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and Deutsche Bank Trust Company Americas, as collateral agent and depositary bank. All capitalized terms used herein shall have the respective meanings specified in the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.
EXHIBIT I

     2. This Construction Drawdown Certificate is being delivered in connection with a proposed Borrowing of Term Loans under the Credit Agreement and is being delivered at least five Business Days prior to the date of such proposed Borrowing (the date of such proposed Borrowing being referred to herein as the “Drawdown Date”).
     3. The undersigned has read the provisions of the Credit Agreement and the other Financing Documents which are relevant to the furnishing of this Construction Drawdown Certificate. With respect to the information in this Construction Drawdown Certificate, the undersigned has made such examination or investigation as was reasonably necessary to enable such Person to express an informed opinion as to the accuracy of such information.
     4. The undersigned, on behalf of the Borrower, hereby certifies that each of the following statements will be true and correct as of the Drawdown Date immediately before and after giving effect to the proposed Borrowing:
4.1. The total Project Costs incurred by or on behalf of the Borrower through the date of the Borrowing immediately preceding the Drawdown Date or anticipated at the immediately preceding Drawdown Date to be incurred prior to the Drawdown Date which were reflected on a Construction Drawdown Certificate previously been submitted by the Borrower are $[________] (the “Prior Project Costs”). The aggregate Prior Project Costs, segregated by major Construction Budget categories are in Column 3 on Appendix I hereto.
4.2. The Project Costs to be paid with the proceeds of the Term Loans to be made to the Borrower on the Drawdown Date are $[________] (“Current Costs”) and, segregated by major Construction Budget categories are reflected in Column 4 on Appendix I hereto. Such Project Costs are due and payable as of the Drawdown Date or anticipated at the Drawdown Date to be incurred prior to the next subsequent Drawdown Date and no part thereof has been included in any other Drawdown Certificate.
4.3. The work under the Construction Contract, in respect of which payment is requested and in connection with which this Drawdown Certificate is delivered, has, to the best knowledge of the Borrower, been performed in accordance with the Construction Contract.
4.4. The estimated date on which the Conversion Date will occur is [________],, which date is on or prior to the Outside Delivery Date.
[4.5. To the best knowledge of the Borrower, there has not occurred any development which materially adversely affects the likelihood of achieving the Conversion Date by the Outside Delivery Date [, except as provided below:].
[Insert applicable exceptions, if any.]]
4.6. [Except [LIST RELEVANT FORCE MAJEURE EVENTS],] We are not aware of any events of Force Majeure (as defined in the Construction Contract) that have occurred and are occurring.
EXHIBIT I

4.7 The estimated remaining Project Costs in excess of the amounts described in 4.1 and 4.2 above to achieve the Conversion Date are $[________] (“Future Costs”), segregated by major Construction Budget categories are reflected in Column 5 on Appendix I hereto. The amounts on deposit in the Construction Account together with all remaining Term Loan Commitments, the Contingent Equity Contribution anad all other funds available to the Borrower are expected to be sufficient to achieve the Conversion Date on or prior to the dates set forth in Section 4.4.
4.8. A detailed description of the material variances from the estimated Project Costs set forth in the Construction Budget as of the Closing Date and the reason therefor is summarized in Column 7 of Appendix I and Appendix II hereto.
4.9. A list of all approved Change Orders, together with copies of any Change Orders not previously delivered to the Administrative Agent, is attached hereto as Appendix III hereto.
4.10. Attached as Appendix IV hereto are (i) copies of lien waivers executed by the Contractor in respect of all work completed as of the date of its current invoice (other than work in progress), in each case, in accordance with the requirements of the Construction Contract, and (ii) evidence that the Contractor has received lien waivers in respect of all work completed as of the date of its current invoice (other than work in progress) from all of its major subcontractors, in each case, in accordance with the requirements of the Construction Contract.
4.11. Attached as Appendix V hereto is a true, correct and complete copy of the Construction Report.
4.12. Attached as Appendix VI hereto is a true, correct and complete copy of the ALTA Form 122 down-date endorsement to the Title Policy and other such endorsements to the Title Policy relating to the continued propriety of the Deed of Trust with respect to mechanics liens and other matters are reasonably requested by the Administrative Agent to be delivered pursuant to Section 4.03(d)(iii).
4.13. Attached as Appendix VII hereto is a true, correct and complete copy of a certificate of the Independent Engineer, which certificate is substantially in the form of Exhibit J to the Credit Agreement and dated as of the date hereof.
[SIGNATURE PAGE FOLLOWS]
EXHIBIT I

     IN WITNESS WHEREOF, the Borrower has executed this Construction Drawdown Certificate as of the date hereof.

MIRANT MARSH LANDING, LLC
By:
Name:
Title:
EXHIBIT I

Appendix I
to Construction Drawdown Certificate

Estimated
Date:	Drawdown	Conversion Date:
Budget Category	Date:__________	__________				Budget Variance
Description	Budget Amount	Prior Project Costs	Current Costs	Future Costs	Total Expected Costs	(2-6)
-1-	-2-	-3-	-4-	-5-	-6-	-7-
EXHIBIT I

Appendix II
to Construction Drawdown Certificate
Summary Description of Variances from Estimated Project Costs
EXHIBIT I

Appendix III
to Construction Drawdown Certificate
List of Change Orders
EXHIBIT I

Appendix IV
to Construction Drawdown Certificate
Lien Waivers
EXHIBIT I

Appendix V
to Construction Drawdown Certificate
Construction Report and Description of Project Costs
EXHIBIT I

Appendix VI
to Construction Drawdown Certificate
Down-date Policy Endorsements
EXHIBIT I

Appendix VII
to Construction Drawdown Certificate
Certificate of Independent Engineer
EXHIBIT I

EXHIBIT J
TO
CREDIT AGREEMENT
Form Drawdown Certificate of Independent Engineer
[INSERT DATE]
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Simon Mockford, Managing Director,
TPM, Power & Infrastructure Finance
Tel: 203-897-3719
Fax: 203-873-3365
Email: simon.mockford@rbs.com
with a copy to:
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Matthew Wilson, Senior Vice President,
Head of Banking Middle Office Americas
Tel: 203-897-7664
Fax: 203-873-5300
Email: matthew.wilson@rbs.com
RE: Mirant Marsh Landing Project
Ladies and Gentlemen:
     This Independent Engineer certificate (this “Certificate”) is delivered to you pursuant to Section 4.03(c) of that certain Credit Agreement, dated as of October 8, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Mirant Marsh Landing, LLC, a limited liability company duly organized under the laws of Delaware (the “Borrower”), the lenders party thereto, The Royal Bank of Scotland plc, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and Deutsche Bank Trust Company Americas, as collateral agent and depositary bank. All capitalized terms used herein shall have the respective meanings specified in the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.
     1. We have read the provisions of the Credit Agreement and the other Financing Documents which are relevant to the furnishing of this Certificate.
EXHIBIT J

     2. We have reviewed the material and data made available to us by or from the Borrower and the Contractor and any other contractor to the Project on behalf of the Borrower or the Contractor since the date of the last Construction Drawdown Certificate, or since the [Closing Date], in the case of the initial Construction Drawdown Certificate. In particular (i) we have reviewed the Construction Drawdown Certificate, dated _______ (the “Current Construction Drawdown Certificate”) and any related documents thereto, (ii) we have discussed, to the extent we deem appropriate, the progress of the engineering, procurement and construction of the Project with the Borrower and the Contractor, (iii) we made our last visit to the Project on _______, (iv) we reviewed the most recent monthly construction report dated [_______] (the “Current Construction Report”) delivered by the Borrower pursuant to Section 4.03(c) of the Credit Agreement and the most recent reports delivered by the Contractor pursuant to the Construction Contract, and (v) we have performed such other investigation, observations and review as we in our professional capacity deemed necessary under the circumstances. Our review and observations were performed in accordance with our Professional Services Agreement with the Administrative Agent dated [_____], as amended, and with generally accepted engineering practices and in accordance with the standards of care practiced by independent consulting engineers in performing similar tasks on like projects.
     3. In the course of this review we have obtained no knowledge of the existence of any Default or Event of Default that is continuing and that has not been waived.
     4. Based on our review of the aforementioned information, and of data provided to us by others that we have assumed to be true, complete and accurate, we are of the opinion that, as of the date hereof:
(a)	The estimated Conversion Date as set forth in the Current Construction Drawdown Certificate is achieveable, and if not, the Conversion Date is reasonably likely to occur on or before the Outside Delivery Date.

(b)	Following the drawdown as requested in the Current Construction Drawdown Certificate, based on the Borrower’s report of funds expended against the Construction Budget, there are sufficient funds for the Project to achieve the Conversion Date in accordance with the Construction Schedule on or before the Outside Delivery Date.

(c)	The amount of Project Costs (which, for the avoidance of doubt, include retainage costs and any other owner costs related to construction) to achieve the Conversion Date are as set forth in the Current Construction Drawdown Certificate.

(d)	The work accomplished during the period covered by this Certificate [is] [is not] in accordance with the milestone schedule specified in the Construction Schedule such that any milestones expected to have been met during this period covered by this Certificate [has] [has not] been achieved. [If not in accordance with Construction Schedule, specify reasons.]
EXHIBIT J

(e)	The Borrowing requested by the Current Construction Drawdown Certificate is in conformance, on a cumulative basis, with the Construction Budget. [If not in accordance with Construction Budget, specify reasons.]

(f)	Our scope of review has not brought to our attention any material errors in the information or incorrect or untrue certifications contained in the Current Construction Drawdown Certificate.

(g)	Our scope of review has not brought to our attention any material errors in the information contained in the Current Construction Report.

(h)	The work performed during the period covered by this Certificate for which payment is requested [has been] [has not been] performed in conformance with the Construction Contract. [If unsatisfactory, specify reasons.]

(i)	We have reviewed all prior Construction Drawdown Certificates and confirmed that Borrowings requested therein were for the payment or reimbursement of Project Costs, and the Project Costs to be funded with the proceeds of the current Borrowing are due and payable or are anticipated to be incurred prior to the next subsequent Drawdown Date and have not been the subject of any prior Construction Drawdown Certificate.

(j)	[Except [LIST RELEVANT FORCE MAJEURE EVENTS],] We are not aware of any events of Force Majeure (as defined in the Construction Contract) that have occurred and are continuing.

(k)	To the best of our knowledge, there are no cost overruns or approved Change Orders which are not listed on Appendix III to the Current Construction Drawdown Certificate or that have not been listed in a previous Construction Drawdown Certificate.

(l)	The progress of construction of the Project is substantially in accordance with the applicable requirements of the Construction Contract and the Power Purchase Agreement.
[SIGNATURE PAGE FOLLOWS]
EXHIBIT J

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date hereof.

[INDEPENDENT ENGINEER]
By:
Name:
Title:

By:
Name:
Title:
EXHIBIT J

EXHIBIT K
TO
CREDIT AGREEMENT
Form of Physical Facilities Certificate
[INSERT DATE]
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Simon Mockford, Managing Director,
TPM, Power & Infrastructure Finance
Tel: 203-897-3719
Fax: 203-873-3365
Email: simon.mockford@rbs.com
with a copy to:
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Matthew Wilson, Senior Vice President,
Head of Banking Middle Office Americas
Tel: 203-897-7664
Fax: 203-873-5300
Email: matthew.wilson@rbs.com
RE: Mirant Marsh Landing Project
Ladies and Gentlemen:
     This Physical Facilities Certificate (this “Certificate”) is delivered to you pursuant to Section 4.05(a) of that certain Credit Agreement, dated as of October 8, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Mirant Marsh Landing, LLC, a limited liability company duly organized under the laws of Delaware (the “Borrower”), the lenders party thereto, The Royal Bank of Scotland plc, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and Deutsche Bank Trust Company Americas, as collateral agent and depositary bank. All capitalized terms used herein shall have the respective meanings specified in the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.
     The undersigned, on behalf of the Borrower, hereby certifies that:
EXHIBIT K

     (i) Attached hereto as Appendix II are the Mechanical Completion checklist(s) submitted by the Contractor pursuant to Section 12.1(B) of the Construction Contract, together with a Mechanical Completion Certificate (as defined in the Construction Contract), signed by the Borrower pursuant to Section 12.1(B) of the Construction Contract. The Punchlist (as defined in the Construction Contract) which (a) has been agreed upon by the Borrower and the Contractor or (b) has otherwise been adopted by the Borrower pursuant to Section 12.5(A) of the Construction Contract, has been delivered to the Independent Engineer and the Administrative Agent.
     (ii) The Substantial Completion Date (as defined in the Construction Contract) has occurred and attached hereto as Appendix III is the Substantial Completion Certificate signed by the Borrower pursuant to Section 12.2 of the Construction Contract. The Punchlist (as defined in the Construction Contract) which (a) has been agreed upon by the Borrower and the Contractor or (b) has otherwise been adopted by the Borrower pursuant to Section 12.5(B) of the Construction Contract, has been delivered to the Independent Engineer and the Administrative Agent. The total cost of all items in the Punchlist is $[________].
     (iii) The estimated amount necessary to (a) achieve Final Completion under the Construction Contract, as defined under the Construction Contract (including, without limitation, to pay the Retainage, if any) and (b) to fully discharge any Liens arising out of work done under the Construction Contract, and any other obligations that are payable by the Borrower under, the Construction Contract, any subcontracts thereunder, and any other liabilities, losses, costs, damages and expenses incurred in connection with or related to any mechanics’ Liens or arising under any Project Documents or in connection therewith (other than amounts payable after the Conversion Date), is $[______], and an amount at least equal to $[______] is on deposit in the Construction Account with $[______] available to be provided by Parent as Construction Contribution Funding Amounts pursuant to the Equity Contribution Agreement .
     (iv) The Interconnection Facilities (in each case as defined in the Large Generator Interconnection Agreement) necessary to meet the requirements of the Power Purchase Agreement, have been constructed and substantially completed in accordance with the terms and requirements of the Large Generator Interconnection Agreement.
     (v) Attached as Appendix IV hereto is a copy of the notice(s) provided by the Borrower to the Power Purchaser confirming (i) that the Commercial Operation Date (as defined in the Power Purchase Agreement) will occur prior to or simultaneously with the Initial Delivery Date (as defined in the Power Purchase Agreement) and (ii) the expected occurrence of the Initial Delivery Date (as defined in the Power Purchase Agreement), each as outlined in Section 11.3 of the Power Purchase Agreement.
[SIGNATURE PAGE FOLLOWS]
EXHIBIT K

     IN WITNESS WHEREOF, the undersigned has executed this Physical Facilities Certificate as of the date hereof.

MIRANT MARSH LANDING, LLC
By:
Name:
Title:
EXHIBIT K

Appendix I
To Physical Facilities Certificate
Certificate of the Independent Engineer
     [Independent Engineer], a [_____] [_______] (the “Independent Engineer”) has performed such inspections, observations, analyses and other procedures which we have, in our reasonable judgment, deemed necessary for purposes of this certificate. In addition, we have reviewed the material and data made available to us by or from the Borrower, the Contractor and any other contractors to the Project on behalf of the Borrower, and any other document that we considered relevant. We made our last visit to the Project on [_____]. Based on such review, we hereby certify that we are of the opinion that each of the certifications of the Borrower set forth in the foregoing Physical Facilities Certificate is true and correct in all material respects as of the date hereof.
          IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed.
Dated:_______________

[INDEPENDENT ENGINEER]
By:
Name:
Title:

By:
Name:
Title:
EXHIBIT K

Appendix II
To Physical Facilities Certificate
Construction Contract — Mechanical Completion
EXHIBIT K

Appendix III
To Physical Facilities Certificate
Construction Contract —Substantial Completion
EXHIBIT K

Appendix IV
To Physical Facilities Certificate
Power Purchase Agreement — Initial Delivery Date
EXHIBIT K

EXHIBIT L
TO
CREDIT AGREEMENT
Form of Performance Certificate
[INSERT DATE]
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Simon Mockford, Managing Director,
TPM, Power & Infrastructure Finance
Tel: 203-897-3719
Fax: 203-873-3365
Email: simon.mockford@rbs.com
with a copy to:
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Matthew Wilson, Senior Vice President,
Head of Banking Middle Office Americas
Tel: 203-897-7664
Fax: 203-873-5300
Email: matthew.wilson@rbs.com
RE: Mirant Marsh Landing Project
Ladies and Gentlemen:
          This Performance Certificate is delivered to you pursuant to Section 4.05(b) of that certain Credit Agreement, dated as of October 8, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Mirant Marsh Landing, LLC, a limited liability company duly organized under the laws of Delaware (the “Borrower”), the lenders party thereto, The Royal Bank of Scotland plc, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and Deutsche Bank Trust Company Americas, as collateral agent and depositary bank. All capitalized terms used herein shall have the respective meanings specified in the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.
          The undersigned, on behalf of the Borrower, hereby certifies that each Unit of the Facility has successfully demonstrated that it has achieved the Minimum Acceptance Criteria by
EXHIBIT L

conducting the Performance Tests required to be performed under the Construction Contract and the Power Purchase Agreement, on the following basis:
(a)	Construction Contract Tests. The Project has conducted the following Performance Tests established in the Construction Contract and detailed in Attachment S thereto to determine whether the Minimum Acceptance Criteria have been achieved. Capitalized terms used in this clause (a) shall have the respective meanings specified in the Construction Contract unless otherwise defined in the Credit Agreement or unless the context requires otherwise.
(i)	Net Power Output and Net Heat Rate Performance Test.

(ii)	Emissions Performance Test.

(iii)	Sound Level Performance Test.

(iv)	Ramp Time Performance Test.
(b)	Large Generator Interconnection Agreement Tests. The Project has conducted the testing necessary to demonstrate the safe and reliable operation of the Large Generating Facility and the Interconnection Customer’s Interconnection Facilities to the extent required by the Power Purchase Agreement. Capitalized terms used in this clause (a) shall have the respective meanings specified in the Large Generator Interconnection Agreement unless otherwise defined in the Credit Agreement or unless the context requires otherwise.

(c)	Power Purchase Agreement Tests. The Project has conducted the Initial Capacity Test established in the Power Purchase Agreement and detailed in Section 3.13 thereto to determine the Tested Capacity and Actual Tested Heat Rate. Capitalized terms used in this clause (a) shall have the respective meanings specified in the Power Purchase Agreement unless otherwise defined in the Credit Agreement or unless the context requires otherwise.
[SIGNATURE PAGE FOLLOWS]
EXHIBIT L

2

          IN WITNESS WHEREOF, the undersigned has executed this Performance Certificate as of the date hereof.

MIRANT MARSH LANDING, LLC
By:
Name:
Title:
EXHIBIT L

3

Appendix I
to Performance Certificate
Certificate of the Independent Engineer
     [Independent Engineer], a [______] [______] (the “Independent Engineer”) has performed such inspections, observations, analyses and other procedures which we have, in our reasonable judgment, deemed necessary for purposes of this certificate. In addition, we have reviewed the material and data made available to us by or from the Borrower, the Contractor and any other contractors to the Project on behalf of the Borrower, and any other document that we considered relevant. We made our last visit to the Project on ____. Based on such review, we hereby certify that we are of the opinion that each of the certifications of the Borrower set forth in the foregoing Performance Certificate is true and correct in all material respects as of the date hereof.
          IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed.
          Dated:_______________

[INDEPENDENT ENGINEER]
By:
Name:
Title:

By:
Name:
Title:
EXHIBIT L

4

EXHIBIT M
TO
CREDIT AGREEMENT
Form of Legal Matters Certificate
[INSERT DATE]
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Simon Mockford, Managing Director,
TPM, Power & Infrastructure Finance
Tel: 203-897-3719
Fax: 203-873-3365
Email: simon.mockford@rbs.com
with a copy to:
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Matthew Wilson, Senior Vice President,
Head of Banking Middle Office Americas
Tel: 203-897-7664
Fax: 203-873-5300
Email: matthew.wilson@rbs.com
RE: Mirant Marsh Landing Project
Ladies and Gentlemen:
     This Legal Matters Certificate (this “Certificate”) is delivered to you pursuant to Section 4.05(c) of that certain Credit Agreement dated as of October 8, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Mirant Marsh Landing, LLC, a limited liability company duly organized under the laws of Delaware (the “Borrower”), the lenders party thereto, The Royal Bank of Scotland plc, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and Deutsche Bank Trust Company Americas, as collateral agent and depositary bank. All capitalized terms used herein shall have the respective meanings specified in the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.
          The undersigned, on behalf of the Borrower, hereby certifies that:
EXHIBIT M

     (a) All Part A Approvals and Part B Approvals set forth in Schedule 3.05 of the Credit Agreement required on the part of each Loan Party and the Parent for the Development of the Project and for each Loan Party’s and the Parent’s execution, delivery, and performance of the Transaction Documents to which it is a party have been duly obtained, were validly issued, are in full force and effect and non-appealable (except for those Governmental Approvals which have expired or been terminated and are no longer necessary for the Development of the Project).
     (b) Each of the representations and warranties of the Borrower contained in any Financing Document is true and correct in all material respects on and as of the date of this Certificate as if made on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date).
     (c) All insurance policies required to be obtained per Appendix A to the Credit Agreement have been obtained and are in full force and effect and all premiums then due and payable thereon have been paid in full, and to the best knowledge of the undersigned, no event or circumstance has occurred, nor has there been any omission to disclose a fact, which would entitle an insurer to validly avoid or otherwise reduce its liability under the relevant policy of insurance. The Borrower has not received any notice from any insurer that any insurance policy has ceased to be in full force and effect or claiming that the insurer’s liability under any such insurance policy can be reduced or avoided.
     (d) The Borrower has not created, incurred, assumed or suffered to exist any Lien on any of the Collateral or any of its other Property except Permitted Encumbrances.
     (e) Attached as Appendix I hereto are final lien waivers executed by the Contractor which cover all labor, materials, supplies or services done, performed or finished at, for or to the Project by the Contractor, in accordance with the requirements of the Construction Contract.
     (f) No Default or Event of Default has occurred and is continuing.
[SIGNATURE PAGE FOLLOWS]
EXHIBIT M

2

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date hereof.

MIRANT MARSH LANDING, LLC
By:
Name:
Title:
EXHIBIT M

3

Appendix I
to Legal Matters Certificate
Final Lien Waivers
EXHIBIT M

EXHIBIT N
TO
CREDIT AGREEMENT
[Reserved]
EXHIBIT N

EXHIBIT O
TO
CREDIT AGREEMENT
Form of Consent to Assignment

******************************************************************************
CONSENT TO ASSIGNMENT
Dated as of [_________]
made by
[PROJECT PARTY]

******************************************************************************
EXHIBIT O

          CONSENT TO ASSIGNMENT (this “Consent to Assignment”) dated as of [__________] by [Project Party] (the “Project Party), a [corporation] duly organized and validly existing under the laws of [_____].
          Mirant Marsh Landing, LLC (the “Company”), a limited liability company duly organized and validly existing under the laws of the State of Delaware, the Lenders referred to therein, The Royal Bank of Scotland plc, in its capacity as administrative agent for the Lenders under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and Deutsche Bank Trust Company Americas, in its capacity as Collateral Agent for the Secured Parties referred to in the Credit Agreement (the “Collateral Agent”), are parties to a Credit Agreement dated as of October [_], 2010 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”).
          The Company, the Administrative Agent, certain other Secured Parties referred to therein, the Collateral Agent and the Depository Bank referred to therein are parties to the Collateral Agency and Intercreditor Agreement dated as of October [_], 2010 (as amended, modified and supplemented and in effect from time to time, the “Collateral Agency Agreement”).
          The Project Party hereby acknowledges notice and receipt of, and consents to the terms and provisions (including the assignment of the Assigned Agreement referred to below pursuant to such terms and provisions) of, the Security Agreement dated as of October [_], 2010 (as amended, modified and supplemented and in effect from time to time, the “Security Agreement”), between the Company and the Collateral Agent, and hereby agree as follows:
          1. Definitions. Terms defined in the Credit Agreement or in the Assigned Agreement referred to below are used herein as defined therein. Unless otherwise stated, references herein to any Person shall include its permitted successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities.
          2. Representations and Warranties. The Project Party hereby represents and warrants that:
     (a) The Project Party is a [corporation] duly organized and validly existing and in good standing under the laws of the State of [_____]. The Project Party is duly qualified to do business and is in good standing in each jurisdictions in which such qualification is required by Applicable Law and in light of the transactions contemplated by the [_____________] dated [_____], between the Project Party and the Company (as amended, supplemented or modified and in effect from time to time, the “Assigned Agreement”).
     (b) The Project Party has all requisite power and authority and legal right to execute, deliver and perform its obligations hereunder and under the Assigned Agreement. The execution, delivery and performance by the Project Party of this Consent to Assignment and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary
EXHIBIT O

1

action on the part of the Project Party. This Consent to Assignment and the Assigned Agreement have been duly executed and delivered by the Project Party and constitute the legal, valid and binding obligations of the Project Party, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (c) The execution, delivery and performance by the Project Party of this Consent to Assignment and the Assigned Agreement do not and will not (i) violate the articles of organization or other organizational documents of the Project Party, (ii) violate any provision of any Applicable Law, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which the Project Party is a party or by which it or its properties may be bound or affected, including any other Transaction Document, or (iv) result in or require the creation or imposition of any Lien of any nature (other than any Permitted Encumbrance) upon or with respect to any of the properties now owned or hereafter acquired by such Project Party except, in the case of (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.
     (d) No authorization of any Governmental Authority is required for the execution, delivery or performance of this Consent to Assignment and the Assigned Agreement by the Project Party which has not been obtained, and each such authorization that has been obtained is in full force and effect.
     (e) There is no action, suit or proceeding at law or in equity by or before any Governmental Authority, arbitral tribunal or other body now pending or, to the knowledge of the Project Party, threatened against or affecting the Project Party or any of its properties, rights or assets which (i) if adversely determined, individually or in the aggregate, could have a material adverse effect on its ability to perform its obligations hereunder or under the Assigned Agreement or (ii) questions the validity, binding effect or enforceability hereof or of the Assigned Agreement.
     (f) The Project Party is not in default under any material covenant or obligation hereunder or under the Assigned Agreement, no such default has occurred prior to the date hereof and the Assigned Agreement is in full force and effect. To the best knowledge of the Project Party, the Company is not in default under any material covenant or obligation of the Assigned Agreement and no such default has occurred prior to the date hereof.
     (g) After giving effect to the assignment by the Company to the Collateral Agent of the Assigned Agreement pursuant to the Security Agreement, and after giving effect to the acknowledgment of and consent to such assignment by the Project Party, there exists no event or condition which would constitute a default, or which would, with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreement. The Project Party and, to the best knowledge of the Project Party, the Company have
EXHIBIT O

2

complied with all conditions precedent to the respective obligations of such party to perform under the Assigned Agreement.
     (h) This Consent to Assignment and the Assigned Agreement constitute and include all agreements entered into by the Project Party relating to, and required for the consummation of, the transactions contemplated by this Consent to Assignment and the Assigned Agreement.
     (i) The Assigned Agreement has not been amended, modified or supplemented, and no changes, amendments or modifications have been proposed by the Company or the Project Party. No event of force majeure has occurred and is continuing under the Assigned Agreement and the Project Party has no notice of, nor has consented to, any previous assignment, pledge or hypothecation by the Company of all or any part of its rights under the Assigned Agreement.
          3. Consent to Assignment. The Project Party hereby acknowledges, consents and agrees that:
     (a) Upon the exercise of remedies upon an Event of Default, the Collateral Agent and any assignee thereof shall be entitled to exercise any and all rights of the Company under the Assigned Agreement in accordance with their respective terms and the Project Party shall comply in all respects with such exercise. Without limiting the generality of the foregoing, upon the exercise of remedies upon an Event of Default, the Collateral Agent and any assignee thereof shall have the full right and power to enforce directly against the Project Party all obligations of the Project Party under the Assigned Agreement and otherwise to exercise all remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Company under the Assigned Agreement.
     (b) The Project Party will not, without the prior written consent of the Collateral Agent, take any action to (i) cancel or terminate, or suspend performance or waive compliance under, the Assigned Agreement (except as expressly provided in the Assigned Agreement) or consent to or accept any cancellation, termination, suspension or waiver thereof, (ii) exercise any of its rights set forth in the Assigned Agreement to cancel or terminate, or suspend performance or waive compliance under, the Assigned Agreement as a result of a default by the Company unless the Project Party shall have delivered to the Collateral Agent written notice stating that it intends to exercise such right on a date not less than 60 days after the date of such notice, specifying the nature of the default giving rise to such right (and, in the case of a payment default, specifying the amount thereof) and permitting the Collateral Agent to cure such default by making a payment in the amount in default or by performing or causing to be performed the obligation in default, as the case may be, (iii) materially amend, supplement or otherwise modify the Assigned Agreement (as in effect on the date hereof), (iv) sell, assign or otherwise dispose of any part of its interest in the Assigned Agreement (provided, however, for avoidance of doubt, this clause (iv) shall not impair the ability of the Project Party to sell all or substantially all of its business or assets) or (v) petition, request or take
EXHIBIT O

3

any other legal or administrative action which seeks, or may reasonably be expected, to rescind, terminate or suspend or materially amend or modify the Assigned Agreement or any part thereof.
     (c) The Project Party shall deliver to the Collateral Agent at the address set forth on the signature pages hereof, or at such other address as the Collateral Agent may designate in writing from time to time to the Project Party, concurrently with the delivery thereof to the Company, a copy of each material notice, request or demand given by the Project Party pursuant to the Assigned Agreement that can reasonably be expected to cause the Conversion Date (as defined in the Credit Agreement) not to occur prior to the Outside Delivery Date (as defined in the Credit Agreement).
     (d) In the event that the Collateral Agent or its designee(s) succeeds to the Company’s interest under the Assigned Agreement, whether by foreclosure or otherwise, the Collateral Agent or its designee(s) shall assume liability for all of the Company’s obligations under the Assigned Agreement; provided, however (without limitation of the Project Party’s rights and remedies under the Assigned Agreement), that such liability shall not include any liability for claims of the Project Party against the Company arising from the Company’s failure to perform during the period prior to the Collateral Agent’s or such designee(s)’ succession to the Company’s interest in and under the Assigned Agreement. Except as otherwise set forth in the immediately preceding sentence, none of the Collateral Agent, the Administrative Agent or the other Secured Parties shall be liable for the performance or observance of any of the obligations or duties of the Company under the Assigned Agreement and the assignment of the Assigned Agreement by the Company to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement shall not give rise to any duties or obligations whatsoever on the part of the Collateral Agent or any of the Secured Parties owing to the Project Party.
     (e) Upon the exercise by the Collateral Agent of the remedies set forth in the Security Agreement, the Collateral Agent or its designees, as applicable, may assign its rights and interests and the rights and interests of the Company under the Assigned Agreement to any purchaser or transferee of the Project, if such purchaser or transferee shall assume all of the obligations of the Company under the Assigned Agreement. Upon such assignment and assumption, the Collateral Agent or its designee, as applicable, shall be relieved of all obligations under the Assigned Agreement arising after such assignment and assumption.
     (f) In the event that (i) the Assigned Agreement is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving the Company or (ii) the Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding involving the Company and, if within 90 days after such rejection or termination, the Collateral Agent or its designee(s) shall so request and shall certify in writing to the Project Party that it or its designee intends to perform the obligations of the Company as and to the extent required under the rejected or terminated Assigned Agreement, the Project Party will execute and deliver to the Collateral Agent or such designee(s) a new Assigned Agreement which shall be for the balance of the remaining
EXHIBIT O

4

term under the original Assigned Agreement before giving effect to such rejection or termination and shall contain the same conditions, agreements, terms, provisions and limitations as the original Assigned Agreement (except for any requirements which have been fulfilled by the Company and the Project Party prior to such rejection or termination). References in this Consent to Assignment to the “Assigned Agreement” shall be deemed also to refer to such new Assigned Agreement.
     (g) In the event that the Collateral Agent or its designee(s), or any purchaser, transferee, grantee or assignee of the interests of the Collateral Agent or its designee(s) in the Project assume or become liable under the Assigned Agreement (as contemplated in subsection (d), (e) or (f) above or otherwise), liability in respect of any and all obligations of any such party under the Assigned Agreement shall be limited solely to such party’s interest in the Project (and no officer, director, employee, shareholder or agent thereof shall have any liability with respect thereto).
          4. Arrangements Regarding Payments. All payments to be made by the Project Party to the Company under the Assigned Agreement shall be made in lawful money of the United States, directly to the Collateral Agent (Account No. ______, at the principal office of the Collateral Agent at [ADDRESS]), for deposit into the Accounts established under the Collateral Agency Agreement or to such other Person and/or at such other address as the Collateral Agent may from time to time specify in writing to the Project Party, and shall be accompanied by a notice from the Project Party stating that such payments are made under such Assigned Agreement. The Company hereby authorizes and directs the Project Party to make such payments as aforesaid and all parties hereto agree that each payment by the Project Party as specified in the preceding sentence of amounts due to the Company from the Project Party under the Assigned Agreement shall satisfy the Project Party’s corresponding payment obligation under the Assigned Agreement.
          5. Miscellaneous.
     (a) No failure on the part of the Collateral Agent or any of its agents or designee(s) to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
     (b) All notices, requests and other communications provided for herein and under the Assigned Agreement (including, without limitation, any modifications of, or waivers or consents under, this Consent to Assignment) shall be given or made in writing (including, without limitation, by facsimile transmission) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Consent to Assignment, all such communications shall be deemed to have been duly given when transmitted by
EXHIBIT O

5

facsimile transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
     (c) This Consent to Assignment may be amended or modified only by an instrument in writing signed by the parties hereto, and any provision of this Consent to Assignment may be waived only by the Collateral Agent. Any waiver shall be effective only for the specified purpose for which it was given.
     (d) This Consent to Assignment shall be binding upon and inure to the benefit of the respective successors and assigns of the Project Party, the Company, the Secured Parties and the Collateral Agent (provided, however, that the Project Party shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Agent (provided, however, for avoidance of doubt, this clause shall not impair the ability of the Project Party to sell all or substantially all of its business or assets)).
     (e) This Consent to Assignment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent to Assignment by signing any such counterpart. This Consent to Assignment shall become effective at such time as the Collateral Agent shall have received counterparts hereof signed by all of the intended parties hereto.
     (f) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
     (g) Headings appearing herein are used solely for convenience and are not intended to affect the interpretation of any provision of this Consent to Assignment.
     (h) EACH OF THE PROJECT PARTY AND THE COMPANY HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT TO ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PROJECT PARTY AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
EXHIBIT O

6

     (i) THE AGREEMENTS OF THE PARTIES HERETO ARE SOLELY FOR THE BENEFIT OF THE PROJECT PARTY, THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES, AND NO PERSON (OTHER THAN THE PARTIES HERETO, THE SECURED PARTIES AND THEIR SUCCESSORS AND ASSIGNS PERMITTED HEREUNDER) SHALL HAVE ANY RIGHTS HEREUNDER.
     (j) THIS CONSENT TO ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (k) EACH OF THE PROJECT PARTY, THE COMPANY AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT TO ASSIGNMENT OR THE ASSIGNED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
EXHIBIT O

7

          IN WITNESS WHEREOF, each of the undersigned by its officer duly authorized has caused this Consent and Agreement to be duly executed and delivered as of this [__] day of [__________].

[PROJECT PARTY]
By
Title:

Address for Notices:

Facsimile: Telephone No.: Attention:
EXHIBIT O

8

Acknowledged and Agreed:
MIRANT MARSH LANDING, LLC

By
Title:

Address for Notices:
Mirant Marsh Landing, LLC
c/o Mirant Corporation
1151 Perimeter Center West
Atlanta, Georgia 30338
Attn: J. William Holden III
Tel: 678-579-7728
Fax: 678-579-7332
Email: william.holden@mirant.com
with a copy to:
Mirant Marsh Landing, LLC
c/o Mirant Corporation
1151 Perimeter Center West
Atlanta, Georgia 30338
Attn: Steve Nickerson
Tel: 678-579-6440
Fax: 678-579-5951
Email: steve.nickerson@mirant.com
EXHIBIT O

9

Accepted and Agreed:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

By
Title:

By
Title:

Address for Notices:
Deutsche Bank Trust Company Americas
60 Wall Street
MSNYC 60-2710
NY, NY 10005
Attn: Trust and Securities Services
Project Finance — Account Manager
Tel: 212-250-7727
Fax: 732-578-4636
Email: yana.kislenko@db.com, li.jiang@db.com
:
EXHIBIT O

1

Accepted and Agreed:
THE ROYAL BANK OF SCOTLAND PLC,
as Administrative Agent

By
Title:

Address for Notices:
The Royal Bank of Scotland plc, as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Simon Mockford, Managing Director,
TPM, Power & Infrastructure Finance
Tel: 203-897-3719
Fax: 203-873-3365
Email: simon.mockford@rbs.com
with a copy to:
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Matthew Wilson, Senior Vice President,
Head of Banking Middle Office Americas
Tel: 203-897-7664
Fax: 203-873-5300
Email: matthew.wilson@rbs.com
EXHIBIT O

2

EXHIBIT P
TO
CREDIT AGREEMENT
Term of Subordination
     Section 1. Definitions. Terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement dated as of October 8, 2010 (the “Credit Agreement”) among Mirant Marsh Landing, LLC, a limited liability company duly organized under the laws of the State of Delaware (the “Borrower”), the Lenders party thereto, The Royal Bank of Scotland plc, as the Administrative Agent and Deutsche Bank Trust Company Americas, as the Collateral Agent for the Secured Parties. The rules of interpretation set out in Section 1.02 of the Credit Agreement shall apply to, and are hereby incorporated by reference in, these Terms of Subordination as if set out herein. For purposes of these Terms of Subordination, the following terms shall have the following respective meanings set out below:
     “Proceeding” means any: (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding, whether voluntary or involuntary, of or against the Borrower, its Property or its creditors as such; (b) proceeding for any liquidation, dissolution or other winding-up of the Borrower, whether voluntary or involuntary, and whether or not involving insolvency, receivership or bankruptcy proceedings; (c) general assignment for the benefit of creditors of the Borrower; or (d) other marshalling of the assets of the Borrower.
     “Senior Obligations” means all obligations and liabilities of any Loan Party arising under or in connection with a Financing Document, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter arising, in respect of: (i) the principal of and interest on all Loans, (ii) all amounts payable under any Permitted Swap Agreement, (iii) fees payable under any Financing Document, (iv) all other amounts payable by a Loan Party to any Agent, any Issuing Lender or any Lender pursuant any Financing Document, including any premium, reimbursements, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities (including all fees, charges, expenses and disbursements of counsel to any Agent, any Issuing Lender or any Lender) due and payable to any Agent, any Issuing Lender or any Lender and including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to a Loan Party and (v) the performance and observance of all of the covenants and agreements made by the Loan Party for the benefit of the Secured Parties under and in connection with any Financing Document.
     “Subordinated Indebtedness” means any unsecured Indebtedness which is contractually subordinated to the obligations of the Borrower under the Financing Documents pursuant to a subordination agreement containing the Terms of Subordination.
     “Subordinated Obligations” means any and all Indebtedness, liabilities and other obligations of the Borrower under or in respect of Subordinated Indebtedness, whether for principal, interest, premium, fees, costs, expenses, reimbursements, indemnities or other amounts
EXHIBIT P

(including any amounts owing in respect of a breach of the representations, warranties or covenants thereunder) in respect of any obligations, together with interest on any thereof accruing after the date of any filing by the Borrower of any petition in bankruptcy or the commencement of any Proceeding.
     “Subordinated Parties” means the holders from time to time of any Subordinated Obligations, including any transferee or assignee of any such holder.
     “Terms of Subordination” means the terms of subordination set out herein.
     Section 2. Subordinated Obligations; Preclusion of Remedies. To the extent and in the manner set out hereunder, the payment of any and all Subordinated Obligations is expressly and irrevocably made subordinate and junior in right of payment to the full and final prior payment in cash of all Senior Obligations. Notwithstanding anything to the contrary contained in any Financing Document or other agreement, document or instrument, each Subordinated Party hereby expressly agrees that it will not (nor will it allow or direct any other Person on its behalf to), until the occurrence of the Termination Date, ask, demand, make any claim for, institute any action or proceeding for, join any action or proceeding or otherwise exercise any remedy for, take, receive or accept from the Borrower, by set-off or in any other manner, payment (in whole or in part) of the Subordinated Obligations, nor shall it receive or accept any security therefor, whether or not any default shall have occurred under the Senior Obligations and whether or not any amount in respect of the Senior Obligations shall then be due and payable. A payment on the Subordinated Obligations shall be deemed to include any purchase, redemption or other acquisition by or on behalf of the Borrower of all or any portion of the Subordinated Obligations.
These Terms of Subordination shall constitute a continuing offer and inducement to all Secured Parties, and are made for the benefit of the Secured Parties, which are obligees hereunder and entitled to enforce their rights hereunder, without any act or notice of acceptance hereof or reliance hereon. These Terms of Subordination shall apply notwithstanding anything to the contrary contained in the Transaction Documents or otherwise.
No Subordinated Party shall take any action prejudicial to or inconsistent with the Secured Parties’ priority position over the Subordinated Parties created hereby and under the Security Documents, including any action which will hinder, delay or otherwise prevent any Secured Party from taking any action it deems necessary to enforce rights with respect to the Senior Obligations or the Lien of any Security Document. Additionally, no Subordinated Party shall take any action or otherwise act to contest or otherwise challenge on account of the Subordinated Obligations or otherwise: (a) the validity or priority of any Liens granted to, or for the benefit of, any Secured Party; (b) the relevant rights and duties of any Secured Party with respect to the Subordinated Parties on account of any Subordinated Obligations as established hereunder; or (c) any Secured Party’s exercise of remedies in accordance with the Financing Documents.
     Section 3. Payment of Proceeds Upon Proceeding. In the event of any Proceeding, then and in any such event:
EXHIBIT P

2

(a)	the Secured Parties shall be entitled to receive full and final payment in cash of all Senior Obligations, whether or not then otherwise due and payable, before any Subordinated Party shall be entitled to receive any payment or distribution on account of any Subordinated Obligation; and

(b)	any payment or distribution of assets of the Borrower (or of the estate created by the commencement of the Proceeding) of any kind or character, by set-off or otherwise (whether in cash, property, securities or other assets) to which any Subordinated Party would be entitled but for the provisions of these Terms of Subordination, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Borrower being subordinated to the payment of the Subordinated Obligations, shall be paid by the liquidating trustee, receiver, trustee in bankruptcy, or other Person making such payment or distribution directly to the Secured Parties (or to such agent(s) of the Secured Parties as they may from time to time designate in writing to the Subordinated Parties), to the extent necessary to make full and final payment in cash of all Senior Obligations, whether or not then otherwise due and payable, after giving effect to any concurrent payment or distribution to the Secured Parties, before any Subordinated Party shall be entitled to receive any payment or distribution on account of any Subordinated Obligation.
     Section 4. Payment to Secured Parties of Certain Amounts Received by Subordinated Party. In the event that, notwithstanding the provisions of these Terms of Subordination, any Subordinated Party on account or in respect of the Subordinated Obligations receives, before the Termination Date, any payment or distribution of assets of the Borrower or by or on behalf of the Borrower of any kind or character, whether in cash, property, securities or other assets, including without limitation any such payment or distribution arising out of the exercise by any Subordinated Party of a right of set-off or counterclaim and any such payment or distribution received by reason of any other Indebtedness of the Borrower being subordinated to the Subordinated Obligations, then, and in such event, such payment or distribution shall be held by the recipient thereof in trust (as property of the Secured Parties) for the benefit of, and shall immediately upon receipt be paid over or delivered to, the Collateral Agent, in precisely the form received, for application to the Senior Obligations in accordance the terms of the Financing Documents.
     Section 5. Authorizations to the Secured Parties. Each Subordinated Party:
(a)	irrevocably authorizes and empowers (but without imposing any obligation on) the Secured Parties (or such agent(s) thereof as they may from time to time designate) to demand, sue for, collect, receive and provide a receipt for all payments and distributions on or in respect of its Subordinated Obligations (including all payments and distributions which may be payable or deliverable pursuant to the terms of any Indebtedness subordinated to the Subordinated Obligations) that are required to be paid or delivered to the Secured Parties (or any such agent(s) thereof) as provided herein, and to file proofs of claim and otherwise prove all claims therefor and take all such other action, in the name of such Subordinated Party or otherwise, as the Secured Parties (or such agent(s) thereof as they may from time to time designate) may determine to be necessary or appropriate
EXHIBIT P

3

for the enforcement of these Terms of Subordination; provided that no Secured Party or representative thereof shall file claims or proofs of claim with respect to the Subordinated Obligations (and any such Indebtedness subordinated to the Subordinated Obligations) in any Proceeding unless the Subordinated Party shall have failed to file such claims or proofs of claim, in form and substance satisfactory to the Secured Parties, at least 30 days prior to the deadline for any such filing; and
(b)	irrevocably authorizes and empowers (but without imposing any obligation on) the Secured Parties (or such agent(s) thereof as they may from time to time designate) to vote the Subordinated Obligations (and any such Indebtedness subordinated to the Subordinated Obligations), including to vote the same in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension or any other matter which may come before any meeting of creditors of the Borrower generally or in connection with, or in anticipation of, any insolvency or bankruptcy case or Proceeding, or any proceeding under any laws relating to the relief of debtors, in such manner as the Secured Parties (or any such agent(s) thereof) shall determine appropriate in their sole discretion; and

(c)	agrees to execute and deliver to the Secured Parties (or such agent(s) thereof as they may from time to time designate in writing) all such further instruments confirming the above authorizations, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and to take all such other action as may be requested by the Secured Parties (or any such agent(s) thereof) in order to enable the Secured Parties (or any such agent(s) thereof) to enforce all claims upon or in respect of the Subordinated Obligations; and

(d)	irrevocably waives (in its capacity as a holder of Subordinated Obligations) all rights in a Proceeding to object to, vote against, oppose or otherwise interfere with: (i) any plan of reorganization filed in such case with the support of the Secured Parties or (ii) any motion, stipulation, or complaint filed in such case with the support of the Secured Parties; and

(e)	irrevocably authorizes and empowers the Secured Parties (or such agent(s) thereof as they may designate from time to time) on its behalf to take such action as may be necessary or appropriate to effectuate these Terms of Subordination.
     Section 6. No Payment. Each Subordinated Party hereby agrees that, until the Termination Date: (a) no payment whatsoever on account of any of the Subordinated Obligations or any judgment with respect thereto (and no payment on account of the purchase or redemption or other acquisition of the Subordinated Obligations) shall be made by or on behalf of the Borrower; and (b) no Subordinated Party shall: (i) ask, demand, sue for, take or receive from the Borrower, by set-off or in any other manner, payment of any of the Subordinated Obligations; or (ii) commence or join with any other creditor or creditors of the Borrower in commencing any Proceedings against the Borrower or any shareholder thereof or seek any other remedy allowed at law or in equity against the Borrower for breach of the Borrower’s obligations under the instruments evidencing or representing any Subordinated Obligations. Notwithstanding the
EXHIBIT P

4

foregoing, payment by the Borrower of or in respect of the Subordinated Obligations may be made, and the Subordinated Parties may take or receive from the Borrower, by set-off or in any other manner, or retain payment (in whole or in part) of the Subordinated Obligations, to the extent (and at such times) that (a) the Borrower is entitled to make Restricted Payments under Section 6.07 of the Credit Agreement or (b) the Borrower is entitled to transfer any amount out of the Distribution Account in accordance with Section 3.03(h) of the Collateral Agency Agreement.
In the event that, notwithstanding the provisions of this Section 6, any Subordinated Party shall have received any payment or security prohibited by the provisions of this Section 6, including any such payment arising out of the exercise by any Subordinated Party of a right of set-off or counterclaim or any such payment received by reason of other Indebtedness of the Borrower being subordinated to the Subordinated Obligations, then, and in any such event, the provisions of Section 4 above shall apply.
The provisions of this Section 6 shall not alter the rights of the Secured Parties under the provisions of Section 3 hereof or otherwise.
     Section 7. Provisions Solely to Define Relative Rights. The provisions of these Terms of Subordination are intended solely for the purpose of defining the relative rights of the Subordinated Parties, on the one hand, and the Secured Parties, on the other hand. Nothing contained in these Terms of Subordination relating to the Subordinated Obligations is intended to or shall:
(a)	impair, as among the Borrower, its creditors other than the Secured Parties, and the Subordinated Parties, the obligation of the Borrower, which is absolute and unconditional, to pay to the Subordinated Parties (subject to the rights of the Secured Parties) the Subordinated Obligations as and when the same shall become due and payable in accordance with their terms; or

(b)	affect the relative rights of the Subordinated Parties and creditors of the Borrower other than the Secured Parties; or

(c)	vitiate or otherwise affect the occurrence of a default in respect of the Subordinated Obligations to the extent that any failure to make a payment of any Subordinated Obligation by reason of these Terms of Subordination would otherwise constitute such a default; or

(d)	prevent any of the Subordinated Parties from exercising all remedies otherwise permitted by applicable law upon default in respect of the Subordinated Obligations, subject to the rights, if any, of the Secured Parties under these Terms of Subordination to receive the cash, property, securities or other assets of the Borrower received upon the exercise of any such remedy.
     Section 8. Waivers; No Waiver of Subordination Provisions.
EXHIBIT P

5

(a)	Specific Performance. The Secured Parties are hereby authorized to demand specific performance of the undertakings set out in these Terms of Subordination, whether or not the Company shall have complied with the provisions hereof applicable to it, at any time when any of the Subordinated Parties shall have failed to comply with any provision hereof applicable to it.

(b)	Waiver by Subordinated Party. Each Subordinated Party hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Secured Parties. Each Subordinated Party further waives presentment, notice and protest in connection with all negotiable instruments evidencing Senior Obligations or Subordinated Obligations to which the Subordinated Parties may be a party, notice of the acceptance of these Terms of Subordination by any Secured Party, notice of any loan made, extension granted or other action taken in reliance hereon, all demands and notices of every kind in connection with these Terms of Subordination, the Senior Obligations or time of payment of Senior Obligations or Subordinated Obligations and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

(c)	No impairment of Rights of Secured Parties.
(i)	No right of any Secured Party to enforce subordination as herein provided shall at any time in any way be prejudiced, impaired or waived by any act or failure to act on the part of the Borrower or any Subordinated Party or by any act or failure to act or any delay in exercising any right, remedy or power hereunder by any Secured Party, or by any non-compliance by the Borrower or any Subordinated Party with the terms, provisions and covenants of these Terms of Subordination, regardless of any knowledge thereof any Secured Party may have or otherwise be charged with. Each and every right, remedy and power hereby granted to the Secured Parties or allowed to the Secured Parties by law or other agreements shall be cumulative and not exclusive the one of any other, and may be exercised by the Secured Parties from time to time.

(ii)	Without in any way limiting the generality of the foregoing paragraph, the occurrence of any one or more of the following (with or without the consent of or notice to any Subordinated Party), shall not cause any Secured Party to incur any obligation to any Subordinated Party and shall not impair or release the subordination provided in these Terms of Subordination or the obligations hereunder of any Subordinated Party to the Secured Parties, even if any right of reimbursement or subrogation or other right or remedy of the Subordinated Parties is extinguished, affected or impaired thereby:
(A)	at any time or from time to time, the time for any performance of or compliance with any Subordinated Obligation or any Senior Obligation shall be extended, or such performance or compliance shall be waived;
EXHIBIT P

6

(B)	the terms, covenants or obligations relating to any Senior Obligation are in any way amended, modified or supplemented (including pursuant to any amendment, modification or supplement to any Financing Document or any document or instrument relating to any of the foregoing);

(C)	the maturity of any Subordinated Obligation or any Senior Obligation shall be accelerated, or any Subordinated Obligation shall be modified, supplemented or amended in any respect (regardless of whether the consent of the Secured Parties shall be given pursuant to Section 9 below);

(D)	any Lien or guarantee shall be granted to, or in favor of, any Secured Party as security for any Senior Obligation (regardless of whether any such Lien shall be perfected or whether any such guarantee shall be valid or shall at any time be released);

(E)	any Lien shall be granted to, or in favor of, any Subordinated Party as security for any Subordinated Obligation (regardless of whether any such Lien shall be perfected);

(F)	the assignment or transfer of any Secured Party’s rights under or interest in any Senior Obligation; or

(G)	any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subordinated Party.
(iii)	Without in any way limiting the generality of the foregoing paragraph (ii), any Secured Party may, at any time and from time to time, without the consent of or notice to the Subordinated Parties, without incurring any obligation to the Subordinated Parties, and without impairing or releasing the subordination provided herein or the obligations hereunder of the Subordinated Parties, do any one or more of the following, even if any right of reimbursement or subrogation or other right or remedy of the Subordinated Parties is extinguished, affected or impaired thereby:
(A)	change the manner, place or terms of payment of or extend the time of payment of, or renew or alter, Senior Obligations owed to it or any collateral security or guarantee therefor, or otherwise amend or supplement in any manner, or enter into any compromise or settlement in respect of, the Senior Obligations owed to it or any instrument evidencing the same or any agreement under which any Senior Obligations owed to them are outstanding;

(B)	sell, exchange, release, enforce, delay in enforcing, or otherwise deal with any property pledged, mortgaged or otherwise securing any Senior Obligations owed to it;
EXHIBIT P

7

(C)	release any Person liable in any manner for any Senior Obligations owed to it (including any guarantor thereof); and

(D)	exercise or refrain from exercising any rights against the Borrower and any other Person.
(d)	Waiver of Notice. Each Subordinated Party unconditionally waives notice of the incurring of any Senior Obligations or any part thereof.
     Section 9. Certain Agreements Relating to Subordinated Obligations. Each Subordinated Party hereby agrees that it will not, without the prior written consent of the Secured Parties (or such agent(s) thereof as they may from time to time designate), amend, modify, supplement or otherwise alter any Subordinated Obligation or any document or instrument relating thereto in a manner that is inconsistent with the Financing Documents or these Terms of Subordination.
     Section 10. Reinstatement. The obligations of the Subordinated Parties under these Terms of Subordination shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Obligations, or any other payment to any Secured Party in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Obligations upon the occurrence of any Proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its Property, or otherwise, all as though such payment had not been made.
     Section 11. Bankruptcy. These Terms of Subordination shall remain in full force and effect as between the Subordinated Parties and Secured Parties notwithstanding the occurrence of any Proceeding affecting the Borrower.
     Section 12. Rights Acquired by Virtue of Subrogation. Subject to, and only after, the occurrence of the Termination Date and subject to the final sentence of this paragraph, the Subordinated Parties shall be subrogated (equally and ratably with the holders of all Indebtedness of the Borrower that by its express terms is subordinated to the Senior Obligations to the same extent as the Subordinated Obligations are subordinated thereto and that is entitled to like rights of subrogation) to the rights of the Secured Parties to receive payments and distributions of cash, property and securities applicable to the Senior Obligations until the principal of, and interest and premium (if any) on, the Subordinated Obligations shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the Secured Parties of any cash, property or securities to which the Subordinated Parties would be entitled except for the provisions of these Terms of Subordination, and no payments pursuant to the provisions of these Terms of Subordination to the Secured Parties by the Subordinated Parties, shall, as among the Borrower, its creditors other than the Secured Parties, and the Subordinated Parties, be deemed to be a payment or distribution by the Borrower to or on account of the Senior Obligations. No payment or distribution to the Secured Parties pursuant to these Terms of Subordination shall entitle the Subordinated Parties to exercise any rights acquired directly or
EXHIBIT P

8

indirectly by virtue of assignment, subrogation or otherwise in respect of the Subordinated Obligations until the termination of the Financing Documents.
     Section 13. Amendments. Notwithstanding anything to the contrary in these Terms of Subordination or any agreement into which they are incorporated, these Terms of Subordination may be waived, modified, amended or otherwise changed only by a written agreement signed by the parties hereto.
     Section 14. Submission to Jurisdiction; Waivers.
(a)	Any legal action or proceeding with respect to these Terms of Subordination or any Financing Document shall, except as provided in clause (c) below, be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

(b)	Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to these Terms of Subordination or any Financing Document brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)	Nothing in this Section 14 shall limit the right of the Secured Parties to refer any claim against any Subordinated Party to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.
     Section 15. WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THESE TERMS OF SUBORDINATION OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THESE TERMS OF SUBORDINATION, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THESE TERMS OF SUBORDINATION MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY
EXHIBIT P

9

COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     Section 16. Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient as specified in Section 9.01 of the Credit Agreement or, if such recipient is not party to the Credit Agreement, at the “Address for Notices” specified beneath its name on the signature pages to the agreement containing these Terms of Subordination or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in these Terms of Subordination, all such communications shall be effective when received by the addressee thereof during business hours on a business day in such addressee’s location.
     Section 17. Service of Process. Each Subordinated Party irrevocably consents to service of process in the manner provided for notices in Section 16. Each Subordinated Party not organized in the United States of America or a State thereof (each such Subordinated Party, a “Foreign Party”) hereby irrevocably appoints [_____] (the “Process Agent”) with an office on the date hereof at [_____], as its agent to receive on behalf of such Foreign Party and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to such Foreign Party in care of the Process Agent at the Process Agent’s above address, and such Foreign Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Foreign Party also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Foreign Party at its address specified pursuant to Section 16 (such service to be effective seven days after mailing thereof). Each Foreign Party covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to continue to act as such. Nothing in these Terms of Subordination will affect the right of any party under these Terms of Subordination to serve process in any other manner permitted by law.
     Section 18. Governing Law. These Terms of Subordination, and the rights and obligations of the parties under these Terms of Subordination, shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
EXHIBIT P

10

SCHEDULE I
TO
CREDIT AGREEMENT
Commitments

	Term Loan	Term Loan
	Commitment ($)	Commitment ($)	PPA Letter of Credit	DSR Letter of Credit
Name of Lender	Tranche A	Tranche B	Commitment ($)	Commitment ($)
The Royal Bank of Scotland plc	$16,910,000	—	$50,075,000	—
Royal Bank of Canada	$16,910,000	—	$50,075,000	—
WestLB AG, New York Branch	$20,765,350	$46,219,650	—	—
ING Capital LLC	$4,405,100	$9,804,900	—	$49,790,000
Union Bank, N.A.	$20,765,350	$46,219,650	—	—
Dexia Credit Local, New York Branch	$15,500,000	$34,500,000	—	—
Credit Agricole Corporate and Investment	$19,840,000	44,160,000	—	—
Siemens Financial Services, Inc.	—	$55,000,000	—	—
CoBank, ACB	$19,840,000	$44,160,000	—	—
Metropolitan Life Insurance Company	$20,064,200	$64,935,800	—	—
TOTAL	$155,000,000	$345,000,000	$100,150,000	$49,790,000
SCHEDULE I

SCHEDULE 2.08
TO
CREDIT AGREEMENT
Term Loan Amortization Schedule

Term Loan
Principal	Schedule A(1)		Schedule B (2)		Schedule C(3)
Payment	Principal Payment Amount		Principal Payment Amount		Principal Payment Amount
Date	Tranche A	Tranche B	Tranche A	Tranche B	Tranche A	Tranche B
9/30/13	11,964,593	2,673,750	—	—	—	—
12/31/13	12,028,289	500,000	2,378,211	1,470,563	—	—
3/31/14	6,410,761	1,200,000	6,059,512	1,423,125	841,250	872,083
6/30/14	120,463	650,000	59,463	700,000	161,644	500,000
9/30/14	16,746,319	4,450,000	18,965,952	2,100,000	19,774,785	1,200,000
12/31/14	10,005,500	2,645,000	11,084,640	1,454,750	11,467,149	881,667
3/31/15	5,122,195	2,587,500	6,114,569	1,423,125	6,525,272	862,500
6/30/15	89,125	1,200,000	94,287	1,100,000	196,333	872,083
9/30/15	17,770,667	4,200,000	20,053,801	1,800,000	20,770,219	881,667
12/31/15	9,736,724	2,645,000	10,765,944	1,454,750	12,037,351	881,667
3/31/16	4,748,917	2,616,250	5,708,399	1,438,938	6,982,896	872,083
6/30/16	170,561	1,800,000	377,857	1,438,938	740,722	872,083
9/30/16	19,306,904	3,400,000	21,158,018	1,454,750	21,501,692	881,667
12/31/16	10,163,643	2,645,000	11,422,811	1,454,750	11,790,834	881,667
3/31/17	5,295,259	2,587,500	6,122,847	1,500,000	6,821,968	862,500
6/30/17	281,852	2,200,000	734,048	1,500,000	1,137,769	872,083
9/30/17	20,289,588	3,100,000	21,801,850	1,500,000	22,088,047	881,667
12/31/17	4,748,641	8,887,350	12,097,794	1,307,260	12,162,069	1,004,475
3/31/18	—	8,327,208	—	8,283,379	—	7,948,193
6/30/18	—	2,933,603	—	2,847,398	—	2,597,963
9/30/18	—	23,463,904	—	24,189,427	—	23,142,994
12/31/18	—	13,838,077	—	14,140,469	—	13,467,265
3/31/19	—	8,957,286	—	8,871,879	—	8,304,967
6/30/19	—	3,806,994	—	3,531,577	—	3,062,695
9/30/19	—	24,254,551	—	24,228,497	—	23,764,238
12/31/19	—	14,696,898	—	14,496,041	—	14,161,994
3/31/20	—	9,584,597	—	9,480,840	—	9,192,845
6/30/20	—	4,505,822	—	4,198,351	—	4,099,198
9/30/20	—	25,149,169	—	25,101,155	—	24,588,213
12/31/20	—	15,498,179	—	15,262,550	—	14,900,391
3/31/21	—	10,544,975	—	10,249,262	—	9,951,779
6/30/21	—	5,450,412	—	5,124,173	—	4,831,527
9/30/21	—	26,246,039	—	26,179,747	—	25,639,115
12/31/21	—	16,533,595	—	16,276,148	—	15,893,344
3/31/22	—	11,596,404	—	11,280,040	—	10,896,939
6/30/22	—	6,570,289	—	6,225,535	—	5,807,181
9/30/22	—	27,420,863	—	27,333,880	—	26,763,003
12/31/22	—	17,624,973	—	17,377,006	—	16,964,232
SCHEDULE 2.08

Term Loan
Principal	Schedule A(1)		Schedule B (2)		Schedule C(3)
Payment	Principal Payment Amount		Principal Payment Amount		Principal Payment Amount
Date	Tranche A	Tranche B	Tranche A	Tranche B	Tranche A	Tranche B
3/31/23	—	12,897,042	—	12,338,481	—	11,984,022
6/30/23	—	5,111,769	—	7,482,760	—	6,884,999
9/30/23	—	—	—	25,980,456	—	27,999,125
12/31/23		—	—	—	—	18,073,888
Total	155,000,000	345,000,000	155,000,000	345,000,000	155,000,000	345,000,000

(1)	Schedule A applies if the Conversion Date occurs on or prior to June 30, 2013.

(2)	Schedule B applies if the Conversion Date occurs on or following July 1, 2013 and prior to October 1, 2013.

(3)	Schedule C applies if the Conversion Date occurs on or following October 1, 2013 and prior to January 1, 2014.
SCHEDULE 2.08

2

SCHEDULE 3.05
TO
CREDIT AGREEMENT
Governmental Approvals
Part A Approvals
1.	California Energy Commission decision approving the application for certification for the Project and granting a license to construct and operate the Project (“CEC Decision”)

2.	Authority to Construct by BAAQMD

3.	Federal Aviation Administration Determination of No Hazard to Air Navigation
Part B Approvals
1.	Permit to Operate by BAAQMD (to be obtained prior to operating equipment)

2.	Clean Air Act Title IV Permit by BAAQMD (Acid Rain Permit) (application to be filed with BAAQMD at least 24 months prior to first fire)

3.	Clean Air Act Title V Permit by BAAQMD (to be obtained within 12 months after commencing operation)

4.	FERC Order Granting Market Based Rate Authorization (to be obtained prior to start-up or testing of the Project or generating electricity from the Project)

5.	FERC Acceptance or Issuance of Certification of Exempt Wholesale Generator Status (to be obtained prior to start-up or testing of the Project or generating electricity from the Project)

6.	FERC Approval of Executed CAISO Interconnection Agreement (to be obtained by CAISO after execution of the LGIA)

7.	FERC Approval of Executed Participating Generator Agreement and Meter Service Agreement (to be obtained by CAISO after execution of these documents)

8.	Additional Governmental Approvals Identified in the CEC Decision or otherwise required in the ordinary course of business, including the following:
a.	BAAQMD notification materials, acknowledgment letter and job number assigned by BAAQMD for the project demolition activities (to be obtained not less than 10 days prior to commencement of Project-related structure demolition)

b.	Contractors permit for well installation (to be obtained prior to installing wells)

c.	Certificates of Occupancy from the Chief Building Official (Contra Costa County) (CBO) (to be obtained prior to permanent occupancy of buildings)

d.	Contractors permits for construction, including grading and drainage, excavation, fire protection, building and Notice of Intent for CA Statewide General Construction Storm Water Permit (State Water Resources Control Board Order No. 2009-0009-DWQ) (application for grading permit to be submitted at least 30 days prior to grading; others to be obtained as specified in the CEC Decision or by the CBO).

e.	Other CBO approvals to be obtained as specified in the CEC Decision
SCHEDULE 3.05

f.	Contractors transportation-related permits (including heavy haul permits) for transportation of equipment to the site (to be obtained prior to transporting equipment).

g.	Notice of Intent to Comply with the General National Pollutant Discharge Elimination System Permit for Discharges of Storm Water Associated with Construction Activity, and California Statewide General Industrial Storm Water Permits (State Water Resources Control Board Order No. 97-03-DWQ) (to be submitted 30 days prior to site mobilization)

h.	Notice of Intent to obtain coverage under Central Valley Regional Water Quality Control Board Order No. R5-2008-0081 for Waste Discharge Requirements for Dewatering and Other Low Threat Discharges to Surface Water (to be submitted prior to any groundwater discharge or dewatering activities)

i.	Evidence from Contra Costa County that the site-specific Drainage, Erosion, and Sedimentation Control Plan meets the requirements of the Contra Costa County Clean Water Program (to be provided 30 days prior to site mobilization)

j.	Contra Costa Business License (to be obtained before engaging in business in the unincorporated area of the county)

k.	United States Environmental Protection Agency hazardous waste generator identification number (to be obtained prior to starting construction)

l.	Agreement and/or permit for sewer service from City of Antioch (to be obtained prior to completing the connection to the sewer line)

m.	Executed Wastewater Discharge Agreement and any required industrial wastewater discharge permit from Delta Diablo Sanitation District (to be obtained no later than 60 days prior to completing the connection to DDSD’s wastewater pipeline)

n.	Permit for crane operation (to be obtained prior to the start of construction)

o.	Pressure vessel permit (to be obtained prior to the vessels being placed in service)

p.	Potable water connection permit (to be obtained prior to installing connection with potable water system)

q.	Certification to Store Hazardous Materials (Hazardous Materials Business Plan) by County Health Services Department (to be obtained at least 30 days prior to receiving hazardous materials on site)

r.	Approval of Risk Management Plan and off-site consequence analysis by County Health Services Department (to be obtained at least 30 days prior to delivery of aqueous ammonia to the site)

s.	Approval of Spill Prevention, Control, and Countermeasure Plan by Contra Costa County Health Services Department for management of hazardous materials (to be obtained at least 30 days prior to receiving hazardous materials on site for commissioning or operations)

t.	Any approvals required from California Environmental Protection Agency Department of Toxic Substances Control as specified in the CEC Decision (to be obtained at least 30 days prior to the start of any soil excavation or grading)

u.	Encroachment permit for construction within County/City right-of-way (to be obtained prior to starting construction in any County/City right-of-way)

v.	Waiver by the City of Antioch allowing heavy equipment operation and noisy construction work relating to the Project to take place earlier or later than times listed in CEC Decision (to be obtained prior to ground disturbance if construction activities will take place outside the specified times)
SCHEDULE 3.05

2

w.	Approval by the Contra Costa County Public Works Department and the City of Antioch Engineering Department of the construction traffic control plan (to be provided at least 60 days prior to the start of site mobilization)

x.	Approval by Contra Costa County of a lighting mitigation plan (process to be commenced at least 90 days prior to ordering any permanent exterior lighting)

y.	Compliance with certification, verification and other filing requirements specified in California Public Utilities Commission General Order 167 (to be provided when the Project is interconnected and capable of operating in parallel with the electric system)
SCHEDULE 3.05

3

SCHEDULE 3.07
TO
CREDIT AGREEMENT
Litigation
None.
SCHEDULE 3.07

SCHEDULE 3.09
TO
CREDIT AGREEMENT
Environmental Matters
None.
SCHEDULE 3.09

SCHEDULE 3.13
TO
CREDIT AGREEMENT
Information
1.	The Information Memorandum;

2.	The information posted as of October 8, 2010 on the Intralinks site maintained by the Borrower to which the Lead Arrangers had access, excluding (1) the documents under folders 01.; 02.01; 02.02; 02.03; 03.03.04.01; 03.03.04.02; 03.04.01; 03.04.02; 03.04.06; 03.04.07; 03.04.08; 04.03; 07.01; and 07.02 and (2) documents nos. 02.05.01 — .03; 02.06.01; 04.01.01 and 04.01.03 — .10; 04.02.01; and 04.04.01 — 04.04.06.
SCHEDULE 3.13